As filed with the U.S. Securities and Exchange Commission on May 23, 2025.

Registration No. 333-286140

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Zhibao Technology Inc.
(Exact name of Registrant as specified in its charter)

Not Applicable
(Translation of Registrant’s name into English)

Cayman Islands	6411	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification number)

Floor 3, Building 6, Wuxing Road, Lane 727
Pudong New Area, Shanghai 201204
Tel: +86 (21) -5089-6502
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive office)

Puglisi & Associates
850 Library Avenue, Suite 204
Newark, DE 19711
Tel: (302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard I. Anslow, Esq.
Lijia Sanchez, Esq.
Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, NY 10105
Tel: (212) 370-1300

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The Selling Shareholder named in this prospectus may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and the Selling Shareholder is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion, DATED May 23, 2025

Up to 8,865,249 Class A Ordinary Shares
Issuable upon Conversion of a Senior Secured Convertible Promissory Note

Up to 686,677 Class A Ordinary Shares
Issuable upon Exercise of Warrants

Zhibao Technology Inc.

This prospectus relates to the resale, from time to time, by an institutional investor (the “Investor” or “Selling Shareholder”) of the following securities:

●	Up to 8,865,249 Class A ordinary shares, par value $$0.0001 per share of Zhibao Technology Inc., a Cayman Islands exempted company (the “Company”), which the Investor may acquire upon the full conversion of a senior secured 10% original issue discount convertible promissory note (as amended by the Amendment to the Second Tranche Note, the “Second Tranche Note”, together with the First Tranche Note (as defined below), the “Notes”), which the Company issued to the Investor on February 14, 2025 (the “First Closing of Second Tranche”), as amended by the Amendment to the Second Tranche Note, dated May 7, 2025, adjusting the date of maturity of the Second Tranche Note to February 13, 2026 (the “Amendment to the Second Tranche Note”), pursuant to the terms and condition of a securities purchase agreement, dated as of September 23, 2024, by and between the Company and the Investor (the “Securities Purchase Agreement”), as amended by a letter agreement entered into by the Company and the Investor, dated as of February 14, 2025 (the “A&R Securities Purchase Agreement”);

●

Up to additional 50,146 Class A ordinary shares, the difference between the 74,451 warrants with an initial exercise price of $4.71 per share issued initially to the Investor on September 23, 2024 and the as-adjusted 124,597 warrants with an adjusted exercise price of $ 2.8144 per share, which the Investor may acquire upon the exercise of the warrants issued to the Investor by the Company (the “Additional First Closing of First Tranche Warrant”) at the first closing of the First Tranche Financing (as defined below) on September 23, 2024 (the “First Closing of First Tranche”); the adjustment is due to the issuance of 240,000 warrants issued to the Investor as consideration for entry into the Waiver Agreement (as defined below);

●	Up to additional 46,825 Class A ordinary shares, the difference between the 79,599 warrants with an initial exercise price of $4.47 per share issued initially to the Investor on October 1, 2024 and the as-adjusted 126,424 warrants with an adjusted exercise price of $ 2.8144 per share, which the Investor may acquire upon the exercise of the warrants issued to the Investor by the Company (the “Additional Second Closing of First Tranche Warrant”) at the first closing of the First Tranche Financing (as defined below) on October 1, 2024 (the “Second Closing of First Tranche”);

●	Up to 184,788 Class A ordinary shares, which the Investor may acquire upon the exercise of the warrants issued to the Investor by the Company (the “Third Closing of First Tranche Warrant”) at the third closing of the First Tranche Financing (as defined below) on December 11, 2024 (the “Third Closing of First Tranche”);

●

Up to 202,459 Class A ordinary shares, which the Investor may acquire upon the exercise of the warrants issued to the Investor by the Company on February 14, 2025, in connection with the First Closing of Second Tranche (as defined below) (the “First Closing of Second Tranche Warrant”); and

●

Up to 202,459 Class A ordinary shares, equal to 100% of the shares exercisable under the First Closing of Second Tranche Warrant, that Investor may acquire upon the exercise of the warrants that the Company may issue to the Investor in the future second closing of the Second Tranche (the “Second Closing of Second Tranche Warrant”, together with the Additional First Closing of First Tranche Warrant, Additional Second Closing of First Tranche Warrant, Third Closing of First Tranche Warrant and First Closing of Second Tranche Warrant, the “L1 Warrants”), to be consummated upon the effectiveness of this registration statement, as contemplated under the A&R Securities Purchase Agreement, subject to certain terms and conditions.

We are not selling any securities under this prospectus, and we will not receive proceeds from the sale of our Class A ordinary shares by the Selling Shareholder. However, we may receive proceeds from the cash exercise of the L1 Warrants, which, if exercised in cash at the following current applicable exercise price or assumed exercise price:

●	$3.25 per share with respect to 184,788 Class A ordinary shares issuable upon exercise of the Third Closing of First Tranche Warrant;

●	$2.8144 per share with respect to 50,146 Class A ordinary shares issuable upon exercise of the Additional First Closing of First Tranche Warrant;

●	$2.8144 per share with respect to 46,825 Class A ordinary shares issuable upon exercise of the Additional Second Closing of First Tranche Warrant;

●	$1.69964 per share with respect to 202,459 Class A ordinary shares issuable upon exercise of the First Closing of Second Tranche Warrant; and

●

$1.69964 per share (as the assumed exercise price equal to 100% of the exercise price of the First Closing of Second Tranche Warrant) with respect to 202,459 Class A ordinary shares issuable upon exercise of the Second Closing of Second Tranche Warrant that the Company may issue to the Investor in future closing of the Second Tranche Financing.

would result in gross proceeds to us of approximately $1.6 million. See “Use of Proceeds” beginning on page 65 and “Plan of Distribution” beginning on page 72 of this prospectus for more information.

We will pay the expenses of registering the Class A ordinary shares offered by this prospectus, but all selling and other expenses incurred by the Selling Shareholder will be paid by the Selling Shareholder. The Selling Shareholder may sell our Class A ordinary shares offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under “Plan of Distribution.” The prices at which the Selling Shareholder may sell shares will be determined by the prevailing market price for our Class A ordinary shares or in negotiated transactions.

Our Class A ordinary shares are traded on the Nasdaq Capital Market, or Nasdaq, under the symbol “ZBAO.” On May 20, 2025, the last reported sale price for our Class A ordinary shares was $1.11 per share.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. We are also a “controlled company” under the Nasdaq Rules. See “Prospectus Summary — Implications of Being an Emerging Growth Company”, “Prospectus Summary — Implications of Being a Foreign Private Issuer” and “Prospectus Summary — Implications of Being a Controlled Company.”

We currently have two classes of ordinary shares outstanding: Class A ordinary shares and Class B ordinary shares. The rights of the holders of our Class A ordinary shares and Class B ordinary shares are identical, except with respect to voting and conversion. Each Class A ordinary share is entitled to one vote and each Class B ordinary share is entitled to twenty votes. Each Class B ordinary share is convertible into one Class A ordinary share at the option of the holder of such Class B ordinary share at any time, but Class A ordinary shares shall not be convertible into Class B ordinary shares under any circumstances. Upon any transfer of Class B ordinary shares by a holder to any person or entity other than holders of Class B ordinary shares or their affiliates, such Class B ordinary shares shall be automatically and immediately converted into the equivalent number of Class A ordinary shares. Holders of Class A ordinary shares and Class B ordinary shares will vote together as a single class on all matters submitted to vote of our shareholders, unless otherwise required by law or our amended and restated memorandum and articles of association.

We may rely on dividends and other distributions on equity paid by our PRC Subsidiaries for our cash and financing requirements and we expect that our distribution of earnings or settlement of amounts owed will be done through our PRC Subsidiaries. If any of our PRC Subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to us. For a description of factors that may affect the ability of our PRC subsidiaries to transfer cash or assets to us, see” Prospectus Summary — Dividend and Other Distributions or Assets Transfer among Zhibao and Its Subsidiaries” on page 10. See “Risk Factors — Risks Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC Subsidiaries to fund any cash and financing requirements we may have, and the PRC Subsidiaries’ restrictions on paying dividends or making other payments to us could restrict our ability to satisfy our liquidity requirements and have a material and adverse effect on our ability to conduct our business” on page 37.

Investors are cautioned that we are not a PRC operating company but a Cayman Islands holding company with operations conducted by our PRC Subsidiaries in China, and that you are purchasing shares of Zhibao, a Cayman Islands holding company instead of purchasing equity securities of our PRC Subsidiaries that have business operations in China and you may never hold any equity interests in our PRC Subsidiaries in China. We control and receive the economic benefits of our PRC Subsidiaries’ business operation, if any, through equity ownership. We do not have, nor had we ever, have a variable interest entity (“VIE”) structure. Our corporate structure, i.e., a Cayman Islands holding company with operations conducted by our PRC Subsidiaries, involves unique risks to investors. The PRC regulatory authorities could disallow this structure, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including a significant decline in the value of such securities or such securities becoming worthless.

Investing in our securities involves a high degree of risk. Before buying any Class A ordinary shares, you should carefully read the discussion of the material risks of investing in our Class A ordinary shares under the heading “Risk Factors” beginning on page 23 of this prospectus and “Item 3. Key Information — D. Risk Factors” in our annual report on Form 20-F for the fiscal year ended June 30, 2024 (the “2024 Annual Report”) filed with the U.S. Securities and Exchange Commission (“SEC”) on October 31, 2024 for more information.

There are significant legal and operational risks associated with having operating structure as a Cayman Islands holding company with substantially all of operations conducted by our PRC Subsidiaries in China, including changes in the legal, political and economic policies of the PRC government, the relations between China and the United States, or Chinese or United States regulations, which risks could result in a material change in our operations and/or the value of the securities we are registering for sale, or could significantly limit or completely hinder our ability to continue to offer securities to investors  and cause the value of such securities to significantly decline or be worthless. Given the PRC government’s authority, oversight may also extend to Zhibao Technology Limited (“Zhibao HK”), our Hong Kong subsidiary, and the legal and operational risks associated with operating in mainland China could also apply to Zhibao HK. Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. We cannot assure you that there will not be any changes in the economic, political and legal environment in Hong Kong. We may be subject to uncertainty about any future actions of the PRC government and is possible that most of the legal and operational risks associated with operating in the PRC may also apply to the PRC operating entities’ operations in Hong Kong if they conduct business in Hong Kong in the future. The PRC government may intervene or influence the PRC operating entities’ future operations in Hong Kong at any time and exert more influence over the manner in which the PRC operating entities must conduct their business activities. Such government actions, if and when they occur, could result in a material change in their future operations in Hong Kong. As of the date of this prospectus, our Hong Kong subsidiary is only a holding company with no business operations since its incorporation in Hong Kong, and we believe the Hong Kong Laws and ordinances have no impact on our ability to conduct our business through our PRC Subsidiaries, except foreign investment or listing on an U.S. exchange. For a description of our corporate structure as well as related risks, see “Corporate History and Structure” beginning on page 75, “Risk Factors — The PRC government exerts substantial influence over the manner in which we conduct our business activities. The PRC government may also intervene or influence our operations and this offering at any time, which could result in a material change in our operations and our Class A ordinary shares could decline in value or become worthless” beginning on page 29, and “Risk Factors — Within our direct holding structure, substantial uncertainties exist with respect to the requirement of National Financial Regulatory Administration and how it may impact the viability of our current corporate structure, corporate governance and business operations” on page 43.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. We are also a “controlled company” under the Nasdaq Rules. See “Prospectus Summary — Implications of Being an Emerging Growth Company”, “Prospectus Summary — Implications of Being a Foreign Private Issuer” and “Prospectus Summary — Implications of Being a Controlled Company.”

Our officers and directors have significant influence over the Company due to their significant shareholding in the Company. Mr. Botao Ma, our Chairman of the board of directors and our Chief Executive Officer beneficially holding 16,816,692 Class B ordinary shares, beneficially own approximately 51.5% of our issued and outstanding ordinary shares (including Class A ordinary shares and Class B ordinary shares) and is able to exercise approximately 95.5% of the total voting power of our issued and outstanding ordinary shares. For more information regarding Mr. Ma’s beneficial ownership, see “Principal Shareholders” and “Risk Factors — Risks Related to Offering and Ownership of Class A Ordinary Shares — Our Chief Executive Officer and Chairman of the board of directors, Mr. Botao Ma, has a significant influence over our company. His interests may not be aligned with the interests of our other shareholders and he could prevent or cause a change of control or other transactions, which may cause a material decline in the value of our Class A ordinary shares” on page 56. As a result of Mr. Ma’s significant ownership, we may be deemed a “controlled company” under Nasdaq Rules. However, we do not intend to avail ourselves of the corporate governance exemptions offered to a “controlled company” under the Nasdaq Rules. See “Prospectus Summary — Implications of Being a Controlled Company.”

On December 28, 2021, the Cybersecurity Review Measures (2021 version) was promulgated and became effective on February 15, 2022, which iterates that any “online platform operators” possessing personal information of more than one million users which seeks to list in a foreign stock exchange should be subject to cybersecurity review. The Cybersecurity Review Measures (2021 version), further elaborates the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The Cyberspace Administration of China (“CAC”) requires that under the new rules, online platform operators possessing personal information of more than one million users must now apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” The cybersecurity review will also look into the potential national security risks from overseas IPOs. As a network platform operator who possesses personal information of more than one million users for purposes of the Cybersecurity Review Measures (2021 version), we have applied for and completed a cybersecurity review with respect to our initial public offering closed on April 3, 2024 (the “IPO”) and we are not required to do the cybersecurity review for this offering, pursuant to the Cybersecurity Review Measures (2021 version). See “Risk Factors — Risks Related to Doing Business in China — Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us” beginning on page 26 and “Risk Factors — Risks Related to Doing Business in China — Our business processes a certain quantity of personal information, and failure to protect private or sensitive information of customers or improper handling of such information could have a material and adverse effect on our business. In light of recent events indicating greater oversight by the Cyberspace Administration of China, or CAC, over data security, we are subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition, results of operations, and the offering” beginning on page 29.

On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”) with five interpretive guidelines (together with the Trial Measures, the “New Overseas Listing Rules”), which came into effect on March 31, 2023. The New Overseas Listing Rules apply to overseas securities offerings and/or listings conducted by (i) companies incorporated in the PRC, or PRC domestic companies, directly and (ii) companies incorporated overseas with operations primarily in the PRC and valued on the basis of interests in PRC domestic companies, or indirect offerings. Under the New Overseas Listing Rules, a filing-based regulatory system applies to “indirect overseas offerings and listings” of companies in mainland China, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings or other similar rights of a company in mainland China that operates its main business in mainland China. As advised by our PRC legal counsel, Jinghe Law Firm, pursuant to the New Overseas Listing Rules, following an initial public offering, an issuer conducting an offering of its securities (including ordinary shares, convertible notes or preferred shares) is required to submit a filing to the CSRC within three business days after the closing of such offering. Our PRC counsel further advised us that in the event such an offering is conducted in multiple tranches and/or closings, only one such filing to the CSRC (covering the securities that have been issued and/or are contemplated to be issued across all tranches and/or closings) is required upon completion of the first tranche or closing, whichever is earlier, and no additional filing is required for each subsequent tranches or closings, if any. Upon completion of all tranches and/or closings, the issuer shall submit a final consolidated report to the CSRC, supplementing the initial filing with the final amount and terms of the securities issued in all tranches and closings. There is no deadline for such final submission under the New Overseas Listing Rules. Accordingly, on September 26, 2024, we submitted a filing with the CSRC in connection with the transaction contemplated under the A&R Securities Purchase Agreement (the “September 2024 CSRC Filing”), covering the First Tranche, Second Tranche and Third Tranche under the A&R Securities Purchase Agreement and indicating that closings of the transaction contemplated under the A&R Securities Purchase Agreement (that have been closed and to be closed) have been approved and authorized by the board of directors by way of an unanimous written consent dated September 19, 2024. Upon the completion of the transaction contemplated under the A&R Securities Purchase Agreement, we will submit to the CSRC a final consolidated report to supplementally provide the amount and terms of the securities in all closings that are consummated. As of the date of this prospectus, we have not received any feedback from the CSRC. It remains uncertain whether the CSRC will provide any feedback to the September 2024 CSRC Filing and if so, how long it will take to complete such filing. As advised by our PRC legal counsel, we understand that the CSRC would not invalidate the issuances of our securities that have been completed. Instead, the CSRC may request us to provide additional information with respect to the offering. If the CSRC terminates our filing or determines that the issuance of our securities are not in compliance with applicable PRC rules, it might affect our other filing procedures with respect to other future offerings, under the New Overseas Listing Rules, which would adversely affect our future financings and issuances of our securities.

Additionally, if we do not file with the CSRC for any future post-listing follow-on offering in a timely manner under PRC laws and regulations, we may be subject to investigations by competent PRC regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, limit our ability to continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. To date, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact our business and financial outlook and may impact our ability to accept foreign investments, or continue to list on a U.S. or other foreign exchange. See “Risks Related to Doing Business in China — The CSRC released the New Overseas Listing Rules for China-based companies seeking to conduct overseas offering and listing in foreign markets, effective as of March 31, 2023. Under the New Overseas Listing Rules, the PRC government exerts more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to continue to offer our Class A ordinary shares to investors and could cause the value of our Class A ordinary shares to significantly decline or such shares to become worthless” beginning on page 38 for a description of the New Overseas Listing Rules and how they may impact our company and this offering.

Furthermore, as more stringent criteria have been imposed by the U.S. Securities and Exchange Commission and the Public Company Accounting Oversight Board (the “PCAOB”) recently, trading in our Class A ordinary shares may be prohibited if the PCAOB determines that it cannot completely inspect or investigate our auditor, and as a result Nasdaq may determine to delist our Class A ordinary shares. Pursuant to the Holding Foreign Companies Accountable Act (the “HFCA Act”), if the PCAOB is unable to inspect an issuer’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. On December 16, 2021, the PCAOB issued its determination that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that are headquartered in mainland China or Hong Kong. On August 26, 2022, the “CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”) to allow the PCAOB to inspect and investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, consistent with the HFCA Act, and the PCAOB will be required to reassess its determinations by the end of 2022. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by decreasing the number of non-inspection years from three years to two, thus reducing the time period before our Class A ordinary shares may be prohibited from trading or delisted. Our auditor, Marcum Asia CPAs LLP, the headquarter of which is based in New York, is currently subject to inspection by the PCAOB at least every three years. Therefore, it is not subject to the determinations announced by the PCAOB on December 16, 2021 as it is not on the list published by the PCAOB. However, our auditor’s China affiliate is located in, and organized under the laws of the PRC. We cannot assure you that we will not be identified by the SEC under the HFCA Act as an issuer that has retained an auditor that has a branch or office located in a foreign jurisdiction that the PCAOB determines it is unable to inspect or investigate completely because of a position taken by an authority in that foreign jurisdiction. In the event the PRC authorities would further strengthen regulations over auditing work of the PRC companies listed on the U.S. stock exchanges, which would prohibit our current auditor to perform work in China, then we would need to change our auditor and the audit workpapers prepared by our new auditor may not be inspected by the PCAOB without the approval of the PRC authorities, in which case the PCAOB may not be able to fully evaluate the audit or the auditors’ quality control procedures. In addition, there can be no assurance that, if we have a “non-inspection” year, we will be able to take any remedial measures. If any such event were to occur, trading in our securities could in the future be prohibited under the HFCA Act and, as a result, we cannot assure you that we will be able to maintain the listing of our Class A ordinary shares on Nasdaq or that you will be allowed to trade our Class A ordinary shares in the United States on the “over-the-counter” markets or otherwise. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange. See “Risk Factors — Risks Related to Doing Business in China — Our Class A ordinary shares may be delisted under the HFCA Act if the PRC adopts positions at any time in the future that would prevent the PCAOB from continuing to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong. The delisting of our Class A ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which amends the HFCA Act and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our Class A ordinary shares may be prohibited from trading or delisted. The HFCA Act, the Accelerating Holding Foreign Companies Accountable Act, which amends the HFCA Act, together with recent joint statement by the SEC and PCAOB, the PCAOB’s determinations, and the Nasdaq rule changes all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments add uncertainties to our offering.” beginning on page 23 of this prospectus.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. The securities are not being offered in any jurisdiction where the offer is not permitted.

The date of this prospectus is [            ], 2025.

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”). We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under “Where You Can Find More Information.” This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described below. You should carefully read this prospectus as well as additional information described under “Incorporation of Certain Information by Reference,” before deciding to invest in our securities. This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

i

ABOUT THIS PROSPECTUS

Unless otherwise indicated, in this prospectus, the following terms shall have the meaning set out below:

“BVI”	British Virgin Islands.

“China” or the “PRC”	The People’s Republic of China, including Taiwan, Hong Kong and Macau, and the term “Chinese” has a correlative meaning for the purposes of this prospectus only, unless the context otherwise indicates. The references to laws and regulations of “China” or the “PRC” are only to such laws and regulations of mainland China, excluding, for the purpose of this prospectus only, Taiwan, Hong Kong and Macau.

“Code”	The Internal Revenue Code of 1986, as amended.

“Class A ordinary shares”	Class A ordinary shares, par value $0.0001 per share, of Zhibao Technology Inc.

“Class B ordinary shares”	Class B ordinary shares, par value $0.0001 per share, of Zhibao Technology Inc.

“Exchange Act”	Securities Exchange Act of 1934, as amended.

“Hong Kong”	The Hong Kong Special Administrative Region of the People’s Republic of China.

“Investor” or “Selling Shareholder”	Refers to L1 Capital Global Opportunities Master Fund.

“L1 Warrants”	Refer to Additional First Closing of First Tranche Warrant, Additional Second Closing of First Tranche Warrant, Third Closing of First Tranche Warrant, First Closing of Second Tranche Warrant, and Second Closing of Second Tranche Warrant.

“Macau”	The Macao Special Administrative Region of the People’s Republic of China.

“mainland China”	The People’s Republic of Mainland China, excluding Taiwan, Hong Kong and Macau for the purpose of this prospectus.

“Nasdaq”	Nasdaq Capital Market.

“NDRC”	National Development an Reform Commission of the People’s Republic of China.
“ODI Filings”	The formalities and filings of overseas direct investment of PRC enterprises, including but not limited to fulfilling the filing, approval or registration procedures in the development and reform authorities, the competent commercial authorities, and foreign exchange administration authorities and competent banks authorized by such authorities.

“ordinary shares”	Ordinary shares, par value $0.0001 per share, of Zhibao Technology Inc., including Class A ordinary shares and Class B ordinary shares.

“PCAOB”	Public Company Accounting Oversight Board.

“PRC Subsidiaries” or “Zhibao China Group”	All references to “PRC Subsidiaries” or “Zhibao China Group” are to Zhibao China, Shanghai Anyi, Sunshine Insurance Brokers, and Zhibao Health.

“Pre-Funded Warrants”	Refers to the pre-funded class A ordinary share purchase warrants issued by the Company to the Investor on September 23, 2024.

“RMB”, “Chinese Yuan” or “Renminbi”	Legal currency of mainland China.

“SEC”	The United States Securities and Exchange Commission.

“Second Tranche Note”	Refers to the senior secured 10% original issue discount convertible note in the principal amount of up to $2,500,000 issued by the Company to the Investor on February 14, 2025.

“Securities Act”	The Securities Act of 1933, as amended.

“Shanghai Anyi”	Shanghai Anyi Network Technology Co., Ltd., a limited liability company organized under the laws of China and a wholly-owned subsidiary of WFOE.

“Shanghai Zhizhongbao”	Shanghai Zhizhongbao Enterprise Management Co., Ltd., a limited liability company organized under the laws of China and a wholly-owned subsidiary of Zhibao HK.

“Securities Purchase Agreement”	Refers to the securities purchase agreement, dated as of September 23, 2024, entered into by and between the Company and the Investor

“Sunshine Insurance Brokers”	Sunshine Insurance Brokers (Shanghai) Co., Ltd., a limited liability company organized under the laws of China and a wholly-owned subsidiary of WFOE.

“US”, “U.S.” or “USA”	The United States of America.

“US$,” “U.S. dollars,” “$,” or “dollars”	Legal currency of the United States.

“WFOE” or “Zhibao China”	Zhibao Technology Co., Ltd., previously known as Shanghai Julai Investment Management Co., Ltd. and Zhibao Technology (Shanghai) Co., Ltd., successively, a limited liability company organized under the laws of China, which is wholly-owned by Zhibao HK.

“Zhibao,” “our company,” “Company,” “we,” “us,” “our,” or “ourselves”	All references to “Zhibao,” “our company,” “Company,” “we,” “us,” “our,” “ourselves” or similar terms used in this prospectus are to Zhibao Technology Inc., an exempted company incorporated with limited liability under the laws of Cayman Islands, unless the context otherwise indicates.

“Zhibao BVI”	Zhibao Technology Holdings Limited, a limited company incorporated under the laws of British Virgin Islands and a wholly owned subsidiary of Zhibao.

“Zhibao HK”	Zhibao Technology Limited, a limited company organized under the laws of Hong Kong and a wholly owned subsidiary of Zhibao BVI.

“Zhibao Health”	Shanghai Zhibao Health Management Co., Ltd., a limited liability company organized under the laws of China and a wholly-owned subsidiary of WFOE.

“Zhibao Labuan Reinsurance”	Zhibao Labuan Reinsurance Company Limited, a limited company organized under the laws of Malaysia and a wholly-owned subsidiary of Zhibao BVI.

Our reporting currency is the US$. The functional currency of our PRC Subsidiaries is RMB. This prospectus contains conversion of certain RMB amounts into U.S. dollar amounts at specified rates solely for the convenience of the reader. The conversion of RMB into U.S. dollars in this prospectus is based on the exchange rate set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System. Unless otherwise noted, all translations from RMB to U.S. dollars and from U.S. dollars to RMB in this prospectus are made at the rate of RMB 7.2672 to US$1.00, the rate in effect as of June 30, 2024. Notwithstanding the foregoing, we make no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or RMB, as the case may be, at any particular rate, or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of RMB into foreign exchange.

Numerical figures included in this prospectus may be subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

For the sake of clarity, this prospectus follows the English naming convention of first name followed by last name, regardless of whether an individual’s name is Chinese or English. For example, the name of our Chairman is presented as “Botao Ma”, even though, in Chinese, Mr. Ma’s name is presented as “Ma Botao”.

Our fiscal year end is June 30. References to a particular “fiscal year” are to our fiscal year ended June 30 of that calendar year. References to a particular “year” are also to our fiscal year ended June 30 of that calendar year unless the text indicates otherwise. Our audited consolidated financial statements have been prepared in accordance with the generally accepted accounting principles in the United States (the “U.S. GAAP”).

Except where indicated or where the context otherwise requires, all information in this prospectus assumes no exercise by the underwriters of their over-allotment option.

We obtained the industry, market and competitive position data in this prospectus from our own internal estimates, surveys, and research as well as from publicly available information, industry and general publications and research, surveys and studies conducted by third parties. Industry publications, research, surveys, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus, and to risks due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in these forecasts and other forward-looking information.

Our PRC Subsidiaries have proprietary rights to trademarks used in this prospectus that are important to their business, many of which are registered under applicable intellectual property laws. Solely for convenience, some of the trademarks, service marks and trade names referred to in this prospectus are without the ®, ™ and other similar symbols, but such references are not intended to indicate, in any way, that our PRC Subsidiaries will not assert, to the fullest extent under applicable law, their rights to these trademarks, service marks and trade names.

This prospectus contains additional trademarks, service marks and trade names of others. All trademarks, service marks and trade names appearing in this prospectus are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other person.

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before buying shares in this offering. You should read the entire prospectus carefully, including our financial statements and related notes and the risks described under “Risk Factors.” This summary contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Overview

Zhibao Technology Inc. is a holding company incorporated as an exempted company on January 11, 2023 under the laws of the Cayman Islands. It operates substantially all of its business through its PRC Subsidiaries, or Zhibao China Group, in particular Zhibao China and Sunshine Insurance Brokers.

We are a leading and high growth InsurTech company primarily engaging in providing digital insurance brokerage services through Zhibao China Group in China. 2B2C (“to-business-to-customer”) digital embedded insurance is our innovative business model, which Zhibao China Group pioneered in China. Zhibao China Group launched the first digital insurance brokerage platform in China in 2020, which is powered by their proprietary PaaS (“Platform as a Service”).

2B2C digital embedded insurance refers to our one-stop customized insurance brokerage model conducted through Zhibao China Group, under which we provide proprietary and customized insurance solutions to be digitally embedded in the existing customer engagement matrix of business entities (our “business channels” or “B channels”) to reach and serve such B channels’ existing pool of end customers (“end customers” or “C”). Each B channel encompasses a specific scenario where its end customers also have potential, untapped insurance needs. For example, a Chinese travel agency (our B channel) has an average of 100,000 Chinese tourists traveling to the U.S. for tourism every year. We believe this presents an untapped scenario-specific opportunity for international travel accident insurance needs for a pool of 100,000 Chinese tourists as end customers. These end customers might otherwise have to search for and purchase insurance separately or might not purchase insurance at all. After Zhibao China Group reaching an agreement with such travel agency to become one of our B channels, they build and embed a travel insurance solution across this travel agency’s matrix of digital channels, including its website, App, Douyin (the Chinese equivalent of TikTok), WeChat Mini Program, and other social media accounts. Consequently, we, through Zhibao China Group, may pinpoint the 100,000-strong customer base and provide insurance brokerage services which are specifically and accurately tailored to the insurance needs of these end customers.

Our service portfolio through Zhibao China Group includes (1) insurance brokerage services, and (2) managing general underwriting (“MGU”) services, a specialized insurance brokerage service whereby the insurance companies authorize us to assist them in underwriting, claims and risk control services. It broadly covers insurance product design and customization, selection of insurance companies, technology system interconnection and delivery, customer AARRR (Acquisition, Activation, Retention, Referral, Revenue) operation, customer service, compliance management, data analysis, all of which are integrated in each of our insurance solutions. Each insurance solution generally applies to one specific scenario in a particular sector, with customized product design and services relevant for that scenario and sector. As of the date of this prospectus, we, through Zhibao China Group, have developed more than 40 proprietary and innovative digital insurance solutions addressing different scenarios in a wide range of industries, including but not limited to travel, sports, logistics, utilities (i.e., gas and electricity), and e-commerce. Zhibao China Group acquire and analyze customer data, utilize big data and artificial intelligence (“AI”) technology to continually iterate and enhance our digital insurance solutions. This iterative process, in addition to continually improving our digital insurance solutions, will keep us abreast of the new trends and customer preferences in the market.

Zhibao China Group secure and serve our end customers through our B channels. Our B channels cover a wide range of industries and organizations, including but not limited to internet platforms, large and medium-sized enterprises, and government agencies. While B channels have end customers with potential insurance needs relevant and specific to their primary operations, they usually do not have the experience and expertise to effectively provide insurance related services. In order to address this pain-point, we, through Zhibao China Group, provide them with our customized digital insurance solutions specifically tailored to their business. Our 2B2C model thrives because our relationship with B channels is mutually beneficial and sustainable for all participants. Our B channels view us as a valuable partner as we empower them to provide insurance as a value-added service to their end customers, a potential competitive advantage for them. By embedding our digital insurance solutions into our B channels’ online matrix to reach their customer base, we maintain a captive, stable and sustainable source of end customers at low cost. The end customers, as a result, can conveniently and efficiently access quality brokerage services and suitable insurance products tailored to their actual needs. As of the date of this prospectus, we, through Zhibao China Group, have cooperated with more than 2,000 B channels, and secured more than 20 million end customers through them. We will expand the number of B channels as a key growth strategy of our business.

Under our business model, Zhibao China Group represent end customers as their authorized insurance broker to negotiate with insurance companies and select the most suitable insurance products for our end customers. As of the date of this prospectus, we have partnered with over 100 insurance companies (including their subsidiaries and branches) through Zhibao China Group.

While embedded insurance brokerage is still at an early stage of development in China, we believe it is the future of insurance brokerage industry.

Our revenue reached approximately RMB 183.7 million (US$25.3 million) for the fiscal year ended June 30, 2024, representing an increase of approximately RMB 41.6 million (US$5.7 million), or 29%, from approximately RMB 142.1 million (US$19.6 million) for the fiscal year ended June 30, 2023. For the fiscal year ended June 30, 2024, we generated net income of approximately RMB 13.3 million (US$1.8 million). For the fiscal year ended June 30, 2023, we incurred net loss of approximately RMB 43.1 million (US$5.9 million), among which RMB 54.7 million ($7.5 million) related to share-based compensation expenses arising from issuance of ordinary shares to a related party. Excluding such one-off expenses, we would have achieved net income of approximately RMB 11.6 million ($1.6 million).

Our Revenue Model

Our revenue consists of (i) brokerage Zhibao China Group receive for their general digital insurance brokerage services (“Insurance Brokerage”), and (ii) MGU service fees (“MGU Service Fees”) Zhibao China Group receive for their MGU services.

Insurance Brokerage refer to the commissions or fees Zhibao China Group receive from insurance companies for the digital insurance brokerage services they offer to our end customers (who pay insurance premium to insurance companies according to the terms of their policies), primarily at the range of 10% – 35% for property & casualty insurance products, 10% – 35% for health insurance products and 50% – 80% for life insurance products, of gross written premium per insurance policy depending on the type of the insurance, the specific insurance products, and their negotiated terms with each insurance company. Insurance Brokerage accounted for approximately 84% and 94%, respectively, of our total revenues for the fiscal years ended June 30, 2023 and 2024.

MGU Service Fees refer to service fees Zhibao China Group receive from insurance companies for the MGU services they provide to such insurance companies, usually at an average of approximately 15% of gross written premium per insurance policy depending on the type of insurance, and their negotiated terms with each insurance company. MGU Service Fees accounted for approximately 16% and 6%, respectively, of our total revenues for the fiscal years ended June 30, 2023 and 2024.

Strengths

We believe that the following strengths contribute to Zhibao China Group’s growth and differentiate us from our competitors:

●	Innovative Business Model — 2B2C Embedded Insurance

We are a pioneer and market leader through Zhibao China Group in 2B2C embedded insurance business in China. Our 2B2C model is key to enable us to acquire end customers at minimal cost and therefore to achieve higher efficiency compared with our industry peers, who might gain customers by investing a large amount of capital through direct-to-consumer advertisement and other marketing channels. Each of our B channels has already developed a stable relationship with their end customers. By embedding our customized digital insurance solutions into B channels’ online matrix, we can reach end customers more precisely and efficiently. As the first-mover and a market leader in 2B2C embedded insurance brokerage service in China, we have entrenched relationships with B channels and other industry participants through Zhibao China Group. As of the date of this prospectus, we have cumulatively cooperated with over 2,000 B channels and will continue to expand the number of B channels as a key growth strategy.

●	Market Leading Digital Insurance Solutions

As of the date of this prospectus, we, through Zhibao China Group, have developed over 40  proprietary and innovative digital insurance solutions which are built and operated based on their PaaS. Each of our proprietary digital insurance solutions primarily consists of insurance product(s), a solution-specific technology system, customer AARRR operations plan, and customer service plan. They are specifically tailored to the various scenarios of our B channels and their end customers’ insurance needs. Our digital insurance solutions can largely reduce point-of-sale friction and deliver the digital insurance brokerage services which are relevant and tailored to the separate needs of our B channels and end customers. Through our digital insurance solutions on Zhibao China Group’s PaaS, Zhibao China Group acquire and analyze customer data, and utilize big data and AI technology to continually iterate and enhance our digital solutions. This iterative process, in addition to continually improving our digital solutions, will keep us abreast of the new trends and customer preferences in the market.

●	Advanced Technology Platform

Zhibao China Group launched the first digital insurance brokerage platform in China in 2020. This platform includes (i) 2B2C insurance PaaS, (ii) digital insurance solutions, and (iii) delivery system. Through their platform, they can provide SaaS (“Software as a service”) to our various B channels and insurance brokerage services to our end customers effectively and efficiently.

(i)	Zhibao China Group’s PaaS is a cloud-based development platform which offers a collection of 2B2C insurance tools for building the systems required for various insurance solutions efficiently. Their PaaS was developed out of their professional knowledge and experience gained from real-world deployment of systems in the past eight years. The tools of their PaaS are analogous to providing “pre-washed” and “pre-cut” raw materials, allowing them to quickly and reliably output “cooked dishes”. Without such a PaaS, building the necessary solution-specific systems would be a complicated and slow process with no guarantee of a positive user experience. Their PaaS is not only for our internal solution-specific systems but can be extended to our independent sales partners. It allows such partners to share our tools and workflows, and incubate new solutions without having to start from scratch each time. Furthermore, the unified design foundation of their PaaS allows them to develop brand new solutions as well as to piggyback additional solutions on top of those already deployed with reusable system components, data consistency and customer convenience.

(ii)	Our various insurance solutions are built and run based on the PaaS. These solutions are delivered to B channels by embedding within the B channels’ platforms, including but not limited to WeChat Official Accounts, websites, and insurance modules within Apps. Our end customers may purchase insurance products and have access to insurance services through our embedded insurance solutions on our B channels’ website, App, H5 page, or QR codes.

(iii)	The delivery system, developed according to the best practices of digital insurance brokerage services, breaks down our various solutions into workflows, work nodes, automatic resource assignments, and deliverable standards. On the delivery system, business opportunities are segregated into different industries which are automatically mapped to our various solutions. It also allows Zhibao China Group to collect and consider the specific needs from each B channel. The delivery system then runs the pre-set workflow, standardizing the processes and providing higher-quality and higher-efficiency deliverables. According to the specific needs of our B channels, the delivery system is capable of making changes to the standard workflow to meet these customizations. The delivery system helps us greatly improve our delivery efficiency, quality and channel satisfaction.

●	Experienced Management Team with Extensive Expertise in Insurance Industry and Digital Technology

We have an experienced and devoted management team that has helmed the acceleration of our growth and steered our strategic direction. Our management team is passionate about innovation in providing digital insurance solutions to end customers. Our founder and Chief Executive Officer, Mr. Botao Ma has accumulated more than 30 years of management experience in the insurance industry. Our Chief Financial Officer, Mr. Yuanwen Xia, has more than 15 years of experience in PwC and investment sector. Our Chief Operating Officer, Mr. Xiao Luo has more than 15 years of experience in insurance brokerage business. Our Chief Technology Officer, Mr. Yugang Wang, has more than 20 years of digital technology and management experience in the insurance industry. Our management team has extensive experience in China’s insurance market; in particular, our team’s expertise in the insurance brokerage industry will help steer the Company to continuously maintain and extend our leading position in the digitalization of the insurance brokerage industry in China. Their influences across the market have already, and will continue to, attract more B channels and deepen relationships with existing B channels and insurance companies, all of which will sustain and accelerate the rapid-paced growth of the Company.

Growth Strategies

We intend to grow our business by pursuing the following key strategies through Zhibao China Group:

●	Accelerate the Expansion of B Channels

We plan to scale up our business by rapidly expanding the number of B channels. We intend to penetrate new markets, increase market share in existing markets and access a broader range of B channels in China. With the continuing development of our 2B2C business, we, through Zhibao China Group, have developed insurance companies as a special type of B channel, providing digital brokerage services and supports for their existing individual policyholders. We plan to cooperate with more insurance companies as a key focus for expansion.

●	Expand Our Sales Force

We plan to increase the number of sales teams both in the head office and branch offices. We also plan to develop more independent sales partners who are not directly employed by us or Zhibao China Group but provide leads for new B channels, for example smaller-scale niche players in the 2B2C business sector. We have an established workflow to efficiently establish relations with sales partners powered by Zhibao China Group’s delivery system, which provides contracting, training, online customer AARRR operations, and an online portal for requesting sales support. The growth of our nationwide network of sales partners is integral to our rapid expansion and growth of the market.

●	Drive Additional Conversions for Existing End Customers — Our 2C Business

Through our B channels, we are accumulating an ever-larger pool of potential end customers. Although the initial customer interaction is related to the specific scenario and sector of the B channel, end customer may have additional needs that have not yet been addressed. For example, a medical insurance end customer might have additional demand for travel, household, or life insurance. We intend to strengthen our to-customer, or 2C business through Zhibao China Group by targeting our existing customer base to meet the additional needs of each end customer. Our 2C business is an increasingly important part of our business growth in the coming years.

●	Upgrade and Enrich Our Digital Insurance Solutions

Currently we have over 40  proprietary digital insurance solutions on Zhibao China Group’s platform, which covers various scenarios in a variety of industries. We will keep refining and upgrading our insurance solutions to keep abreast of new trends and customer preferences. In addition to optimizing our existing insurance solutions, we are developing new insurance solutions to meet emerging demands. We intend to develop solutions across every sector of the economy, thus ultimately covering every aspect of the end customers’ daily life to deliver all-around insurance coverage.

●	Upgrade and Enhance Our PaaS

Zhibao China Group are the first to establish a PaaS in the digital insurance brokerage market in China. We intend to invest in the research and development (“R&D”) of new technologies to upgrade and enhance the PaaS to maintain our leadership position in China. In particular, we plan to enrich the technology infrastructure tools and functionalities of the business components of the PaaS, and introduce new AI and business intelligence (BI) functionalities, continually strengthening our data security and governance.

●	Expand the Scale of the MGU business.

Zhibao China Group pioneered the MGU business model in China. Under this model, in addition to providing general digital insurance brokerage services to our end customers, Zhibao China Group also assist insurance companies in product design, underwriting, reinsurance, claims and risk control services. We intend to increase the number of MGU partners (insurance companies) from 7 to 15 by the end of June 2025, and expand the insurance products from the current high-end medical insurance and long-term disability lines to mid-end medical and personal accident lines in the future.

●	Support our brokerage and MGU services through our subsidiary reinsurance company in Labuan, Malaysia.

In July 2024, we incorporated Zhibao Labuan Reinsurance, our wholly-owned subsidiary reinsurance company in Labuan, Malaysia. In October 2024, we received a license approval, and in April 2025, we received the final approval.  Through this subsidiary, we intend to support our brokerage and MGU services.

●	Seek new strategic partnerships and cooperation

There is a fragmented constellation of smaller-scale firms engaged in online insurance agency or brokerage business in China. They are commonly lacking in industry recognition, technological capacity, team expertise, capital, and market resources, therefore they face significant headwinds in scaling up their business and attaining profitability. However, some of them have built strong ties with B channels in niche industries, providing us with potential targets for strategic partnerships and cooperation. We plan to approach these potential opportunities for cooperation and/or potential M&A targets in the future, especially those who can bring new B channel resources.

●	Expand the business globally.

Zhibao China Group pioneered the 2B2C digital embedded insurance model in China. Utilizing this foundation, we plan to expand our business footprint outside of China. We intend to cooperate with partners in other countries who have similar business models and/or connections with B channels in local market. By joining their local connections and foundations with our digital insurance brokerage platform, PaaS and digital insurance solutions, we aim to expand our business to different countries and regions. As of the date of this prospectus, we have signed a Memorandum of Understanding (MOU) with a brokerage partner in Singapore, and we are taking steps to assess opportunities of offering our products in the U.S. and European markets.

Our Corporate History and Structure

Zhibao is a Cayman Islands exempted company incorporated on January 11, 2023. Structured as a holding company with no material operations, Zhibao conducts its operations in China through its PRC Subsidiaries, primarily Zhibao China and Sunshine Insurance Brokers.

Zhibao China, previously known as Shanghai Julai Investment Management Co., Ltd. and Zhibao Technology (Shanghai) Co., Ltd., successively, started its business in the insurance brokerage industry since 2016 in China. With the growth of our business and in order to facilitate international capital investment in us, we started a reorganization as described below involving new offshore and onshore entities in December 2022 and completed it in March 2023.

Zhibao BVI, incorporated on January 12, 2023 under the laws of British Virgin Islands, is our wholly-owned subsidiary in BVI and a holding company with no business operations, which, in turn, wholly owns all of the equity interest of Zhibao HK, a limited company incorporated on January 19, 2023 under the laws of Hong Kong.

Zhibao HK, as a wholly-owned subsidiary of Zhibao BVI, is a holding company with no business operations, which, in turn, wholly owns all of the equity interest of Zhibao China or WFOE, a wholly foreign-owned enterprise formed on November 24, 2015 in Shanghai under the laws of China, currently with a registered capital of RMB 85,000,000. Zhibao China wholly owns Shanghai Anyi, Sunshine Insurance Brokers and Zhibao Health, primarily providing MGU services.

Shanghai Anyi was incorporated in Shanghai under the laws of China on September 18, 2015, currently with a registered capital of RMB10 million. Shanghai Anyi was originally 100% controlled by Shanghai Xinhui Investment Consulting Co., Ltd. (“Shanghai Xinhui”), a related party controlled by our Chief Executive Officer, Mr. Botao Ma. All of the equity interest of Shanghai Anyi was later transferred to Zhibao China on July 12, 2016, with a consideration of RMB 10 million. After such transfer, Shanghai Anyi became a wholly-owned subsidiary of Zhibao China, primarily providing R&D services to Sunshine Insurance Brokers and Zhibao China.

Sunshine Insurance Brokers was incorporated in Shanghai under the laws of China on November 17, 2011, currently with a registered capital of RMB 50 million. Sunshine Insurance Brokers was originally 100% controlled by an unrelated third party, all of the equity interest of which was thereafter transferred to Zhibao China on January 4, 2016, with a consideration of RMB 10 million. After such transfer, Sunshine Insurance Brokers became a wholly-owned subsidiary of Zhibao China, primarily providing insurance brokerage services.

Zhibao Health, previously known as Shanghai Zhongzhi Chengcheng Healthy Service Co., Ltd., was incorporated in Shanghai under the laws of China on November 16, 2022, currently with a registered capital of RMB 1 million. Zhibao Health is a wholly-owned subsidiary of Zhibao China, primarily engaged in the health management services.

Zhibao Labuan Reinsurance was incorporated in Labuan, Malaysia, on July 29, 2024, and received a license approval on October 24, 2024. Zhibao Labuan Reinsurance is a wholly-owned subsidiary of Zhibao BVI, to engage primarily brokerage and MGU services. As of the date of this prospectus, it has not commenced operation yet.

Shanghai Zhizhongbao was incorporated in Shanghai under the laws of China on March 6, 2025 as an investment holding company, currently with a registered capital of RMB 10 million. Zhizhongbao is a wholly-owned subsidiary of Zhibao HK.

The chart below shows our corporate structure as of the date of this prospectus:

For more details regarding our corporate structure, see “Corporate History and Structure” on page 75.

Recent Regulatory Developments in China

In recent years, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement.

Among other things, the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”) and the Anti-Monopoly Law of the People’s Republic of China promulgated by the SCNPC which became effective in 2008, amended in 2022 (“Anti-Monopoly Law”), established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. Such regulation requires, among other things, that the Ministry of Commerce of the People’s Republic of China (the “MOFCOM”) be notified in advance of any change-of-control transaction in which a foreign investor acquires control of a PRC domestic enterprise or a foreign company with substantial PRC operations, if certain thresholds under the Provisions of the State Council on the Standard for Declaration of Concentration of Business Operators, issued by the State Council in 2008, revised in 2018 and 2024, are triggered. Moreover, the Anti-Monopoly Law requires that transactions which involve the national security, the examination on the national security shall also be conducted according to the relevant provisions of the Measures for the Safety Examination of Foreign Investment. In addition, the PRC Measures for the Security Review of Foreign Investment which became effective in January 2021 require acquisitions by foreign investors of PRC companies engaged in military-related or certain other industries that are crucial to national security be subject to security review before consummation of any such acquisition.

On July 6, 2021, the relevant PRC government authorities made public the Opinions on Strictly Cracking Down on Illegal Securities Activities in Accordance with the Law (the “Opinions”). These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. Pursuant to the Opinions, Chinese regulators are required to accelerate rulemaking related to the overseas issuance and listing of securities, and update the existing laws and regulations related to data security, cross-border data flow, and management of confidential information. Numerous regulations, guidelines and other measures are expected to be adopted under the umbrella of or in addition to the Cybersecurity Law of the PRC (the “Cybersecurity Law”) and the Data Security Law. As of the date of this prospectus, no official guidance or related implementation rules have been issued yet and the interpretation of these opinions remains unclear at this stage. See “Risk Factors — Risks Related to Doing Business in China — Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us” on page 26 and “Risk Factors — Risks Related to Doing Business in China — Our business processes a certain quantity of personal information, and failure to protect private or sensitive information of customers or improper handling of such information could have a material and adverse effect on our business. In light of recent events indicating greater oversight by the Cyberspace Administration of China, or CAC, over data security, we are subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition, results of operations, and the offering” on page 29.

On December 28, 2021, the Cybersecurity Review Measures (2021 version), which were promulgated and became effective on February 15, 2022, provide that any “online platform operators” possessing personal information of more than one million users which seeks to list in a foreign stock exchange should be subject to cybersecurity review. The Cybersecurity Review Measures (2021 version), further list the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The CAC requires that under the new rules, online platform operators possessing personal information of more than one million users must apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” The cybersecurity review will also look into the potential national security risks from overseas IPOs. As a network platform operator who possesses personal information of more than one million users for purposes of the Cybersecurity Review Measures (2021 version), we have applied for and completed a cybersecurity review with respect to the IPO and we are not required to do the cybersecurity review for this offering pursuant to the Cybersecurity Review Measures (2021 version). See “Risk Factors — Risks Related to Doing Business in China — Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us” on page 26 and “Risk Factors — Risks Related to Doing Business in China — Our business processes a certain quantity of personal information, and failure to protect private or sensitive information of customers or improper handling of such information could have a material and adverse effect on our business. In light of recent events indicating greater oversight by the Cyberspace Administration of China, or CAC, over data security, we are subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition, results of operations, and the offering” on page 29.

On February 17, 2023, the CSRC released the New Overseas Listing Rules, which came into effect on March 31, 2023. The New Overseas Listing Rules apply to overseas securities offerings and/or listings conducted by (i) companies incorporated in the PRC, or PRC domestic companies, directly and (ii) companies incorporated overseas with operations primarily in the PRC and valued on the basis of interests in PRC domestic companies, or indirect offerings. Under the New Overseas Listing Rules, a filing-based regulatory system applies to “indirect overseas offerings and listings” of companies in mainland China, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings or other similar rights of a company in mainland China that operates its main business in mainland China. As advised by our PRC legal counsel, Jinghe Law Firm, pursuant to the New Overseas Listing Rules, following an initial public offering, an issuer conducting an offering of its securities (including ordinary shares, convertible notes or preferred shares) is required to submit a filing to the CSRC within three business days after the closing of such offering. Our PRC counsel further advised us that in the event such an offering is conducted in multiple tranches and/or closings, only one such filing to the CSRC (covering the securities that have been issued and/or are contemplated to be issued across all tranches and/or closings) is required upon completion of the first tranche or closing, whichever is earlier, and no additional filing is required for each subsequent tranches or closings, if any. Upon completion of all tranches and/or closings, the issuer shall submit a final consolidated report to the CSRC, supplementing the initial filing with the final amount and terms of the securities issued in all tranches and closings. There is no deadline for such final submission under the New Overseas Listing Rules. Accordingly, on September 26, 2024, we submitted the September 2024 CSRC Filing, covering the First Tranche, Second Tranche and Third Tranche under the A&R Securities Purchase Agreement and indicating that closings of the transaction contemplated under the A&R Securities Purchase Agreement (that have been closed and to be closed) have been approved and authorized by the board of directors by way of an unanimous written consent dated September 19, 2024. Upon the completion of the transaction contemplated under the A&R Securities Purchase Agreement, we will submit to the CSRC a final consolidated report to supplementally provide the amount and terms of the securities in all closings that are consummated. As of the date of this prospectus, we have not received any feedback from the CSRC. It remains uncertain whether the CSRC will provide any feedback to the September 2024 CSRC Filing and if so, how long it will take to complete such filing. As advised by our PRC legal counsel, we understand that the CSRC would not invalidate the issuances of our securities that have been completed. Instead, the CSRC may request us to provide additional information with respect to the offering. If the CSRC terminates our filing or determines that the issuance of our securities are not in compliance with applicable PRC rules, it might affect our other filing procedures with respect to other future offerings, under the New Overseas Listing Rules, which would adversely affect our future financings and issuances of our securities.

Additionally, if we do not file with the CSRC for any future post-listing follow-on offering in a timely manner under PRC laws and regulations, we may be subject to investigations by competent PRC regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, limit our ability to continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. To date, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact our business and financial outlook and may impact our ability to accept foreign investments, or continue to list on a U.S. or other foreign exchange. See “Risks Related to Doing Business in China — The CSRC released the New Overseas Listing Rules for China-based companies seeking to conduct overseas offering and listing in foreign markets, effective as of March 31, 2023. Under the New Overseas Listing Rules, the PRC government exerts more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to continue to offer our Class A ordinary shares to investors and could cause the value of our Class A ordinary shares to significantly decline or such shares to become worthless” beginning on page 38 for a description of the New Overseas Listing Rules and how they may impact our company and this offering.

As of the date of this prospectus, except for the filing and reporting with the CSRC, and the licenses and permissions held by Zhibao’s PRC Subsidiaries under “Regulatory Permissions”, the Company believes it is not required to obtain permission or approval from any other PRC state or local government and has not received any denial to offer securities in the U.S. However, if any other filings, approval, review or other procedure is required, there is no assurance that we will be able to obtain such filings, approval or complete such review or other procedures timely or at all. For any approval or permission that we have received or may receive in future, it could nevertheless be revoked or cancelled, and the terms of its reissuance may impose restrictions on our operations and offerings relating to our securities. Besides, the New Overseas Listing Rules may subject us to additional compliance requirement in the future. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to continue to offer our Class A ordinary shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Class A ordinary shares to significantly decline in value or become worthless.

On February 24, 2023, the CSRC, together with other PRC government authorities, released the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Enterprises (the “Confidentiality and Archives Administration Provisions”), which came into effect on March 31, 2023. The Confidentiality and Archives Administration Provisions require, among others, that PRC domestic enterprises seeking to offer and list securities in overseas markets, either directly or indirectly, shall establish the confidentiality and archives system, and shall complete approval and filing procedures with competent authorities, if such PRC domestic enterprises or their overseas listing entities provide or publicly disclose documents or materials involving state secrets and work secrets of PRC government agencies to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals. It further stipulates that providing or publicly disclosing documents and materials which may adversely affect national security or public interests, and accounting files or copies of important preservation value to the state and society shall be subject to corresponding procedures in accordance with relevant laws and regulations.

We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC, the CAC or other PRC regulatory authorities required for our operations and overseas listings, including this offering. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. The PRC government may take actions to exert more oversight and control over offerings by China-based issuers conducted overseas and/or foreign investment in such companies, which could significantly limit or completely hinder our ability to continue to offer securities to investors outside China and cause the value of our securities to significantly decline or become worthless. If it is determined in the future that the approval or permissions of any PRC regulatory authority is required for our operations through our PRC Subsidiaries and this offering and we or our PRC Subsidiaries do not receive or maintain the approvals or permissions, or we or our PRC Subsidiaries inadvertently conclude that such approvals or permissions are not required, or applicable laws, regulations, or interpretations change such that we or our PRC Subsidiaries are required to obtain approvals or permissions in the future, we and our PRC Subsidiaries may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our PRC Subsidiaries’ relevant operations and rectify any non-compliance, limit our ability to pay dividends outside of mainland China, delay or restrict the repatriation of the proceeds from any future financings into mainland China or take other actions prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. See “Risk Factors — Risks Related to Doing Business in China — Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us” on page 26, “Risk Factors — Risks Related to Doing Business in China — The PRC government exerts substantial influence over the manner in which we conduct our business activities. The PRC government may also intervene or influence our operations and this offering at any time, which could result in a material change in our operations and our Class A ordinary shares could decline in value or become worthless” on page 29, and “Risk Factors — Risks Related to Doing Business in China — Our business processes a certain quantity of personal information, and failure to protect private or sensitive information of customers or improper handling of such information could have a material and adverse effect on our business. In light of recent events indicating greater oversight by the Cyberspace Administration of China, or CAC, over data security, we are subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition, results of operations, and the offering” on page 29.

Dividend and Other Distributions or Assets Transfer among Zhibao and Its Subsidiaries

Zhibao is a holding company with no material operations of its own and does not generate any revenue. It currently conducts substantially all of its operations through its PRC Subsidiaries. We are permitted under PRC laws and regulations to provide funding to our PRC Subsidiaries only through loans or capital contributions, and only if we satisfy the applicable government registration and approval requirements.

We may rely on dividends and other distributions on equity paid by our PRC Subsidiaries for our cash and financing requirements and our distribution of earnings or settlement of amounts owed will be done through our PRC Subsidiaries. If any of our PRC Subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to us.

We have adopted our cash management policy which dictates the purpose, amount and procedure of cash transfers among Zhibao and our subsidiaries. Historically, one PRC operating entity provides financial support for other entities’ operations by inter-company loans and they have not experienced difficulties or limitations on their ability to transfer cash between themselves. Prior to our reorganization for purpose of the IPO, cash transfers among our PRC operating entities and their subsidiaries were generally approved by the management of the company providing the funds. After our reorganization, cash transfers among Zhibao and our subsidiaries of less than RMB1 million (US$0.14 million) must be reported to, reviewed and approved by the chief financial officer of the company initiating such cash transfers; cash transfers equal to or in excess of RMB1 million (US$0.14 million) must be approved by the Chief Executive Officer and the Chief Financial Officer of Zhibao. Based on the advice of our Cayman counsel, Ogier (Cayman) LLP, there are currently no limitations imposed by Cayman Islands law on Zhibao’s ability to transfer cash between Zhibao and its investors, other than as set out under “Dividend Policy”, and we do not expect that there are any limitations on Zhibao’s ability to transfer cash between Zhibao and its investors going forward. However, there is no assurance that Cayman government will not intervene or impose restrictions in future on Zhibao’s ability to transfer or distribute cash between Zhibao and its investors. Among Zhibao and its subsidiaries, cash is transferred from Zhibao and Zhibao HK as needed in the form of capital contributions or working capital loans, as the case may be, to the PRC Subsidiaries as we are permitted under PRC laws and regulations to provide funding to our PRC Subsidiaries only through loans or capital contributions, and only if we satisfy the applicable government registration and approval requirements. We believe that there is no restriction imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to mainland China), except transfer of funds involving money laundering and criminal activities. We do not expect that there are any material limitations in the future on Zhibao’s ability to transfer cash originating from our PRC Subsidiaries, through our corporate structure, to investors. However, the PRC government currently imposes foreign exchange controls on the conversion of RMB into foreign currencies and the remittance of currencies out of mainland China. In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by PRC companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. Further, to the extent cash or assets in our business are in mainland China or Hong Kong or a mainland China or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our company and our subsidiaries by the PRC government to transfer cash or assets. There can be no assurance that the PRC government will not intervene or impose restrictions in future on our ability to transfer funds or distribute dividends within our PRC Subsidiaries or to investors. As of the date of this prospectus, no transfers, dividends or other distributions have been made from our subsidiaries to Zhibao or our investors, and no transfers, loans, or capital contributions have been made from Zhibao to any of our subsidiaries or our investors. See “Prospectus Summary — Our Corporate History and Structure — Condensed Consolidating Schedule” on page 6, consolidated financial statements beginning on page 21, “Prospectus Summary — Summary of Significant Risks Affecting Our Company” on pages 15, and “Prospectus Summary — Dividend and Other Distributions or Assets Transfer among Zhibao and Its Subsidiaries” on pages 10. See “Risk Factors — Risks Related to Doing Business in China — To the extent cash or assets in our business are in mainland China or Hong Kong or a mainland China or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our company and our subsidiaries by the PRC government to transfer cash or assets, which may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies” on page 41. In the future, cash proceeds raised from overseas financing activities may be transferred by us based on current statutory limits to our PRC Subsidiaries via loans or capital contribution, as the case may be.

We intend to keep any future earnings to re-invest in and finance the expansion of our business, and we do not anticipate that any cash dividends will be paid or any assets will be transferred in the foreseeable future. As of the date of this prospectus, none of our subsidiaries have made any dividends or distributions to us or our investors, and we have not made any dividends or distributions to our subsidiaries or investors.

Under the laws of the Cayman Islands, a Cayman Islands company may pay a dividend on its shares out of either profit or share premium account, provided that in no circumstances may a dividend be paid if following such payment the company would be unable to pay its debts as they fall due in the ordinary course of business. If we determine to pay dividends on any of our Class A ordinary shares in the future, as a holding company, we will be dependent on receipt of funds from our PRC Subsidiaries.

Current PRC regulations permit our indirect PRC Subsidiaries to pay dividends to the Company only out of its accumulated profits, if any, determined in accordance with Chinese accounting standards and regulations. Therefore, under our current corporate structure, we rely on dividend payments or other distributions from our PRC Subsidiaries to fund any cash and financing requirements we may have, including the funds necessary to pay dividends and other cash distributions to our shareholders or to service any debt we may incur. Our PRC Subsidiaries generate and retain cash generated from operating activities and re-invest it in our business. If our PRC Subsidiaries incur debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to us.

Our PRC Subsidiaries are permitted to pay dividends only out of their retained earnings. However, our PRC Subsidiaries are required to set aside at least 10% of its after-tax profits each year, after making up for previous year’s accumulated losses, if any, to fund certain statutory reserves, until the aggregate amount of such funds reaches 50% of its registered capital. This portion of our PRC Subsidiaries’ net assets is prohibited from being distributed to their shareholders as dividends. In addition, our PRC Subsidiaries are also required to further set aside a portion of its after-tax profits to fund the employee welfare fund, although the amount to be set aside, if any, is determined at the discretion of its board of directors. Although the statutory reserves can be used, among other ways, to increase the registered capital and eliminate future losses in excess of retained earnings of the respective companies, the reserve funds are not distributable as cash dividends except in the event of liquidation. See “Item 4. Information on the Company — B. Business Overview — Regulations in PRC — Regulations on Dividend Distributions” in our 2024 Annual Report. However, our PRC Subsidiaries have not made any dividends or other distributions to our holding company or any U.S. investors as of the date of this prospectus. See also “Risk Factors — Risks Related to Doing Business in China — We may rely on dividends and other distributions on equity paid by our PRC Subsidiaries to fund any cash and financing requirements we may have, and the PRC Subsidiaries’ restrictions on paying dividends or making other payments to us could restrict our ability to satisfy our liquidity requirements and have a material and adverse effect on our ability to conduct our business.”

The PRC government also imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. Therefore, we may experience difficulties in completing the administrative procedures necessary to obtain and remit foreign currency for the payment of dividends from our profits, if any. Furthermore, if our subsidiaries in the PRC incur debt on their own in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments. See “Risk Factors — Risks Related to Doing Business in China — Restrictions on currency exchange may limit our ability to utilize our revenues or make foreign currency payments effectively.”

Cash dividends, if any, on our ordinary shares will be paid in U.S. dollars. If we are considered a PRC tax resident enterprise for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax at a rate of up to 10%. A 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises. Any gain realized on the transfer of ordinary shares by such investors is also subject to PRC tax at a current rate of 10% which in the case of dividends will be withheld at source if such gain is regarded as income derived from sources within the PRC.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Double Tax Avoidance Arrangement, the 10% withholding tax rate may be lowered to 5% if a Hong Kong resident enterprise owns no less than 25% of a PRC project. However, the 5% withholding tax rate does not automatically apply and certain requirements must be satisfied, including without limitation that (a) the Hong Kong project must be the beneficial owner of the relevant dividends; and (b) the Hong Kong project must directly hold no less than 25% share ownership in the PRC project during the 12 consecutive months preceding its receipt of the dividends. In current practice, a Hong Kong entity must obtain a tax resident certificate from the Hong Kong tax authority to apply for the 5% lower PRC withholding tax rate. As the Hong Kong tax authority will issue such a tax resident certificate on a case-by-case basis, we cannot assure you that we will be able to obtain the tax resident certificate from the relevant Hong Kong tax authority and enjoy the preferential withholding tax rate of 5% under the Double Taxation Arrangement with respect to dividends to be paid by our PRC Subsidiaries to its immediate holding company, Zhibao HK. As of the date of this prospectus, we have not applied for the tax resident certificate from the relevant Hong Kong tax authority. Zhibao HK intends to apply for the tax resident certificate when our WFOE plans to declare and pay dividends to Zhibao HK. See “Risk Factors — Risks Related to Doing Business in China — Dividends payable to our foreign investors and gains on the sale of our ordinary shares by our foreign investors may be subject to PRC tax.”

Recent Developments

L1 Private Placement - First Tranche

On September 23, 2024, the Company entered into a Securities Purchase Agreement with the Investor. The Securities Purchase Agreement provides for loans in an aggregate principal amount of up to $8.0 million under three tranches. As of September 23, 2024, upon the First Closing of First Tranche, the Investor funded $675,000 (net of original issue discount of 10%) (the “First Tranche”) and the Investor has agreed to fund, (i) in a subsequent closing of the First Tranche, an additional $675,000 (net of original issue discount of 10%), subject to the satisfaction of the Equity Conditions (as defined below and in the Second Tranche Note), after the Company provides written confirmation to the Investor that a resale registration statement on Form F-1 has been filed with the SEC for the registration of Class A ordinary shares issuable upon conversion of the First Tranche Note (as defined below) and the exercise of the warrants, and, (ii) in a subsequent closing of the First Tranche, another $900,000 upon the execution of a duly executed deposit account control agreement (“DACA”) and establishment of a DACA account, subject to the satisfaction of the Equity Conditions. The Company and Investor agreed to consummate an additional financing of $2,500,000 in the second tranche (the “Second Tranche”) after 120 days following effectiveness of the resale registration statement, subject to certain conditions contemplated under the Securities Purchase Agreement. The Securities Purchase Agreement also contemplates a third tranche (the “Third Tranche”) financing of aggregate of up to $3,000,000, upon the mutual consent of the Investor and Company, after 180 days following the closing date of the Second Tranche.

The term “Equity Conditions” means(a) the Company has complied with all provisions of the transaction documents; (b) the Company is current with SEC filings as required under the Exchange Act; (c) there has been no default or event of default.; (d) the trading of Class A ordinary shares has not been suspended; (e) the Class A ordinary shares are DWAC Eligible; (f) the Class A ordinary shares are not subject to a “chill” or similar event imposed by The Depository Trust Co.; (g) the Company has met each delivery deadline under the Notes; (h) the Company has not engaged in the sale of any securities under Section 3(a)(10) of the Securities Act; (j) no purchaser shall be in possession of any material, non-public information provided to any of them by the Company with certain exceptions; (k) the resale registration statement covering the underlying shares, has been filed and declared effective within the timeframe provided for in the Registration Rights Agreement and compliant of the Securities Act; (l) any Class A ordinary shares underlying the Notes may be issued in compliance with rules or regulations of Nasdaq; (m) the Company has available Class A ordinary shares as necessary to issue all underlying shares; (n) no bona fide material dispute shall exist, by and between any of holder of the Notes and the Company, Nasdaq and/or the FINRA with respect to all provisions of the transaction documents; (o) the Company shall be in compliance with all SEC regulations and all listing requirements of Nasdaq; (p) in the case of a Monthly Payment (as defined in the Second Tranche Note) pursuant to Section 1.3 of the Notes, the dollar amount of a Monthly Payment that is proposed to be issued by the Company in Class A ordinary shares shall not exceed 300% of the average daily trading value for the Class A ordinary shares on Nasdaq for the 15 consecutive trading days prior to the applicable Monthly Payment Date (as defined in the Second Tranche Note), as reported on Bloomberg L.P., excluding the two trading days with the highest value traded and the two trading days with the lowest value traded; and (q) the market capitalization of the Class A ordinary shares is at least $25,000,000. The above description of the definition of Equity Conditions is qualified by the full description under the Section 5.12(z) of the Second Tranche Note in its entirety.

In consideration for the Investor’s funding of the First Closing of First Tranche, on September 23, 2024, the Company issued and sold to the Investor, in the Private Placement, (i) a convertible promissory note in the aggregate principal amount of up to $2,500,000 (the “First Tranche Note”), (ii) warrants to purchase up to 74,451 Class A ordinary shares when initially issued on September 23, 2024, at an initial exercise price of $4.71 per share, subject to certain adjustments (which was adjusted to 124,597 Class A ordinary shares at an exercise price of $2.8144 per share in connection with the issuing 240,000 Waiver Warrants (as defined below) to the Investor) and (iii) a pre-funded warrant to purchase up to 191,522 Class A ordinary shares (based on $750,000 divided by the 10-day volume weighted average price (“VWAP”) for the 10 trading day period immediately prior to the First Closing of First Tranche) at a nominal exercise price of $0.0001 per share, subject to certain adjustments. Pre-funded warrants may only be exercised upon occurrence of an Event of Default (as defined in the First Tranche Note). The First Tranche Note is initially convertible into Class A ordinary shares at conversion price of $4.71, subject to certain adjustments, provided that the conversion price shall not be reduced below a floor price of $0.7616. The First Tranche Note does not bear any interest and matures on September 23, 2025. Based in part upon the representations of the Investor in the Securities Purchase Agreement, the placement and sale of the warrants was made in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act and corresponding provisions of state securities or “blue sky” laws.

In connection with the Securities Purchase Agreement, on September 23, 2024, the Company entered into a registration rights agreement with the Investor pursuant to which the registrable securities held by the Investor, subject to certain conditions, are entitled to registration under the Securities Act. To secure the obligations of the Company to repay the First Tranche Note, on the same date, the Company and its subsidiaries entered into a security agreement with the Investor, which granted the Investor a lien and security interest in and to all of the Company’s DACA account to be established following the First Closing of First Tranche and any assets of the Company that are or become located in the United States. To guarantee the obligations under the security agreement, on the same day, the Company and its subsidiaries as guarantors also entered into a guarantee agreement. Each guarantor, jointly and severally, hereby unconditionally and irrevocably guarantees the full and prompt payment and performance to the Investor, as primary obligor and not as surety, when due, whether at maturity or by reason of acceleration or otherwise, of any and all of the obligations under the security agreement. In connection with the consummation of the First Closing of First Tranche, the Company paid $47,250 (representing 7% of gross proceeds) to the Placement Agent and $6,750 expenses pursuant to an engagement letter.

On October 1, 2024, pursuant to the terms of the Securities Purchase Agreement, the Company received additional $675,000 (net of original issue discount of 10%) in a second closing of the first tranche, excluding expenses and commissions (the “Second Closing of First Tranche”). In the Second Closing of First Tranche, the Company issued to the Investor a warrant to purchase up to 126,808 Class A ordinary shares (as adjusted from 79,599 Class A ordinary shares when initial issued on October 1, 2024). Based in part upon the representations of the Investor in the Securities Purchase Agreement, the placement and sale of the warrant was made in reliance on the exemption afforded by Section 4(a)(2) of the Securities Act and corresponding provisions of state securities or “blue sky” laws.

On December 11, 2024, the Company and the Investor entered into a letter agreement (the “December 2024 Letter Agreement”) and mutually agreed to waive the requirement under the Securities Purchase Agreement that the DACA and DACA Account have been executed and established, respectively, before closing of the remaining portion of the first tranche in the amount of $900,000 as provided under Section 2.1(a)(iii) of the Securities Purchase Agreement.

On December 11, 2024, pursuant to the terms of the Securities Purchase Agreement and the December 2024 Letter Agreement, the Company and the Investor consummated the third closing of the first tranche (the “Third Closing of First Tranche”), and the Company received additional $900,000 (net of original issue discount of 10%) in the Third Closing of First Tranche, excluding expenses and commissions, and issued to the Investor a warrant to purchase up to 184,788 Ordinary Shares (as adjusted from 160,020 Class A ordinary shares pursuant to the Section 3(d) of the warrant issue to the Investor at the Third Closing of First Tranche) at an exercise price of $2.81 per Ordinary Share, subject to certain further adjustments. In connection with the consummation of the Third Closing of First Tranche, the Company paid $63,000 (representing 7% of gross proceeds) to the Placement Agent and $9,000 expenses pursuant to an engagement letter.

L1 Private Placement - Second Tranche

February 2025 Letter Agreement

On February 14, 2025, the Company and the Investor entered into a letter agreement (the “February 2025 Letter Agreement”), pursuant to which the Company and the Investor amended the Securities Purchase Agreement (as amended, the “A&R Securities Purchase Agreement”) to provide for up to three closings in the second tranche (each closing, the “Second Tranche Closing”; collectively, the “Second Tranche Closings”), including (i) the First Closing of Second Tranche for $700,000 in face value of Second Tranche Note and accompanying warrants to occur immediately upon execution of the February 2025 Letter Agreement (subject to satisfaction of other conditions set forth in the A&R Securities Purchase Agreement and the February 2025 Letter Agreement); (ii) the second closing of Second Tranche (the “Second Closing of Second Tranche”) to be for an additional $300,000 in face value of Second Tranche Note and accompanying warrants to occur upon the SEC declaring effective the Company’s resale registration statement covering the underlying shares with respect to the Second Tranche Closings (the “Second Tranche Resale Registration Statement”); and (iii) the third closing of Second Tranche (the “Third Closing of Second Tranche”) to be for an additional $1,500,000 in face value of Second Tranche Note and accompanying warrants to occur on the trading day following the closing price of the Company’s Class A ordinary shares at the time of such subsequent Second Tranche Closing equaling or exceeding at least $2.50 per share (subject to adjustment for any reverse stock split or similar corporate event), if such closing price threshold is met within 120 days following November 22, 2024, which is the effectiveness date of the initial First Tranche Resale Registration Statement (which 120-day period may be extended by an additional 60 days at the election of the Investor), provided, that each closing of the Second Tranche shall be subject to satisfaction of the Equity Conditions (as defined in the Second Tranche Note) and the other conditions and requirements set forth in the A&R Securities Purchase Agreement.

In addition, pursuant to the February 2025 Letter Agreement, the A&R Securities Purchase Agreement also provides that the Second Tranche Note and, if applicable, a third tranche note (the “Third Tranche Note”) shall have the following new or amended terms: (i) the number of deferrals or accelerations in the third paragraph of Section 1.3 of the Securities Purchase Agreement shall by increased from five to six, (ii) the holder of the Second Tranche Note and, if applicable, the Third Tranche Note may accelerate any Monthly Payment (as defined in the Second Tranche Note) on or following any day on which the trading value (determined by multiplying the VWAP by the trading volume on such day) of the Class A ordinary shares is at least $5 million, and any such accelerations will not count against the six total accelerations referred to in (i) above, and (iii) the floor price will be subject to reduction (but not increase) on the six-month anniversary of the applicable closing date, and on every succeeding six-month anniversary thereafter, to equal 20% of the average VWAP during the five trading days immediately preceding each such date.

First Closing of Second Tranche

On February 14, 2025, pursuant to the terms of the A&R Securities Purchase Agreement and the February 2025 Letter Agreement, the Company and the Investor consummated the First Closing of Second Tranche, and the Company received $630,000 (net of original issue discount of 10%) in the First Closing of Second Tranche, excluding expenses and commissions. In connection with the consummation of the First Closing of Second Tranche, the Company paid $44,100 (representing 7% of gross proceeds) to the Placement Agent and $6,300 expenses pursuant to an engagement letter.

In consideration for the Investor’s funding of the First Closing of Second Tranche, on February 14, 2025, the Company issued and sold to the Investor, in a private placement, (i) the Second Tranche Note, having an initial principal amount of $700,000 reflecting the funding of the First Closing of Second Tranche and giving effect to the 10% original issue discount, and (ii) a warrant to purchase up to 202,459 Class A ordinary shares at an initial exercise price of $1.69964 per share, subject to certain adjustments.

The Second Tranche Note is initially convertible into Class A ordinary shares at conversion price of $1.69964 per share, subject to certain adjustments, provided that the conversion price shall not be reduced below a floor price of $0.282. The Second Tranche Note does not bear any interest and matures on February 13, 2026.

Commencing on the earlier of (i) the 60-day anniversary after the date hereof and (ii) the date on which the first Second Tranche Resale Registration Statement shall have been declared effective by the SEC, the Company is required to pay to the Investor the outstanding principal balance under the Second Tranche Note in monthly installments, on such date and each one (1) month anniversary thereof, in an amount equal to 105% of the total principal amount multiplied by the quotient determined by dividing one by the number of months remaining until the maturity date of the Second Tranche Note, until the outstanding principal amount has been paid in full or, if earlier, upon acceleration, conversion or redemption of the Second Tranche Note in accordance with its terms. All monthly payments are payable the Company, in cash, provided that under certain circumstances, as provided in the Second Tranche Note, the Company may elect to pay in Class A ordinary shares.

If the Company directly or indirectly receives proceeds from and closes any kind of financing including through the issuance of any equity or debt securities, the Investor may request a prepayment of the principal amount of the Second Tranche Note and any accrued and unpaid interest thereon (if any) in an amount up to 25% of the gross proceeds received by the Company.

Within 15 days after receipt of a written notice from the Company of a Change of Control (as such term is defined in the Second Tranche Note), the Investor may require the Company to prepay the Second Tranche Note, in an amount equal to 120% of the sum of (i) the outstanding principal balance of the Second Tranche Note and (ii) and any accrued and unpaid interest thereon (if any).

Upon the occurrence of any Event of Default, interest shall accrue on the Second Tranche Note at a rate equal to 10% per annum or, if less, the highest amount permitted by law. In addition, upon the occurrence of Event of Default, which has not been cured within any applicable cure period, interest is also payable at the “Mandatory Default Amount” (i.e. 120% of the sum of (i) the outstanding principal balance of the Second Tranche Note on the date on which the first Event of Default has occurred and (ii) any accrued and unpaid interest thereon. Furthermore, if an Event of Default is not cured, the Investor also shall have the right to convert the Mandatory Default Amount (as defined in the Second Tranche Note), upon the terms provided in the Second Tranche Note.

Each of the Second Tranche Note and the First Closing of Second Tranche Warrant provides that the Investor will not have the right to convert any portion of the Second Tranche Note or exercise any portion of the First Closing of Second Tranche Warrant, as applicable, if, together with its affiliates, and any other party whose holdings would be aggregated with those of the holder for purposes of Section 13(d) or Section 16 of the Securities of 1934, as amended, would beneficially own in excess of 4.99% of the number of Class A ordinary shares outstanding immediately after giving effect to such conversion or exercise, as applicable (the “Beneficial Ownership Limitation”); provided, however, that the Beneficial Ownership Limitation shall be increased to 9.99% on the 61st day upon receipt of a written notice by the Investor delivered to the Company, and provided further, in no event shall the Beneficial Ownership Limitation exceed 9.99%.

GEM Share Subscription Facility and Termination

On December 16, 2024, the Company entered into certain share purchase agreement (the “GEM Share Purchase Agreement”) and certain registration rights agreement (the “GEM Registration Rights Agreement”, together with the GEM Share Purchase Agreement, the “GEM Agreements”) with GEM Global Yield LLC SCS (“GEM”) and GEM Yield Bahamas Limited (“GYBL”), in connection with setting up certain share subscription facility. Pursuant to the GEM Share Purchase Agreement, GEM agreed to purchase up to $50,000,000 of the Class A ordinary shares during a three-year period. On December 16, 2024, the Company issued to GYBL a warrant to purchase 467,800 ordinary shares at an exercise price of $3.95 per share (the “GYBL Warrant”, collectively with the GEM Agreements, the “GEM Transaction Documents”).

On March 11, 2025, the Company terminated the GEM Transaction Documents, including the GYBL Warrant. No Class A ordinary shares have been issued under the GEM Transaction Documents as of the date of this prospectus.

Summary of Significant Risks Affecting Our Company

Our business is subject to multiple risks and uncertainties, as more fully described in “Risk Factors” and elsewhere in this prospectus. We urge you to read “Risk Factors” beginning on page 23 and this prospectus in full. Our significant risks may be summarized as follows:

Risks Related to Doing Business in China

We are subject to risks and uncertainties relating to doing business in China in general, including, but are not limited to, the following:

●	Our Class A ordinary shares may be delisted under the HFCA Act if the PRC adopts positions at any time in the future that would prevent the PCAOB from continuing to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong. The delisting of our Class A ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which amends the HFCA Act and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our Class A ordinary shares may be prohibited from trading or delisted. As a result, trading in our securities may be prohibited under the HFCA Act, as amended by the Accelerating Holding Foreign Companies Accountable Act, and related regulations if the PCAOB determines that it cannot inspect or investigate completely our auditor for a period of two consecutive years, and that as a result an exchange may determine to delist our securities. The HFCA Act, the Accelerating Holding Foreign Companies Accountable Act, which amends the HFCA Act, together with recent joint statement by the SEC and PCAOB, the PCAOB’s determinations, and the Nasdaq rule changes all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments add uncertainties to our offering. See “Risk Factors” beginning on page 23.

●	Changes in the political and economic policies of the PRC government or in relations between China and the United States may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies. See “Risk Factors” beginning on page 25.

●	Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us. See “Risk Factors” beginning on page 26.

●	The PRC government exerts substantial influence over the manner in which we conduct our business activities. The PRC government may also intervene or influence our operations and this offering at any time, which could result in a material change in our operations and our Class A ordinary shares could decline in value or become worthless. See “Risk Factors” beginning on page 29.

●	Our business processes a certain quantity of personal information, and failure to protect private or sensitive information of end customers or improper handling of such information could have a material and adverse effect on our business. In light of recent events indicating greater oversight by the Cyberspace Administration of China, or CAC, over data security, we are subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition, results of operations, and the offering. See “Risk Factors” beginning on page 29.

●	PRC regulation on loans to, and direct investment in, our PRC Subsidiaries by offshore holding companies and governmental control in currency conversion may delay or prevent us from using the proceeds of any future offerings to make loans to or make additional capital contributions to our PRC Subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business. See “Risk Factors” beginning on page 33.

●	On February 17, 2023, the CSRC released the New Overseas Listing Rules for China-based companies seeking to conduct overseas offering and listing in foreign markets, effective as of March 31, 2023. The New Overseas Listing Rules requires any post-listing follow-on offering by an issuer in an overseas market, including issuance of shares, convertible notes and other similar securities, shall be subject to filing requirement within three business days after the completion of the offering. Under the New Overseas Listing Rules, the PRC government exerts more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to continue to offer our Class A ordinary shares to investors and could cause the value of our Class A ordinary shares to significantly decline or such shares to become worthless. See “Risk Factors” beginning on page 38.

●	Within our direct holding structure, substantial uncertainties exist with respect to the requirement of National Financial Regulatory Administration and how it may impact the viability of our current corporate structure, corporate governance and business operations. See “Risk Factors” beginning on page 43.

●	Failure to make adequate contributions to various employee benefit plans and withhold individual income tax on employees’ salaries as required by PRC regulations or comply with laws and regulations on other employment practices may subject us to penalties. See “Risk Factors” beginning on page 44.

Risks Related to Our Business and Industry

In the following discussion of risks related to our business and industry, unless otherwise provided, “we,” “us,” “our,” or “ourselves” refer to Zhibao’s PRC Subsidiaries or Zhibao China Group.

Risks and uncertainties related to our business and industry include, but are not limited to, the following:

●	We are dependent on key insurance companies on the supply of insurance products to our end customers, the loss of which could adversely affect our business, financial condition and results of operations. See “Risk Factors” beginning on page 45.

●	We are dependent on our B channels to reach end customers. Failure to acquire new B channels or retain existing B channels in a cost-effective manner, our business, financial condition and results of operations may be materially and adversely affected. See “Risk Factors” beginning on page 46.

●	Our PRC subsidiary, namely Zhibao China, significantly relies on a third party (“MGU Partner”), its subsidiaries, affiliates, successors and assigns to conduct MGU services. Failure to comply with the relevant laws and regulations with regard to the MGU services will adversely and materially affect our business, financial conditions and results of operations.

●	The innovative insurance technology and infrastructure we use to optimize our insurance solutions require continuous developments and upgrades. We cannot assure you that these technologies will fully support our business. See “Risk Factors” beginning on page 47.

●	The regulation on the requirement of a company to make a filing on internet information service in China is subject to interpretation, and our operation of digital insurance broker services could be harmed if we are deemed to have violated applicable laws and regulations. See “Risk Factors” beginning on page 47.

●	If we are unable to attract, incentivize and retain talented professionals, our business, financial condition and results of operations may be affected. See “Risk Factors” beginning on page 47.

●	We are subject to governmental regulations and other legal obligations related to privacy, information security, and data protection, and any security breaches, and our actual or perceived failure to comply with our legal obligations could harm our brand and business. See “Risk Factors” beginning on page 49.

●	Zhibao has identified two material weaknesses in its internal controls over financial reporting. If Zhibao does not adequately remediate the material weaknesses, or if it experiences additional material weaknesses in the future or otherwise fails to maintain effective internal controls, it may not be able to accurately or timely report its financial condition or results of operations, or comply with the accounting and reporting requirements applicable to public companies, which may adversely affect investor confidence in Zhibao and the market price of its shares. See “Risk Factors” beginning on page 54.

Risks Related to Offering and Ownership of Class A Ordinary Shares

Risks and uncertainties related to this offering and ownership of Class A ordinary shares include, but are not limited to, the following:

●	The trading market for our Class A ordinary shares is very new, and consistently robust and liquid trading market may not develop or be sustained over the long term. See “Risk Factors” beginning on page 56.

●	Nasdaq may apply additional and more stringent criteria for our continued listing because we commutated a small public offering and insiders currently hold a large portion of our listed securities. See “Risk Factors” beginning on page 56.

●	Our Chairman of the board of directors and Chief Executive Officer, Mr. Botao Ma, beneficially owns 16,816,692 Class B ordinary shares, currently representing approximately 95.5% of the voting power of our outstanding share capital, and has significant influence over all corporate matters for which shareholder approval is required. See “Risk Factors” beginning on page 56.

●	If we fail to meet continued listing standards of the Nasdaq Stock Market LLC, our Class A ordinary shares may be delisted. Delisting could adversely affect the liquidity of our Class A ordinary shares and the market price of our Class A ordinary shares could decrease, and our ability to obtain sufficient additional capital to fund our operations and to continue as a going concern would be substantially impaired. See “Risk Factors” beginning on page 57.

●	The trading price of our Class A ordinary shares may be volatile, which could result in substantial losses to investors. See “Risk Factors” beginning on page 57.

●	The sale or availability for sale of substantial amounts of our Class A ordinary shares could adversely affect their market price. See “Risk Factors” beginning on page 58.

●	Certain initial public offerings of companies with public floats comparable to our public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Class A ordinary shares. See “Risk Factors” beginning on page 58.

●	Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Class A ordinary shares for return on your investment. See “Risk Factors” beginning on page 59.

●	If we are classified as a passive foreign investment company, United States taxpayers who own our Class A ordinary shares may have adverse United States federal income tax consequences. See “Risk Factors” beginning on page 59.

●	We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements. See “Risk Factors” beginning on page 62.

●	We are a “controlled company” within the meaning of the Nasdaq Stock Market Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies. See “Risk Factors” beginning on page 60.

●	Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions. See “Risk Factors” beginning on page 63.

Implications of Being an Emerging Growth Company

We had less than $1.235 billion in revenue during our last fiscal year. As a result, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and may take advantage of reduced public reporting requirements. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our Class A ordinary shares in the IPO. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” if our annual gross revenues exceed $1.235 billion or if we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. We have elected to take advantage of this extended transition period and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

Implications of Being a Foreign Private Issuer

We report under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as a non-U.S. company with “foreign private issuer” status. Even after we no longer qualify as an emerging growth company, so long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act and the rules thereunder that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act that require U.S. domestic public companies to issue financial statements prepared under U.S. GAAP;

●	the sections of the Exchange Act that regulate the solicitation of proxies, consents or authorizations in respect of any securities registered under the Exchange Act;

●	the sections of the Exchange Act that require insiders to file public reports of their share ownership and trading activities and that impose liability on insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act that require the filing with the SEC of quarterly reports on Form 10-Q, containing unaudited financial and other specified information, and current reports on Form 8-K, upon the occurrence of specified significant events.

We will file with the SEC, within four months after the end of each fiscal year (or such other reports required by the SEC), an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain of the more extensive SEC executive compensation disclosure rules. Therefore, if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from such rules and will continue to be permitted to follow our home country practice as to the disclosure of such matters.

Implications of Being a Controlled Company

Under the Nasdaq Rules, a controlled company is a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company. We may be deemed a controlled company because Mr. Botao Ma, our Chairman and Chief Executive Officer, currently owns more than 50% of our voting power. For so long as we remain a controlled company, we are exempt from the obligation to comply with certain Nasdaq corporate governance requirements, including:

●	our board of directors is not required to be comprised of a majority of independent directors;

●	our board of directors is not subject to the compensation committee requirement; and

●	we are not subject to the requirements that director nominees be selected either by the independent directors or a nomination committee comprised solely of independent directors.

The controlled company exemptions do not apply to the audit committee requirement or the requirement for executive sessions of independent directors. We are required to disclose in our annual report that we are a controlled company and the basis for that determination. Although we do not plan to take advantage of the exemptions provided to controlled companies, we may in the future take advantage of such exemptions.

Corporate Information

Our principal executive offices are located at Floor 3, Building 6, Wuxing Road, Lane 727, Pudong New Area, Shanghai, China, 201204, and our telephone number is +86 21-5089-6502. Our website is www.zhibao-tech.com. Information contained on, or available through, our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus. Our registered office in the Cayman Islands is located at the office of Sertus Incorporations (Cayman) Limited, Sertus Chambers, Governors Square, Suite # 5-204, 23 Lime Tree Bay Avenue, P.O. Box 2547, Grand Cayman, KY1-1104, Cayman Islands, or such other place in the Cayman Islands as the directors may, from time to time decide. Our agent for service of process in the United States is Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, DE 19711.

Summary Financial Information Related to The Company

The PRC Subsidiaries contributed to 100% of our consolidated revenue for the fiscal years ended June 30, 2023 and 2024. The following tables present selected condensed consolidating schedules of Zhibao and its subsidiaries as of and for the fiscal years ended June 30, 2023 and 2024, which have been derived from our audited consolidated financial statements for those years.

The tables below demonstrate the quantitative metrics of the condensed consolidating schedule that disaggregates operations and depicts the financial position, results of operations and cash flows of Zhibao and its subsidiaries as of June 30, 2023, and 2024, and for the fiscal years ended June 30, 2023 and 2024.

Condensed Consolidating Schedule — Statement of Operations

	For the Fiscal Year Ended June 30,
	2023	2024	2024
	RMB	RMB	USD
Revenues	142,102,834	183,669,326	25,273,740
Cost of revenues	(83,485,203)	(108,908,547)	(14,986,315)
Total operating expenses	(103,170,372)	(64,653,628)	(8,896,635)
Income tax expenses	(541,460)	(5,510,773)	(758,308)
Net loss (income)	(43,098,780)	13,251,753	1,823,501

Condensed Consolidating Schedule — Balance Sheet

	As of June 30,	As of June 30,
	2023	2024	2024
	RMB	RMB	USD
Cash and cash equivalents	9,873,678	2,401,495	330,457
Total current assets	113,706,012	197,551,743	27,184,025
Total non-current assets	14,330,155	11,235,897	1,546,111
Total assets	128,036,167	208,787,640	28,730,136
Total current liabilities	94,300,176	141,068,960	19,411,735
Total non-current liabilities	2,280,852	3,727,886	512,975
Total liabilities	96,581,028	144,796,846	19,924,710

Condensed Consolidating Schedule — Statement of Cash Flows

	For the Fiscal Year Ended June 30,
	2023	2024	2024
	RMB	RMB	USD
Net cash used in operating activities	(1,123,895)	(3,809,353)	(524,185)
Net cash provided by (used in) investing activities	13,974,214	(592,338)	(81,509)
Net cash (used in) provided by financing activities	(4,555,972)	30,907,356	4,252,994

The Offering

Class A ordinary shares being offered by the Selling Shareholder:

(i) Up to 8,865,249 Class A ordinary shares issuable upon conversion of the Second Tranche Note; (ii) up to 50,146 Class A ordinary shares issuable upon exercise of the Additional First Closing of First Tranche Warrant; (iii) up to 46,825 Class A ordinary shares issuable upon exercise of the Additional Second Closing of First Tranche Warrant; (iv) up to 184,788 Class A ordinary shares issuable upon exercise of the Third Closing of First Tranche Warrant; (v) up to 202,459 Class A ordinary shares issuable upon exercise of the First Closing of Second Tranche Warrant; and (vi) up to 202,459 Class A ordinary shares issuable upon exercise of the Second Closing of Second Tranche Warrant.

Number of Class A ordinary shares outstanding before the offering:	15,850,029 Class A ordinary shares.

Number of Class A ordinary shares outstanding after the offering:	25,401,955 Class A ordinary shares, based on 15,850,029 Class A ordinary shares outstanding as of May 20, 2025, assuming full conversion of (i) the Second Tranche Note, at a floor price of $0.282 per share; (ii) up to 50,146 Class A ordinary shares issuable upon exercise of the Additional First Closing of First Tranche Warrant; (iii) up to 46,825 Class A ordinary shares issuable upon exercise of the Additional Second Closing of First Tranche Warrant; (iv) 184,788 Class A ordinary shares issuable upon exercise of the Third Closing of First Tranche Warrant; (v) 202,459 Class A ordinary shares issuable upon exercise of the First Closing of Second Tranche Warrant; and (vi) 202,459 Class A ordinary shares issuable upon exercise of the Second Closing of Second Tranche Warrant.

Use of Proceeds	We will not receive any proceeds from the resale or other disposition of the Class A ordinary shares by the Selling Shareholder. However, we will receive the proceeds of any cash exercise of the L1 Warrants. We intend to use the net proceeds from any cash exercise of the L1 Warrants for working capital and general corporate purposes. See “Use of Proceeds.”

Rights associated with our ordinary shares:	Holders of Class A ordinary shares and Class B ordinary shares have the same rights except for voting rights and conversion. Each Class A ordinary share is entitled to one vote and each Class B ordinary share is entitled to twenty votes. Each Class B ordinary share is convertible into one Class A ordinary share at the option of the holder of such Class B ordinary share at any time, but Class A ordinary shares shall not be convertible into Class B ordinary shares under any circumstances. Upon any transfer of Class B ordinary shares by a holder to any person or entity other than holders of Class B ordinary shares or their affiliates, such Class B ordinary shares shall be automatically and immediately converted into the equivalent number of Class A ordinary shares. Holders of Class A ordinary shares and Class B ordinary shares will vote together as a single class on all matters submitted to a vote of our shareholders.

Nasdaq symbol:	“ZBAO”

Transfer agent and registrar	Continental Stock Transfer & Trust Company

Risk factors:	Investing in our Class A ordinary shares involves a significant degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 23 and the other information in this prospectus for a discussion of the factors you should consider carefully before you decide to invest in our Class A ordinary shares.

RISK FACTORS

Investing in our Class A ordinary shares is highly speculative and involves a significant degree of risk. You should carefully consider the risk factors set forth in our 2024 Annual Report on file with the SEC, which is incorporated by reference into this prospectus, as well as the following risk factors and other information contained in this prospectus, before making an investment in our company. The risks discussed below or incorporated by reference in this prospectus could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our Class A ordinary shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

Risks Related to Doing Business in China

Our Class A ordinary shares may be delisted under the HFCA Act if the PRC adopts positions at any time in the future that would prevent the PCAOB from continuing to inspect or investigate completely accounting firms headquartered in mainland China or Hong Kong. The delisting of our Class A ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which amends the HFCA Act and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our Class A ordinary shares may be prohibited from trading or delisted. The HFCA Act, the Accelerating Holding Foreign Companies Accountable Act, which amends the HFCA act, together with recent joint statement by the SEC and PCAOB, the PCAOB’s determinations, and the Nasdaq rule changes all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. These developments add uncertainties to our offering.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the disclosure, financial reporting and other risks associated with investing in companies based in or have substantial operations in emerging markets including China as well as the limited remedies available to investors who might take legal action against such companies. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in “Restrictive Market,” (ii) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors. These proposals were approved by the SEC on October 4, 2021. These developments add uncertainties to our offering, including the possibility that Nasdaq can stop trading in our securities if the PCAOB cannot inspect or fully investigate our auditor.

Furthermore, various equity-based research organizations have recently published reports on China-based companies after examining their corporate governance practices, related party transactions, sales practices and financial statements, and these reports have led to special investigations and listing suspensions on U.S. national exchanges. Any similar scrutiny on us, regardless of its lack of merit, could cause the market price of our shares to fall, divert management resources and energy, cause us to incur expenses in defending ourselves against rumors, and increase the premiums we pay for director and officer insurance.

On May 20, 2020 and December 2, 2020, the United States Senate and the United States House of Representatives, respectively, passed S. 945, the HFCA Act, which was signed into law on December 18, 2020. The HFCA Act requires a foreign company to certify that it is not owned or manipulated by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited from trading on a national exchange. Although we believe that the HFCA Act and the related regulations do not currently affect us, we cannot assure you that there will not be any further implementations and interpretations of the HFCA Act or the related regulations, which might pose regulatory risks to and impose restrictions on us because of our primary operations in China.

The lack of access to the PCAOB inspection in China prevents the PCAOB from fully evaluating audits and quality control procedures of the auditors based in China. As a result, the investors may be deprived of the benefits of such PCAOB inspections. The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of these accounting firms’ audit procedures or quality control procedures as compared to auditors outside of China that are subject to the PCAOB inspections, which could cause existing and potential investors in our stock to lose confidence in our audit procedures and reported financial information and the quality of our financial statements.

On December 2, 2021, the SEC issued final rules under the HFCA Act, which became effective on January 10, 2022, amending the disclosure requirements in annual reports. These amendments apply to registrants that the SEC identifies as having filed an annual report issued by a registered public accounting firm that is located in a foreign jurisdiction that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. The amendments require the submission of documentation to the SEC establishing that such a registrant is not owned or controlled by a governmental entity in that foreign jurisdiction and also require disclosure in a foreign issuer’s annual report regarding the audit arrangements of, and governmental influence on, such registrants. The SEC is to identify a reporting company that has retained a registered public accounting firm to issue an audit report where that registered public accounting firm has a branch or office that:

●	Is located in a foreign jurisdiction; and

●	The PCAOB has determined that it is unable to inspect or investigate completely because of a position taken by an authority in the foreign jurisdiction.

Once identified, Section 104(i)(2)(B) of the Sarbanes-Oxley Act requires these issuers, which the SEC refers to as “SEC-Identified Issuers,” to submit in connection with their annual report documentation to the SEC establishing that they are not owned or controlled by a governmental entity in that foreign jurisdiction and to name any director who is affiliated with the Chinese Communist Party or whether the company’s articles include any charter of the Chinese Communist Party.

On December 16, 2021, the PCAOB determined that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that are headquartered in mainland China or Hong Kong. Our auditor, Marcum Asia CPAs LLP, the headquarter of which is based in New York, is currently subject to inspection by the PCAOB at least every three years. Therefore, it is not subject to the determinations announced by the PCAOB on December 16, 2021 as it is not on the list published by the PCAOB. However, our auditor’s China affiliate is located in, and organized under the laws of the PRC. We cannot assure you that we will not be identified by the SEC under the HFCA Act as an issuer that has retained an auditor that has a branch or office located in a foreign jurisdiction that the PCAOB determines it is unable to inspect or investigate completely because of a position taken by an authority in that foreign jurisdiction. In the event the PRC authorities would further strengthen regulations over auditing work of Chinese companies listed on the U.S. stock exchanges, which would prohibit our current auditor to perform work in China, then we would need to change our auditor and the audit workpapers prepared by our new auditor may not be inspected by the PCAOB without the approval of the PRC authorities, In which case the PCAOB may not be able to fully evaluate the audit or the auditors’ quality control procedures. In addition, there can be no assurance that, if we have a “non-inspection” year, we will be able to take any remedial measures. If any such event were to occur, trading in our securities could in the future be prohibited under the HFCA Act and, as a result, we cannot assure you that we will be able to maintain the listing of our Class A ordinary shares on Nasdaq or that you will be allowed to trade our Class A ordinary shares in the United States on the “over-the-counter” markets or otherwise. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange. Furthermore, due to the recent developments in connection with the implementation of the HFCAA, we cannot assure you whether the SEC, Nasdaq or other regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. The requirement in the HFCA Act that the PCAOB be permitted to inspect the issuer’s public accounting firm within three years, may result in our delisting in the future if the PCAOB is unable to inspect our accounting firm at such future time.

On August 26, 2022, the CSRC, the MOF, and the PCAOB signed the Protocol to allow the PCAOB to inspect and investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, consistent with the HFCA Act, and the PCAOB will be required to reassess its determinations by the end of 2022. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely.

On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by decreasing the number of non-inspection years from three years to two, thus reducing the time period before our Class A ordinary shares may be prohibited from trading or delisted. As a result, trading in our securities may be prohibited under the HFCA Act, as amended by the Accelerating Holding Foreign Companies Accountable Act, and related regulations if the PCAOB determines that it cannot inspect or investigate completely our auditor for a period of two consecutive years, and that as a result an exchange may determine to delist our securities.

Notwithstanding the foregoing, we cannot assure you that, because our books and records are primarily located in mainland China, we will in the future be able to become an issuer that is not a SEC-Identified Issuer, in which event our Class A ordinary shares may not be tradable in any United States stock exchange or market and it may be necessary for us to list on a foreign exchange in order that our Class A ordinary shares can be traded. It is possible that, in the event trading in our stock in the United States is no longer possible, you may lose the entire value of your Class A ordinary shares.

Further, new laws and regulations or changes in laws and regulations in both the United States and China could affect our ability to list our shares on Nasdaq, which could materially impair the market for and market price of our Class A ordinary shares.

Changes in the political and economic policies of the PRC government or in relations between China and the United States may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies.

We are a Cayman Islands holding company and are not a PRC operating company. As a holding company with no material operations of our own, we conduct substantially all of our operations in the PRC through our PRC Subsidiaries and substantially all of our revenues is sourced from the PRC. Accordingly, our financial condition and results of operations are affected to a significant extent by economic, political and legal developments in the PRC or changes in government relations between China and the United States or other governments. There is significant uncertainty about the future relationship between the United States and China with respect to trade policies, treaties, government regulations and tariffs.

The PRC economy differs from the economies of most developed countries in many respects, including the extent of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth by allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, regulating financial services and institutions and providing preferential treatment to particular industries or companies.

While the PRC economy has experienced significant growth in the past four decades, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall PRC economy, but may also have a negative effect on us. Our financial condition and results of operation could be materially and adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. In addition, the PRC government has implemented in the past certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity.

In July 2021, the PRC government provided new guidance on China-based companies raising capital outside of China. In light of such developments, the SEC has imposed enhanced disclosure requirements on China-based companies seeking to register securities with the SEC. As substantially all of our operations are based in China, any future Chinese, U.S. or other rules and regulations that place restrictions on capital raising or other activities by China based companies could adversely affect our business and results of operations. If the business environment in China deteriorates from the perspective of domestic or international investment, or if relations between China and the United States or other governments deteriorate, the PRC government may intervene with our operations and our business in China and United States, as well as the market price of our Class A ordinary shares, may also be adversely affected.

Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us.

Our PRC Subsidiaries are subject to various PRC laws, rules and regulations generally applicable to companies in China. The PRC legal system is based on written statutes. Unlike common law systems, it is a system in which legal cases have limited value as precedents. In the late 1970s, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly increased the protections afforded to various forms of foreign or private-sector investment in China.

As relevant laws and regulations are relatively new and the PRC legal system continues to rapidly evolve with little advance notice, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business, impede our ability to continue our operations and reduce the value of your investment in Zhibao.

On December 28, 2021, the Cybersecurity Review Measures (2021 version) which were promulgated and became effective on February 15, 2022, provide that any “online platform operators” possessing personal information of more than one million users which seeks to list in a foreign stock exchange should be subject to cybersecurity review. The Cybersecurity Review Measures (2021 version), further list the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The CAC requires that under the new rules, online platform operators possessing personal information of more than one million users must apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” The cybersecurity review will also look into the potential national security risks from overseas IPOs. As a network platform operator who possesses personal information of more than one million users for purposes of the Cybersecurity Review Measures (2021 version), we have applied for and completed a cybersecurity review with respect to the IPO and we are not required to do the cybersecurity review for this offering pursuant to the Cybersecurity Review Measures (2021 version).

As of the date of this prospectus, our PRC Subsidiaries had personal information of more than 15 million end customers through their digital insurance brokerage services and MGU services. Based upon the advice of our PRC counsel, Jinghe Law Firm, that each of our PRC Subsidiaries, is deemed a “personal information processor” under the Personal Information Protection Law (“PIPL”) because they can all independently determine the handling purpose and method in the handling of personal information as defined in the PIPL.

In addition, neither Zhibao nor any of its subsidiaries is deemed an operator of any “critical information infrastructure” as defined under the PRC Cybersecurity Law and the Security Protection Measures on Critical Information Infrastructure promulgated by the State Council on July 30, 2021, which became effective on September 1, 2021, because neither of them is identified and notified by the PRC competent government authorities that any of them is a critical information infrastructure operator (“CIIO”). Notwithstanding the foregoing, Zhibao and its subsidiaries will be deemed an “online platform operator” possessing personal information of more than one million users under the Cybersecurity Review Measures if the platform operated by the Company for our digital insurance brokerage services and MGU services possesses personal information of more than one million users.

On February 17, 2023, the CSRC released the New Overseas Listing Rules, which came into effect on March 31, 2023. The New Overseas Listing Rules apply to overseas securities offerings and/or listings conducted by (i) companies incorporated in the PRC, or PRC domestic companies, directly and (ii) companies incorporated overseas with operations primarily in the PRC and valued on the basis of interests in PRC domestic companies, or indirect offerings. The New Overseas Listing Rules requires (1) the filings of the overseas offering and listing plan by the PRC domestic companies with the CSRC under certain conditions, and (2) the filing of their underwriters with the CSRC under certain conditions and the submission of an annual report to of such filed underwriters the CSRC within the required timeline. The required filing scope is not limited to the initial public offering, but also includes subsequent overseas securities offerings, single or multiple acquisition(s), share swap, transfer of shares or other means to seek an overseas direct or indirect listing, a secondary listing or dual listing.

Under the New Overseas Listing Rules, a filing-based regulatory system applies to “indirect overseas offerings and listings” of companies in mainland China, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings or other similar rights of a company in mainland China that operates its main business in mainland China. As advised by our PRC legal counsel, Jinghe Law Firm, pursuant to the New Overseas Listing Rules, following an initial public offering, an issuer conducting an offering of its securities (including ordinary shares, convertible notes or preferred shares) is required to submit a filing to the CSRC within three business days after the closing of such offering. Our PRC counsel further advised us that in the event such an offering is conducted in multiple tranches and/or closings, only one such filing to the CSRC (covering the securities that have been issued and/or are contemplated to be issued across all tranches and/or closings) is required upon completion of the first tranche or closing, whichever is earlier, and no additional filing is required for each subsequent tranches or closings, if any. Upon completion of all tranches and/or closings, the issuer shall submit a final consolidated report to the CSRC, supplementing the initial filing with the final amount and terms of the securities issued in all tranches and closings. There is no deadline for such final submission under the New Overseas Listing Rules. Accordingly, on September 26, 2024, we submitted the September 2024 CSRC Filing, covering the First Tranche, Second Tranche and Third Tranche under the A&R Securities Purchase Agreement and indicating that closings of the transaction contemplated under the A&R Securities Purchase Agreement (that have been closed and to be closed) have been approved and authorized by the board of directors by way of an unanimous written consent dated September 19, 2024. Upon the completion of the transaction contemplated under the A&R Securities Purchase Agreement, we will submit to the CSRC a final consolidated report to supplementally provide the amount and terms of the securities in all closings that are consummated. As of the date of this prospectus, we have not received any feedback from the CSRC. It remains uncertain whether the CSRC will provide any feedback to the September 2024 CSRC Filing and if so, how long it will take to complete such filing. As advised by our PRC legal counsel, we understand that the CSRC would not invalidate the issuances of our securities that have been completed. Instead, the CSRC may request us to provide additional information with respect to the offering. If the CSRC terminates our filing or determines that the issuance of our securities are not in compliance with applicable PRC rules, it might affect our other filing procedures with respect to other future offerings, under the New Overseas Listing Rules, which would adversely affect our future financings and issuances of our securities.

Additionally, if we do not file with the CSRC for any future post-listing follow-on offering in a timely manner under PRC laws and regulations, we may be subject to investigations by competent PRC regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, limit our ability to continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. To date, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact our business and financial outlook and may impact our ability to accept foreign investments, or continue to list on a U.S. or other foreign exchange. See “Risks Related to Doing Business in China — The CSRC released the New Overseas Listing Rules for China-based companies seeking to conduct overseas offering and listing in foreign markets, effective as of March 31, 2023. Under the New Overseas Listing Rules, the PRC government exerts more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to continue to offer our Class A ordinary shares to investors and could cause the value of our Class A ordinary shares to significantly decline or such shares to become worthless” beginning on page 38 for a description of the New Overseas Listing Rules and how they may impact our company and this offering.

As of the date of this prospectus, except for the filing and reporting with the CSRC, and the licenses and permissions held by Zhibao’s PRC Subsidiaries under “Regulatory Permissions”, the Company believes it is not required to obtain permission or approval from any other PRC state or local government and has not received any denial to offer securities in the U.S. However, if any other filings, approval, review or other procedure is required, there is no assurance that we will be able to obtain such filings, approval or complete such review or other procedures timely or at all. For any approval or permission that we have received or may receive in future, it could nevertheless be revoked or cancelled, and the terms of its reissuance may impose restrictions on our operations and offerings relating to our securities. Besides, the New Overseas Listing Rules may subject us to additional compliance requirement in the future. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to continue to offer our Class A ordinary shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Class A ordinary shares to significantly decline in value or become worthless.

On February 24, 2023, the CSRC, together with other PRC government authorities, released the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Enterprises (the “Confidentiality and Archives Administration Provisions”), which come into effect on March 31, 2023. The Confidentiality and Archives Administration Provisions require, among others, that PRC domestic enterprises seeking to offer and list securities in overseas markets, either directly or indirectly, shall establish the confidentiality and archives system, and shall complete approval and filing procedures with competent authorities, if such PRC domestic enterprises or their overseas listing entities provide or publicly disclose documents or materials involving state secrets and work secrets of PRC government agencies to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals. It further stipulates that providing or publicly disclosing documents and materials which may adversely affect national security or public interests, and accounting files or copies of important preservation value to the state and society shall be subject to corresponding procedures in accordance with relevant laws and regulations.

Given the PRC government’s authority, oversight may also extend to Zhibao HK, our Hong Kong subsidiary, and the legal and operational risks associated with operating in mainland China could also apply to Zhibao HK. In Hong Kong, the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. We cannot assure you that there will not be any changes in the economic, political and legal environment in Hong Kong. We may be subject to uncertainty about any future actions of the PRC government and is possible that most of the legal and operational risks associated with operating in the PRC may also apply to the PRC operating entities’ operations in Hong Kong if they conduct business in Hong Kong in the future. The PRC government may intervene or influence the PRC operating entities’ future operations in Hong Kong at any time and exert more influence over the manner in which the PRC operating entities must conduct their business activities. Such government actions, if and when they occur, could result in a material change in their operations in Hong Kong. The protection of personal data is governed by the Personal Data (Privacy) Ordinance (Chapter 486 of The Laws of Hong Kong) (the “PDPO”) in Hong Kong. All organizations that collect, hold, process or use personal data must comply with the PDPO, including the six Data Protection Principles (“DPPs”) in Schedule 1 of the PDPO. In particular, Data Protection Principle 4 specifies the data security requirements which stipulate that, among other things, all practicable steps shall be taken to ensure that any personal data held by a data user is protected against unauthorized or accidental access, processing, erasure, loss or use. In addition, the Competition Ordinance and the relevant anti-monopoly law in Hong Kong are designed to promote competition and prohibit anti-competitive practices for entities conducting business operations in Hong Kong. The Merger Rule in the Competition Ordinance prohibits undertakings from directly or indirectly carrying out a merger that has, or is likely to have, the effect of substantially reduce the level of competition in Hong Kong. This rule is only applicable to telecommunication carrier licensees. There is no general merger control regime in Hong Kong. We believe, as of the date of this prospectus, the relevant data security, anti-monopoly and merger laws and ordinance in Hong Kong, i.e. the PDPO and the Competition Ordinance are not applicable to our HK subsidiary and have no impact on our ability to conduct our business through our PRC operating entities, accept foreign investment or listing on an U.S. exchange as our Hong Kong subsidiary is currently a holding company with no material operations since its incorporation in Hong Kong. Furthermore, there are currently no regulatory actions related to data security or anti-monopoly concerns in Hong Kong that may impact our ability to conduct our business through our PRC operating entities, accept foreign investment or continue to list on a U.S./foreign exchange, and our Hong Kong subsidiary has not received any inquiry, notice, warning or sanctions regarding our continued listing on the Nasdaq from the Hong Kong government. Notwithstanding the foregoing, there is no assurance that regulators in Hong Kong will not take a contrary view or will not subsequently require us to obtain any approval or permission in Hong Kong and subject us to fines or penalties for non-compliance.

The PRC government authorities may further strengthen oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers like us. Any such action may adversely affect our operations and significantly limit or hinder our ability to continue to offer securities to investors or reduce the value of such securities or cause such securities to become worthless.

There are risks arising from the legal systems in China, including the risks and uncertainties regarding the interpretation, application and enforcement of current and future PRC laws and regulations. The rules and regulations in China can change quickly with little advance notice and uncertainties in the interpretation and enforcement of PRC laws, rules and regulations could limit the legal protections available to you and us. The PRC government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations, financial performance and/or the value of the Class A ordinary shares we are registering for sale, or impair our ability to raise money.

The PRC government exerts substantial influence over the manner in which we conduct our business activities. The PRC government may also intervene or influence our operations and this offering at any time, which could result in a material change in our operations and our Class A ordinary shares could decline in value or become worthless.

We are a Cayman Islands holding company and are not a PRC operating company. As a holding company with no material operations of our own, we conduct substantially all of our operations in China through our PRC Subsidiaries. We control and receive the economic benefits of our PRC Subsidiaries’ business operation, if any, through equity ownership. We do not have, nor had we ever, used a VIE structure. Our corporate structure, i.e., a Cayman Islands holding company with operations conducted by our PRC Subsidiaries, involves unique risks to investors. The PRC regulatory authorities could change the rules and regulations regarding foreign ownership in the industry in which the company operates, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless.

Except for the filing and reporting requirements under the New Overseas Listing Rules, we are currently not required to obtain approval from any PRC authorities to list on U.S. exchanges. However, if any of our holding company were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on any U.S. exchange, continue to offer securities to investors, or materially affect the interest of the investors and cause significantly depreciation of our price of Class A ordinary shares.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to foreign investment, taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in our operations in China.

For example, the Chinese cybersecurity regulator announced on July 2, 2021, that it had begun an investigation of Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s app be removed from smartphone app stores. Similarly, our business segments may be subject to various government and regulatory interference in the regions in which we operate. We could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. We may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply.

Furthermore, it is uncertain when and whether we will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. On October 19, 2023, the CSRC published such Filing Completion Notice confirming that we completed the filing procedures with the CSRC under the New Overseas Listing Rules. Upon completion of the CSRC filing procedures, which was evidenced by the Filing Completion Notice, we have fulfilled the CSRC’s requirements regarding our overseas offering and listing under the New Overseas Listing Rules.

Our business processes a certain quantity of personal information, and failure to protect private or sensitive information of customers or improper handling of such information could have a material and adverse effect on our business. In light of recent events indicating greater oversight by the Cyberspace Administration of China, or CAC, over data security, we are subject to a variety of laws and other obligations regarding cybersecurity and data protection, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition, results of operations, and the offering.

Our business involves collecting and retaining certain internal and end customer personal data. For example, our PRC Subsidiaries collect end customer’s personal information in the ordinary course of business, including consumer profile data and purchase data. We and our PRC Subsidiaries also maintain information about various aspects of our operations as well as regarding our employees. The integrity and protection of our customers, employees and company data is critical to our business. Our customers and employees expect that we and our PRC Subsidiaries will adequately protect their personal information. We and our PRC Subsidiaries are required by applicable laws to keep strictly confidential the personal information that we and our and our PRC Subsidiaries collect, and to take adequate security measures to safeguard such information.

The PRC regulators have been increasingly focused on regulating data security and data protection, especially as to private or sensitive information. We expect that these areas will receive greater attention from regulators, as well as attract public scrutiny and attention going forward. This greater attention, scrutiny, and enforcement, including more frequent inspections, could increase our compliance costs and subject us to heightened risks and challenges associated with data security and protection. If we are unable to manage these risks, our reputation and results of operations could be materially and adversely affected. Besides, we face risks inherent in handling and protecting such data, including protecting the data hosted in our system, detecting and prohibiting unauthorized data share and transfer, preventing attacks on our system by outside parties or fraudulent behavior or improper use by our employees, and maintaining and updating our database. Any system failure, security breach or third parties attacks or attempts to illegally obtain the data that results in any actual or perceived release of user data could damage our reputation and brand, deter current and potential customers from using our services, damage our business, and expose us to potential legal liability.

On November 7, 2016, the SCNPC issued the Cybersecurity Law, which became effective on June 1, 2017. Pursuant to the Cybersecurity Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations. The Cybersecurity Law also provides that personal information and important data collected and generated by a CIIO in the course of its operations in China must be stored in China.

The PRC regulatory requirements regarding cybersecurity are evolving and we are subject to local laws and regulations relating to the collection, use, storage, transfer, disclosure and security of personally identifiable information with respect to our end customers and employees including any requests from regulatory and government authorities relating to the data we collected. For instance, various regulatory bodies in China, including the CAC, the Ministry of Public Security and the SAMR, have enforced data privacy and protection laws and regulations with varying and evolving standards and interpretations. On June 10, 2021, the Standing Committee of the National People’s Congress promulgated the Data Security Law which took effect in September 2021. The Data Security Law requires that data shall not be collected by theft or other illegal means, and it also provides that a data classification and hierarchical protection system. The data classification and hierarchical protection system protects data according to its importance in economic and social development, and the damages it may cause to national security, public interests, or the legitimate rights and interests of individuals and organizations if the data is falsified, damaged, disclosed, illegally obtained or illegally used, which protection system is expected to be built by the state for data security in the near future.

On November 14, 2021, the CAC released the Network Internet Data Protection Draft Regulations (draft for comments) and accepted public comments until December 13, 2021. The Network Internet Data Protection Draft Regulations provide that data processors refer to individuals or organizations that autonomously determine the purpose and the manner of processing data. If a data processor that processes personal data of more than one million users intends to list overseas, it shall apply for a cybersecurity review. In addition, data processors that process important data or are listed overseas shall carry out an annual data security assessment on their own or by engaging a data security services institution, and the data security assessment report for the prior year should be submitted to the local cyberspace affairs administration department before January 31 of each year.

Further, the Cybersecurity Review Measures (2021 version), which were promulgated on December 28, 2021 and effective on February 15, 2022, provides that if a CIIO purchases internet products and services that affect or may affect national security as well as any online platform operators processing the personal information of more than one million users which seek to list on a foreign stock exchange shall file a cybersecurity review with the Cybersecurity Review Office (“CRO”) in China. The Cybersecurity Review Measures also figure out the following key points:

●	companies who are engaged in data processing are also subject to the regulatory scope;

●	the CSRC is included as one of the regulatory authorities for purposes of jointly establishing the state cybersecurity review working mechanism; and

●	the risks of core data, material data or large amounts of personal information being stolen, leaked, destroyed, damaged, illegally used or transmitted to overseas parties and the risks of critical information infrastructure, core data, material data or large amounts of personal information being influenced, controlled or used maliciously shall be collectively taken into consideration during the cybersecurity review process.

The Cybersecurity Review Measures (2021 version) iterates that any “online platform operators” possessing personal information of more than one million users which seeks to list in a foreign stock exchange should be subject to cybersecurity review. The Cybersecurity Review Measures (2021 version), further elaborates the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The CAC requires that under the new rules, online platform operators possessing personal information of more than one million users must now apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” The cybersecurity review will also look into the potential national security risks from overseas IPOs.

On July 7, 2022, the CAC published the Outbound Data Transfer Security Assessment Measures (the “Outbound Data Transfer Security Assessment Measures”), which became effective on September 1, 2022 and specifies the circumstances in which data processors providing data outbound shall apply for outbound data transfer security assessment coordinated by the CAC: (i) any data processor transfers important data to overseas; (ii) any critical information infrastructure operator or data processor who processes personal information of over 1 million people provides personal information to overseas; (iii) any data processor who provides personal information to overseas and has already provided personal information of more than 100,000 people or sensitive personal information of more than 10,000 people to overseas since January 1st of the previous year and; and (iv) other circumstances under which the data cross-border transfer security assessment is required as prescribed by the CAC. However, it does not clarify the scope of the meaning of other circumstances under which the CAC would require the outbound data transfer security assessment, which leaves more uncertainties in its application and enforcement. If we are deemed to be a data handler providing important data outbound, we could be subject to the outbound data security assessment with national Cyberspace Administration as mentioned above. As a network platform operator who possess personal information of more than one million users for purposes of the Cybersecurity Review Measures (2021 version), we have applied for and completed a cybersecurity review with respect to the IPO pursuant to the Cybersecurity Review Measures (2021 version).

On June 10, 2021, the SCNPC promulgated the PRC Data Security Law, which took effect in September 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data an information. On November 14, 2021, the CAC published the Administration Measures for Cyber Data Security (Draft for Public Comments), which reiterates that cyberspace operators with personal information of more than one million users listing in a foreign country should apply for a cybersecurity review. Certain internet platforms in China have been reportedly subject to heightened regulatory scrutiny in relation to cybersecurity matters.

As a network platform operator who possesses personal information of more than one million users for purposes of the Cybersecurity Review Measures (2021 version), we have applied for and completed a cybersecurity review with respect to the IPO pursuant to the Cybersecurity Review Measures (2021 version). However, there remains uncertainty as to how the Cybersecurity Review Measures will be interpreted or implemented and how the PRC regulatory agencies, including the CAC or the NFRA, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures. We cannot assure you that we and/or our PRC Subsidiaries will comply with such regulations in all respects and we and/or our PRC Subsidiaries may be ordered to rectify or terminate any actions that are deemed illegal by regulatory authorities. We or our PRC Subsidiaries may not be able to pass such review in relation to this offering in a timely manner or at all. Any failure or delay in the completion of the cybersecurity review procedures or any other non-compliance with the related laws and regulations may result in fines or other penalties, including suspension of business, website closure, and revocation of prerequisite licenses, as well as reputational damage or legal proceedings or actions against us, which could materially and adversely affect our business and impede our ability to continue our operations.

The enforcement of the PRC Labor Contract Law and other labor-related regulations in the PRC may increase our labor costs, impose limitations on our labor practices and adversely affect our business and our results of operations.

The PRC Labor Law and the Labor Contract Law of the People’s Republic of China (the “Labor Contract Law”) require that employers must execute written employment contracts with full-time employees. All employers must compensate their employees with wages equal to at least the local minimum wage standards. Violations of the PRC Labor Law and the Labor Contract Law may result in the imposition of fines, compensations and other administrative sanctions, and serious violations may constitute criminal offenses.

The protection of employees who, under the PRC Labor Contract Law, have the right, among others, to enter into written labor contracts, to enter into labor contracts with no fixed terms under certain circumstances, to receive overtime wages and to terminate or alter terms in labor contracts. Besides, we are required to pay various statutory employee benefits, including pension, housing fund, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to designated government agencies for the benefit of our employees under the PRC laws and regulations. The relevant government agencies may examine whether an employer has made adequate payments to the statutory employee benefits, and those employers who fail to make adequate payments may be subject to late payment fees, fines and/or other penalties.

In addition, the Labor Contract Law, which became effective in January 2008 with its amendments being effective in July 2013 and its implementing rules being effective in September 2008, introduces specific provisions related to fixed-term employment contracts, part-time employment, probation, consultation with labor unions and employee assemblies, employment without a written contract, dismissal of employees, severance, and collective bargaining, which together represent enhanced enforcement of labor laws and regulations. For example, according to the PRC Labor Contract Law, an employer is obliged to sign an unfixed-term labor contract with any employee who has worked for the employer for 10 consecutive years. Further, if an employee requests or agrees to renew a fixed-term labor contract that has already been entered into twice consecutively, the resulting contract must have an unfixed term, with certain exceptions. The employer must pay economic compensation to an employee where a labor contract is terminated or expires in accordance with the PRC Labor Contract Law, except for certain situations which are specifically regulated. In addition, the government has issued various labor-related regulations to further protect the rights of employees. According to such laws and regulations, employees are entitled to annual leave ranging from five to 15 days and are able to be compensated for any untaken annual leave days in the amount of three times their daily salary, subject to certain exceptions.

In the event that we decide to terminate some of our employees or otherwise to change our employment or labor practices, the Labor Contract Law and its implement rules, and other labor-related regulation may also limit our ability to effect those changes in a manner that we believe to be cost-effective, which could adversely affect our business and results of operations. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to control our labor costs or pass on these increased labor costs to the insurance companies by increasing the fees of our brokerage services, our financial condition and results of operations may be adversely affected.

Our PRC Subsidiaries are currently not subject to any labor disputes or related query, investigation or interference by a PRC governing body. However, due to the uncertainties as to the interpretation and implementation of these PRC laws and regulations, our PRC Subsidiaries’ employment practices may not be at all times deemed in compliance with the laws and regulations. If we are subject to severe penalties or incur significant liabilities in connection with labor disputes or investigations, our business and financial conditions may be adversely affected.

PRC regulations relating to foreign exchange registration of overseas investment by PRC residents may subject our PRC resident beneficial owners of our PRC Subsidiaries to liability or penalties, limit our ability to inject capital into the subsidiary, limit PRC Subsidiaries’ ability to increase its registered capital or distribute profits to us, or may otherwise adversely affect us.

On July 4, 2014, the State Administration of Foreign Exchange of the People’s Republic of China, or SAFE, promulgated the Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, which replaced the former Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Inbound Investment via Overseas Special Purpose Vehicles (generally known as SAFE Circular 75) promulgated by SAFE on October 21, 2005. On February 13, 2015, SAFE further promulgated the Circular on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment (“SAFE Circular 13”), which took effect on June 1, 2015. This SAFE Circular 13 has amended SAFE Circular 37 by requiring PRC residents or entities to register with qualified banks rather than SAFE or its local branch in connection with their direct establishment or indirect control of an offshore entity established for the purpose of overseas investment or financing with such mainland China residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests. Qualified local banks will directly examine and accept foreign exchange registration for overseas direct investment, including the initial foreign exchange registration and amendment registration, under Circular 37 from June 1, 2015.

These circulars further require amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as an increase or decrease of capital contributed by PRC residents, share transfer or exchange, merger, division or other material events. In the event that a PRC resident holding interests in a special purpose vehicle fails to complete the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiaries. Furthermore, it is unclear how this regulation, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant PRC government authorities, and we cannot predict how these regulations will affect our business operations or future strategy. Failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls. This may have a material adverse effect on our business, financial condition and results of operations.

According to SAFE Circular 37 and SAFE Circular 13, our shareholders or beneficial owners who are PRC residents are subject to Circular 37 or other foreign exchange administrative regulations in respect of their investment in our company. To the best of our knowledge, as of the date of this prospectus, all of our PRC resident shareholders who directly or indirectly hold shares in our Cayman Islands holding company and who are known to us have completed the application for foreign exchange registrations for their foreign investment in our company in accordance with SAFE Circular 37 and SAFE Circular 13. We have taken steps to notify significant beneficial owners of ordinary shares whom we know are PRC residents of their filing obligations. However, we may not at all times be fully aware or informed of the identities of all our shareholders or beneficial owners that are required to make such registrations, and we may not always be able to compel them to comply with all relevant foreign exchange regulations. As a result, we cannot assure you that all of our shareholders or beneficial owners who are PRC residents will at all times comply with, or in the future make or obtain any applicable registrations or approvals required by all relevant foreign exchange regulations. The failure or inability of such individuals to comply with the registration procedures set forth in these regulations may subject us to fines or legal sanctions, restrictions on our cross-border investment activities or our PRC Subsidiaries’ ability to distribute dividends to, or obtain foreign-exchange-dominated loans from, our company, or prevent us from making distributions or paying dividends. As a result, our business operations and our ability to make distributions to you could be materially and adversely affected.

Furthermore, as these foreign exchange regulations are still relatively new and their interpretation and implementation have been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. We cannot predict how these regulations will affect our business operations or future strategy. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

PRC regulation on loans to, and direct investment in, our PRC Subsidiaries by offshore holding companies and governmental control in currency conversion may delay or prevent us from using the proceeds of any future offerings to make loans to or make additional capital contributions to our PRC Subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Zhibao is an exempted company incorporated in the Cayman Islands with limited liability structured as a holding company conducting its operations substantially in China through its PRC Subsidiaries. As permitted under PRC laws and regulations, in utilizing the proceeds of any future offerings, we may make loans to our PRC Subsidiaries subject to the approval from governmental authorities and limitation of amount, or we may make additional capital contributions to our PRC Subsidiaries. For the fiscal years ended June 30, 2023 and 2024, Zhibao has not made any loans or capital contributions to WFOE. Furthermore, loans by us to our PRC Subsidiaries to finance its activities cannot exceed the statutory limits and are subject to the requirement of making necessary filings in the Foreign Investment Comprehensive Management Information System and registration with other governmental authorities in China.

The SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises (“SAFE Circular 19”), effective on June 1, 2015, in replacement of the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, the Notice from the State Administration of Foreign Exchange on Relevant Issues Concerning Strengthening the Administration of Foreign Exchange Businesses, and the Circular on Further Clarification and Regulation of the Issues Concerning the Administration of Certain Capital Account Foreign Exchange Businesses. According to SAFE Circular 19, the flow and use of the RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company is regulated such that RMB capital may not be used for the issuance of RMB entrusted loans, the repayment of inter-enterprise loans or the repayment of bank loans that have been transferred to a third party. Although SAFE Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within the PRC, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. Thus, it is unclear whether the SAFE will permit such capital to be used for equity investments in the PRC in actual practice. The SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account (“SAFE Circular 16”), effective on June 9, 2016, which reiterates some of the rules set forth in SAFE Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to grant loans to non-associated enterprises. Violations of SAFE Circular 19 and SAFE Circular 16 could result in administrative penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to transfer any foreign currency we hold, to our PRC Subsidiaries, which may adversely affect our liquidity and our ability to fund and expand our business in the PRC.

In light of the various requirements imposed by PRC regulations on loans to, and direct investment in, the PRC subsidiaries by offshore holding companies, and the fact that the PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans by us to our PRC Subsidiaries or with respect to future capital contributions by us to our PRC Subsidiaries. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds from any future offerings and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Under the PRC Enterprise Income Tax Law, we may be classified as a PRC “resident enterprise” for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC enterprise shareholders and has a material adverse effect on our results of operations and the value of your investment.

Under the PRC Enterprise Income Tax Law (“EIT Law”), that became effective in January 2008 and was amended in February 2017 and December 2018, as well as its implementing rules, an enterprise established outside the PRC with “de facto management bodies” within the PRC is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. Under the implementation rules to the EIT Law, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise. In addition, a circular, known as SAT Circular 82, issued in April 2009 by the State Administration of Taxation (the “SAT”), specifies that certain offshore incorporated enterprises controlled by PRC enterprises or PRC enterprise groups will be classified as PRC resident enterprises if the following are located or resident in the PRC: senior management personnel and departments that are responsible for daily production, operation and management; financial and personnel decision making bodies; key properties, accounting books, company seal, and minutes of board meetings and shareholders’ meetings; and half or more of the senior management or directors having voting rights. Further to SAT Circular 82, the SAT issued a bulletin, known as SAT Bulletin 45, which took effect in September 2011, to provide more guidance on the implementation of SAT Circular 82 and clarify the reporting and filing obligations of such “Chinese-controlled offshore incorporated resident enterprises.” SAT Bulletin 45 provides procedures and administrative details for the determination of resident status and administration on post-determination matters. Although both SAT Circular 82 and SAT Bulletin 45 only apply to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreign individuals, the determining criteria set forth in SAT Circular 82 and SAT Bulletin 45 may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises, PRC enterprise groups or by PRC or foreign individuals.

We do not believe that we, as an exempted company incorporated in the Cayman Islands with limited liability, meet all of the conditions above; thus we do not believe that we are a PRC resident enterprise, though all members of our management team as well as the management team of our offshore holding company are located in China. However, if the PRC tax authorities determine that we are a PRC resident enterprise for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we will be subject to the uniform 25% enterprise income tax on our world-wide income, which could materially reduce our net income. In addition, we will also be subject to PRC enterprise income tax reporting obligations. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.”

Finally, since there remain uncertainties regarding the interpretation and implementation of the EIT Law and its implementation rules, it is uncertain whether, if we are regarded as a PRC resident enterprise, any dividends payable by us to our investors and gains on the sale of our shares would become subject to PRC withholding tax, at a rate of 10% in the case of non-PRC enterprises (subject to the provisions of any applicable tax treaty). It is unclear whether non-PRC enterprise shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in the Class A ordinary shares.

There are significant uncertainties under the EIT Law relating to the withholding tax liabilities of our PRC Subsidiaries, and dividends payable by our PRC Subsidiaries to our offshore subsidiaries may not qualify for certain treaty benefits.

Under the EIT Law and its implementation rules, we, as a non-resident enterprise, that is, an enterprise lawfully incorporated pursuant to the laws of a foreign country (region) that has an office or premises established in China with no actual management functions performed in China, or an enterprise that has income derived from or accruing in China although it does not have an office or premises in China, will be subject to a withholding tax rate of 10%.

Pursuant to a special arrangement between Hong Kong and China, such rate may be reduced to 5% if a Hong Kong resident enterprise owns more than 25% of the equity interest in the PRC company. Zhibao China is 100% owned by Zhibao HK. Accordingly, Zhibao HK may qualify for a 5% tax rate in respect of distributions from Zhibao China when it becomes operational and is not obligated to pay more than 50% of the income in twelve months to residents in third country or region. Under the Notice of the State Administration of Taxation on Issues regarding the Administration of the Dividend Provision in Tax Treaties promulgated on February 20, 2009, the taxpayer needs to satisfy certain conditions to utilize the benefits under a tax treaty. These conditions include: (1) the taxpayer must be the beneficial owner of the relevant dividends, and (2) the corporate shareholder to receive dividends from the PRC Subsidiaries must have continuously met the direct ownership thresholds during the 12 consecutive months preceding the receipt of the dividends. Further, under Announcement of the State Administration of Taxation on Issues Relating to “Beneficial Owner” in Tax Treaties, which took effect on April 1, 2018, a “Beneficial Owner” shall mean a person who has ownership and control over the income and the rights and property from which the income is derived. To determine the “beneficial owner” status of a resident of the treaty counterparty who needs to take advantage of the tax treaty benefits, a comprehensive analysis shall be carried out, taking into account actual conditions of the specific case.

Entitlement to a lower tax rate on dividends according to tax treaties or arrangements between the PRC central government and governments of other countries or regions is subject to Announcement of State Taxation Administration on Promulgation of the Administrative Measures on Non-resident Taxpayers Enjoying Treaty Benefits (“Circular 35”). Circular 35 provides that non-resident enterprises are not required to obtain pre-approval from the relevant tax authority in order to enjoy the reduced withholding tax. Instead, non-resident enterprises and their withholding agents may, by self-assessment and on confirmation that the prescribed criteria to enjoy the tax treaty benefits are met, directly apply the reduced withholding tax rate, and file necessary forms and supporting documents when performing tax filings, which will be subject to post-tax filing examinations by the relevant tax authorities. As a result, we cannot assure you that we will be entitled to any preferential withholding tax rate under tax treaties for dividends received from WFOE.

Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.

Pursuant to the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises (“SAT Circular 698”) issued by the SAT on December 10, 2009, where a foreign investor transfers the equity interests of a resident enterprise indirectly via disposition of the equity interests of an overseas holding company, or an “indirect transfer,” and such overseas holding company is located in a tax jurisdiction that (i) has an effective tax rate less than 12.5% or (ii) does not tax foreign income of its residents, the foreign investor shall report the indirect transfer to the competent tax authority. The PRC tax authority will examine the true nature of the indirect transfer, and if the tax authority considers that the foreign investor has adopted an “abusive arrangement” in order to avoid PRC tax, it may disregard the existence of the overseas holding company and re-characterize the indirect transfer.

On February 3, 2015, the SAT issued the Announcement of the State Administration of Taxation on Several Issues Concerning the Enterprise Income Tax on Indirect Property Transfer by Non-Resident Enterprises (“SAT Bulletin 7”), to supersede existing provisions in relation to the “indirect transfer” as set forth in SAT Circular 698, while the other provisions of SAT Circular 698 remain in force. Pursuant to SAT Bulletin 7, where a non-resident enterprise indirectly transfers properties such as equity in PRC resident enterprises without any justifiable business purposes and aiming to avoid the payment of enterprise income tax, such indirect transfer must be reclassified as a direct transfer of equity in PRC resident enterprises. To assess whether an indirect transfer of PRC taxable properties has reasonable commercial purposes, all arrangements related to the indirect transfer must be considered comprehensively and factors set forth in SAT Bulletin 7 must be comprehensively analyzed in light of the actual circumstances. SAT Bulletin 7 also provides that, where a non-PRC resident enterprise transfers its equity interests in a resident enterprise to its related parties at a price lower than the fair market value, the competent tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Matters Concerning Withholding of Income Tax of Non-resident Enterprises as Source (“SAT Bulletin 37”), which repealed the entire SAT Circular 698 and the provision in relation to the time limit for the withholding agent to declare to the competent tax authority for payment of such tax of SAT Bulletin 7. Pursuant to SAT Bulletin 37, the income from a property transfer, as stipulated in the second item under Article 19 of the EIT Law, shall include the income derived from transferring such equity investment assets as stock equity. The balance of deducting the equity’s net value from the total income from equity transfer shall be taxable income from equity transfer. Where a withholding agent enters into a business contract, involving the income specified in the third paragraph of Article 3 in the EIT Law, with a non-resident enterprise, the tax-excluding income of the non-resident enterprise will be treated as the tax-including income, based on which the tax payment will be calculated and remitted, if it is agreed in the contract that the withholding agent shall assume the tax payable.

It is possible that we or our non-PRC resident investors may become at risk of being taxed under SAT Bulletin 7 and SAT Bulletin 37 and may be required to expend valuable resources to comply with SAT Bulletin 7 and SAT Bulletin 37 or to establish that we or our non-PRC resident investors should not be taxed under SAT Bulletin 7 and SAT Bulletin 37, which may have an adverse effect on our financial condition and results of operations or such non-PRC resident investors’ investment in us.

Dividends payable to our foreign investors and gains on the sale of our Class A ordinary shares by our foreign investors may be subject to PRC tax.

Under the EIT Law and its implementation regulations issued by the State Council, a 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises, which do not have an establishment or place of business in the PRC or which have such establishment or place of business but the dividends are not effectively connected with such establishment or place of business, to the extent such dividends are derived from sources within the PRC. Any gain realized on the transfer of ordinary shares by such investors is also subject to PRC tax at a current rate of 10% which in the case of dividends will be withheld at source if such gain is regarded as income derived from sources within the PRC. If we are deemed a PRC resident enterprise, dividends paid on our ordinary shares, and any gain realized from the transfer of our ordinary shares, may be treated as income derived from sources within the PRC and may as a result be subject to PRC taxation. See “Item 4. Information on the Company — B. Business Overview — Regulations in PRC — Regulations Relating to Taxation” in our 2024 Annual Report. Furthermore, if we are deemed a PRC resident enterprise, dividends payable to individual investors who are non-PRC residents and any gain realized on the transfer of ordinary shares by such investors may be subject to PRC tax at a current rate of 20%. Any PRC tax liability may be reduced under applicable tax treaties. However, it is unclear whether holders of our ordinary shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas if we are considered a PRC resident enterprise. If dividends payable to our non-PRC investors, or gains from the transfer of our Class A ordinary shares by such investors are subject to PRC tax, the value of your investment in our Class A ordinary shares may decline significantly.

We may rely on dividends and other distributions on equity paid by our PRC Subsidiaries to fund any cash and financing requirements we may have, and the PRC Subsidiaries’ restrictions on paying dividends or making other payments to us could restrict our ability to satisfy our liquidity requirements and have a material and adverse effect on our ability to conduct our business.

Zhibao is an exempted company incorporated in the Cayman Islands with limited liability structured as a holding company. We may need dividends and other distributions on equity from our PRC Subsidiaries to satisfy our liquidity requirements, including the funds necessary to pay dividends and other cash distributions to shareholders and service, any debt Zhibao may incur. Our PRC Subsidiaries generate and retain cash generated from operating activities and re-invest it in our business. Current PRC regulations permit our PRC Subsidiaries to pay dividends to us only out of its accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, our PRC Subsidiaries are required to set aside at least 10% of its accumulated profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of its registered capital. Our PRC Subsidiaries may also allocate a portion of its after-tax profits based on PRC accounting standards to employee welfare and bonus funds at their discretion. These reserves are not distributable as cash dividends. Furthermore, if our PRC Subsidiaries incur debt on its own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. Any limitation on the ability of our PRC Subsidiaries to distribute dividends or to make payments to us may restrict our ability to satisfy our liquidity requirements.

In addition, the EIT Law, and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC-resident enterprises are incorporated.

In response to the persistent capital outflow in China and the RMB’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China (“PBOC”) and SAFE promulgated a series of capital control measures in early 2017, including stricter vetting procedures for domestic companies to remit foreign currency for overseas investments, dividends payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting process may be put forward by SAFE for cross-border transactions falling under both the current account and the capital account. Any limitation on the ability of our PRC Subsidiaries to pay dividends or make other kinds of payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Fluctuations in exchange rates could result in foreign currency exchange losses to us and may reduce the value of, and amount in U.S. Dollars of dividends payable on, our shares in foreign currency terms and could impact our gross profit and gross margin.

The value of the RMB and the Hong Kong dollar against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions and the foreign exchange policy adopted by the PRC government. In August 2015, the PBOC, changed the way it calculates the mid-point price of RMB against the U.S. dollar, requiring the market-makers who submit for reference rates to consider the previous day’s closing spot rate, foreign-exchange demand and supply as well as changes in major currency rates. In 2018, the value of the RMB appreciated by approximately 5.5% against the U.S. dollar; and in 2019, the RMB appreciated by approximately 1.9% against the U.S. dollar. It is difficult to predict how market forces or PRC or U.S. government policy, including any interest rate increases by the Federal Reserve, may impact the exchange rate between the RMB and the U.S. dollar in the future. There remains significant international pressure on the PRC government to adopt a more flexible currency policy, including from the U.S. government, which has threatened to label China as a “currency manipulator,” which could result in greater fluctuation of the RMB against the U.S. dollar. However, the PRC government may still at its discretion restrict access to foreign currencies for current account transactions in the future. Therefore, it is difficult to predict how market forces or government policies may impact the exchange rate between the RMB and the U.S. dollar or other currencies in the future. In addition, the PBOC regularly intervenes in the foreign exchange market to limit fluctuations in RMB exchange rates and achieve policy goals. If the exchange rate between RMB and U.S. dollar fluctuates in unanticipated manners, our results of operations and financial condition, and the value of, and dividends payable on, our shares in foreign currency terms may be adversely affected. We may not be able to pay dividends in foreign currencies to our shareholders. Appreciation of RMB to U.S. dollar will result in foreign currency translation gain, while depreciation of RMB to U.S. dollar will result in foreign currency translation loss.

Restrictions on currency exchange may limit our ability to utilize our revenues or make foreign currency payments effectively.

All of our revenues are denominated in Renminbi. The Renminbi is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans, including loans we may secure from our onshore subsidiaries. Currently, our WFOE may purchase foreign currency for settlement of “current account transactions,” including payment of dividends to us, without the approval of SAFE by complying with certain procedural requirements. However, the relevant PRC governmental authorities may limit or eliminate our ability to purchase foreign currencies in the future for current account transactions. Since we expect a significant portion of our future revenue will be denominated in Renminbi, any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in Renminbi to fund our business activities outside of the PRC or pay dividends in foreign currencies to our shareholders. Foreign exchange transactions under the capital account remain subject to limitations and require approvals from, or registration with, SAFE and other relevant PRC governmental authorities. This could affect our ability to obtain foreign currency through debt or equity financing for our subsidiaries.

Also, substantially all of the Company’s operating activities that were conducted through the PRC Subsidiaries in China and related assets and liabilities are denominated in Renminbi, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the Peoples’ Bank of China (“PBOC”) or other authorized financial institutions at exchange rates quoted by PBOC. Approval of foreign currency payments by the PBOC or other regulatory institutions requires submitting a payment application form together with suppliers’ invoices and signed contracts. The value of Renminbi is subject to changes in central government policies and to international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market.

It may be difficult for overseas shareholders and/or regulators to conduct investigation or collect evidence within China.

Shareholder claims or regulatory investigation that are common in the United States generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside China. Although the authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the securities regulatory authorities in the Unities States may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or Article 177, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC without first receiving approval from the CSRC. While detailed interpretation of or implementation rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

On February 17, 2023, the CSRC released the New Overseas Listing Rules for China-based companies seeking to conduct overseas offering and listing in foreign markets, effective as of March 31, 2023. Under the New Overseas Listing Rules, the PRC government exerts more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to continue to offer our Class A ordinary shares to investors and could cause the value of our Class A ordinary shares to significantly decline or such shares to become worthless.

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters.

On February 17, 2023, the CSRC released the New Overseas Listing Rules, which came into effect on March 31, 2023. The New Overseas Listing Rules apply to overseas securities offerings and/or listings conducted by (i) companies incorporated in the PRC, or PRC domestic companies, directly and (ii) companies incorporated overseas with operations primarily in the PRC and valued on the basis of interests in PRC domestic companies, or indirect offerings. The New Overseas Listing Rules requires (1) the filings of the overseas offering and listing plan by the PRC domestic companies with the CSRC under certain conditions, and (2) the filing of their underwriters with the CSRC under certain conditions and the submission of an annual report to of such filed underwriters the CSRC within the required timeline. The required filing scope is not limited to the initial public offering, but also includes subsequent overseas securities offerings, single or multiple acquisition(s), share swap, transfer of shares or other means to seek an overseas direct or indirect listing, a secondary listing or dual listing.

Under the New Overseas Listing Rules, a filing-based regulatory system applies to “indirect overseas offerings and listings” of companies in mainland China, which refers to securities offerings and listings in an overseas market made under the name of an offshore entity but based on the underlying equity, assets, earnings or other similar rights of a company in mainland China that operates its main business in mainland China. As advised by our PRC legal counsel, Jinghe Law Firm, pursuant to the New Overseas Listing Rules, following an initial public offering, an issuer conducting an offering of its securities (including ordinary shares, convertible notes or preferred shares) is required to submit a filing to the CSRC within three business days after the closing of such offering. Our PRC counsel further advised us that in the event such an offering is conducted in multiple tranches and/or closings, only one such filing to the CSRC (covering the securities that have been issued and/or are contemplated to be issued across all tranches and/or closings) is required upon completion of the first tranche or closing, whichever is earlier, and no additional filing is required for each subsequent tranches or closings, if any. Upon completion of all tranches and/or closings, the issuer shall submit a final consolidated report to the CSRC, supplementing the initial filing with the final amount and terms of the securities issued in all tranches and closings. There is no deadline for such final submission under the New Overseas Listing Rules. Accordingly, on September 26, 2024, we submitted the September 2024 CSRC Filing, covering the First Tranche, Second Tranche and Third Tranche under the A&R Securities Purchase Agreement and indicating that closings of the transaction contemplated under the A&R Securities Purchase Agreement (that have been closed and to be closed) have been approved and authorized by the board of directors by way of an unanimous written consent dated September 19, 2024. Upon the completion of the transaction contemplated under the A&R Securities Purchase Agreement, we will submit to the CSRC a final consolidated report to supplementally provide the amount and terms of the securities in all closings that are consummated. As of the date of this prospectus, we have not received any feedback from the CSRC. It remains uncertain whether the CSRC will provide any feedback to the September 2024 CSRC Filing and if so, how long it will take to complete such filing. As advised by our PRC legal counsel, we understand that the CSRC would not invalidate the issuances of our securities that have been completed. Instead, the CSRC may request us to provide additional information with respect to the offering. If the CSRC terminates our filing or determines that the issuance of our securities are not in compliance with applicable PRC rules, it might affect our other filing procedures with respect to other future offerings, under the New Overseas Listing Rules, which would adversely affect our future financings and issuances of our securities.

Additionally, if we do not file with the CSRC for any future post-listing follow-on offering in a timely manner under PRC laws and regulations, we may be subject to investigations by competent PRC regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, limit our ability to continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. To date, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact our business and financial outlook and may impact our ability to accept foreign investments, or continue to list on a U.S. or other foreign exchange.

As of the date of this prospectus, except for the filing and reporting with the CSRC, and the licenses and permissions held by Zhibao’s PRC Subsidiaries under “Regulatory Permissions”, the Company believes it is not required to obtain permission or approval from any other PRC state or local government and has not received any denial to offer securities in the U.S. However, if any other filings, approval, review or other procedure is required, there is no assurance that we will be able to obtain such filings, approval or complete such review or other procedures timely or at all. For any approval or permission that we have received or may receive in future, it could nevertheless be revoked or cancelled, and the terms of its reissuance may impose restrictions on our operations and offerings relating to our securities. Besides, the New Overseas Listing Rules may subject us to additional compliance requirement in the future. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to continue to offer our Class A ordinary shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Class A ordinary shares to significantly decline in value or become worthless.

On February 24, 2023, the CSRC, together with other PRC government authorities, released the Provisions on Strengthening the Confidentiality and Archives Administration Related to the Overseas Securities Offering and Listing by Domestic Enterprises (the “Confidentiality and Archives Administration Provisions”), which came into effect on March 31, 2023. The Confidentiality and Archives Administration Provisions require, among others, that PRC domestic enterprises seeking to offer and list securities in overseas markets, either directly or indirectly, shall establish the confidentiality and archives system, and shall complete approval and filing procedures with competent authorities, if such PRC domestic enterprises or their overseas listing entities provide or publicly disclose documents or materials involving state secrets and work secrets of PRC government agencies to relevant securities companies, securities service institutions, overseas regulatory agencies and other entities and individuals. It further stipulates that providing or publicly disclosing documents and materials which may adversely affect national security or public interests, and accounting files or copies of important preservation value to the state and society shall be subject to corresponding procedures in accordance with relevant laws and regulations.

As of the date of this prospectus, we believe, except for the New Overseas Listing Rules and Overseas Listing Notice and the Cybersecurity Review Measures (2021 version), no other relevant laws or regulations in the PRC explicitly require us to seek approval or permissions from any other PRC governmental authorities for our offering and continued listing on the Nasdaq, nor has our company, any of our subsidiaries received any inquiry, notice, warning or sanctions regarding our continued listing on the Nasdaq from any other PRC governmental authorities. As a network platform operator who possesses personal information of more than one million users for purposes of the Cybersecurity Review Measures (2021 version), we completed a cybersecurity review with respect to the IPO pursuant to the Cybersecurity Review Measures (2021 version). We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CAC or other PRC regulatory authorities required for our operations and future overseas listings. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. The PRC government may take actions to exert more oversight and control over offerings by China-based issuers conducted overseas and/or foreign investment in such companies, which could significantly limit or completely hinder our ability to continue to offer securities to investors outside China and cause the value of our securities to significantly decline or become worthless. If it is determined in the future that the approval or permissions of any regulatory authority is required for our operations through our PRC Subsidiaries and this offering and we or our PRC Subsidiaries do not receive or maintain the approvals or permissions, or we or our PRC Subsidiaries inadvertently conclude that such approvals or permissions are not required, or applicable laws, regulations, or interpretations change such that we or our PRC Subsidiaries are required to obtain approvals or permissions in the future, we and our PRC Subsidiaries may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, limit our ability to pay dividends outside of mainland China, delay or restrict the repatriation of the proceeds from any future financings into mainland China or take other actions prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The M&A Rules discussed in the preceding risk factor and related regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. For example, the M&A Rules require that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that have or may have impact on the national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand, (iv) or in circumstances where overseas companies established or controlled by PRC enterprises or residents acquire affiliated domestic companies. Mergers, acquisitions or contractual arrangements that allow one market player to take control of or to exert decisive impact on another market player must also be notified in advance to the MOFCOM when the threshold under the Provisions on Thresholds for Prior Notification of Concentrations of Undertakings issued by the State Council in August 2008 is triggered.

In addition, the security review rules issued by the MOFCOM that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOFCOM, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. Furthermore, according to the security review, foreign investments that would result in acquiring the actual control of assets in certain key sectors, such as critical agricultural products, energy and resources, equipment manufacturing, infrastructure, transport, cultural products and services, information technology, Internet products and services, financial services and technology sectors, are required to obtain approval from designated governmental authorities in advance.

In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions, if required, could be time-consuming, and any required approval processes, including obtaining approval from the MOFCOM or its local counterparts may delay or inhibit our ability to complete such transactions. It is unclear whether our business would be deemed to be in an industry that raises “national defense and security” or “national security” concerns. However, the MOFCOM or other government agencies may publish explanations in the future determining that our business is in an industry subject to the security review, in which case our future acquisitions in the PRC, including those by way of entering into contractual control arrangements with target entities, may be closely scrutinized or prohibited. Our ability to expand our business or maintain or expand our market share through future acquisitions would as such be materially and adversely affected. Furthermore, according to the M&A Rules, if a PRC entity or individual plans to merge or acquire its related PRC entity through an overseas company legitimately incorporated or controlled by such entity or individual, such a merger and acquisition will be subject to examination and approval by the MOFCOM. There is a possibility that the PRC regulators may promulgate new rules or explanations requiring that we obtain the approval of the MOFCOM or other PRC governmental authorities for our completed or ongoing mergers and acquisitions. There is no assurance that, if we plan to make an acquisition, we can obtain such approval from the MOFCOM or any other relevant PRC governmental authorities for our mergers and acquisitions, and if we fail to obtain those approvals, we may be required to suspend our acquisition and be subject to penalties. Any uncertainties regarding such approval requirements could have a material adverse effect on our business, results of operations and corporate structure.

To the extent cash or assets in our business are in mainland China or Hong Kong or a mainland China or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our company and our subsidiaries by the PRC government to transfer cash or assets, which may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies.

Zhibao is an offshore holding company with no material operations of its own, and conducts substantially all of its operations through its PRC Subsidiaries. As of the date of this prospectus, substantially all of our cash and assets are located in the PRC. As a holding company, Zhibao may rely on dividends and other distributions on equity paid by its PRC Subsidiaries for its cash and financing requirements. If any of our PRC Subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to us. We are currently in the process of adopting our formal cash management policies which will dictate the purpose, amount and procedure of cash transfers among Zhibao and our subsidiaries. Historically, one PRC operating entity provides financial support for other entities’ operations by inter-company loans and they have not experienced difficulties or limitations on their ability to transfer cash between themselves. Prior to our reorganization for purpose of the IPO, cash transfers among our PRC operating entities and their subsidiaries were generally approved by the management of the company providing the funds. After our reorganization, cash transfers among Zhibao and our subsidiaries of less than RMB1 million (US$0.14 million) must be reported to, reviewed and approved by the chief financial officer of the company initiating such cash transfers; cash transfers equal to or in excess of RMB1 million (US$0.14 million) must be approved by the Chief Executive Officer and the Chief Financial Officer of Zhibao. We believe that there is no restriction imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to mainland China), except transfer of funds involving money laundering and criminal activities. However, to the extent cash or assets in our business are in mainland China or Hong Kong or a mainland China or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our company and our subsidiaries by the PRC government to transfer cash or assets. As of the date of this prospectus, no transfers, dividends or other distributions have been made from our subsidiaries to Zhibao or our investors, and no transfers, loans, or capital contributions have been made from Zhibao to any of our subsidiaries or our investors.

The PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of mainland China. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to transfer cash out of mainland China, and pay dividends in foreign currencies to our shareholders. Therefore, to the extent cash or assets in our business are in mainland China or Hong Kong or a mainland China or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of mainland China or Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of our company and our subsidiaries by the PRC government to transfer cash or assets, which may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies.

Notwithstanding the foregoing, there can be no assurance that the PRC government will not intervene or impose restrictions in future on our ability to transfer or distribute cash within our PRC Subsidiaries or to foreign investors, which could result in an inability or prohibition on making transfers or distributions outside of mainland China and may adversely affect our business, financial condition and results of operations.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws.

Zhibao is an exempted company incorporated under the laws of the Cayman Islands. We conduct substantially all of our operations in China through our PRC Subsidiaries, and substantially all of our assets are located in China. In addition, our executive officers and certain directors are PRC nationals and reside within China for a significant portion of the time. The PRC does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States, the United Kingdom, Japan and many other jurisdictions. As a result, it may not be possible for investors to serve process upon us or those persons in China, or to enforce against us or them in China, any judgments obtained from non-PRC jurisdictions. As a result, it may be difficult for you to effect service of process upon us or those persons inside China. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors who do not reside in the United States or have substantial assets located in the United States. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of the securities laws of the United States or any state.

Furthermore, there is uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. We believe that foreign judgments of United States courts will not be directly enforced in Hong Kong as there are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. As a result, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor. As a result, subject to the conditions with regard to enforcement of judgments of United States courts being met, including but not limited to the above, a foreign judgment of the United States of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States could be enforceable in Hong Kong.

Shareholder claims that are common in the United States, including securities law class actions and fraud claims, generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such regulatory cooperation with the securities regulatory authorities in the United States has not been efficient in the absence of mutual and practical cooperation mechanism. According to Article 177 of the PRC Securities Law which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the PRC. Accordingly, without the consent of the competent PRC securities regulators or other relevant authorities, no entity or individual may provide any documents and materials relating to securities business activities to foreign entities or government agencies.

The tension in international trade and rising political tension, particularly between U.S. and China, may adversely impact our business, financial condition, and results of operations.

Although cross-border business may not be an area of our focus, as we plan to expand our business internationally in the future, any unfavorable government policies on international trade, such as capital controls or tariffs, may affect the demand for our products and services, impact our competitive position, or prevent us from being able to conduct business in certain countries. If any new tariffs, legislation, or regulations are implemented, or if existing trade agreements are renegotiated, such changes could adversely affect our business, financial condition, and results of operations. Recently, there have been heightened tensions in international economic relations, such as the one between the United States and China. The U.S. government has recently imposed, and has recently proposed to impose additional, new, or higher tariffs on certain products imported from China to penalize China for what it characterizes as unfair trade practices. China has responded by imposing, and proposing to impose additional, new, or higher tariffs on certain products imported from the United States. Following mutual retaliatory actions for months, on January 15, 2020, the United States and China entered into the Economic and Trade Agreement Between the United States of America and the People’s Republic of China as a phase one trade deal, effective on February 14, 2020.

Although the direct impact of the current international trade tension, and any escalation of such tension, on the insurance industry in China is uncertain, the negative impact on general, economic, political and social conditions may adversely impact our business, financial condition and results of operations.

In addition, political tensions between the United States and China have escalated due to, among other things, trade disputes, the COVID-19 outbreak, sanctions imposed by the U.S. Department of Treasury on certain officials of the Hong Kong Special Administrative Region and the central government of the PRC and the executive orders issued by U.S. President Donald J. Trump in August 2020 that prohibit certain transactions with certain Chinese companies and their applications. Rising political tensions could reduce levels of trades, investments, technological exchanges and other economic activities between the two major economies, which would have a material adverse effect on global economic conditions and the stability of global financial markets. Any of these factors could have a material adverse effect on our business, prospects, financial condition and results of operations.

Within our direct holding structure, substantial uncertainties exist with respect to the requirement of National Financial Regulatory Administration and how it may impact the viability of our current corporate structure, corporate governance and business operations.

The China Banking and Insurance Regulatory Commission(“CBRIC”), which was replaced by the National Financial Regulatory Administration on May 18, 2023, published the Notice on Clarifying Relevant Measures for the Opening-up of the Insurance Intermediary Market on December 3, 2021, which provides that overseas insurance brokerage companies with actual business experience and in compliance with the relevant provisions of the CBIRC are allowed to invest in and establish insurance brokerage companies in China to engage in insurance brokerage business. However, insurance brokage business is not a foreign restricted or forbidden business provided by the Special Entry Management Measures (Negative List) for the Access of Foreign Investment (2021 version). So, according to our former PRC counsel, AllBright Law Offices’ consultation with the CBRIC, only when a shareholder whose beneficiary owner is not a PRC citizen holding exceeds 25% total shares of the Company, such shareholder shall be an overseas insurance brokerage company with actual business experience and in compliance with the relevant provisions of the CBIRC.

However, because these laws, regulations and standards are subject to varying interpretations, there remain substantial uncertainties as to whether and what standards will be imposed on a PRC insurance brokerage company with respect to its foreign investors. For example, it is unclear as to whether the approval requirement with the NFRA will apply to our PRC Subsidiaries engaged in insurance brokerage once such business is regarded as foreign restricted or otherwise our corporate structure might be considered as not incompliance with the relevant requirement of the NFRA regarding foreign investment restriction. If so, we and/or our PRC Subsidiaries may be required to obtain an approval to carry out our business in China or we and/or our PRC Subsidiaries may be required to relinquish relevant licenses pertaining to restricted businesses. Should the insurance brokerage become subject to foreign investment restrictions, the viability of our current corporate structure, corporate governance and business operations may be materially impacted in many aspects.

We are subject to risks relating to the leased properties of our PRC Subsidiaries.

Our PRC Subsidiaries lease real properties for our offices in China, and as of the date of this prospectus, our PRC Subsidiaries have a total of 17 lease agreements for these leased properties that have not been registered with the PRC governmental authorities as required by PRC law. Although the failure to do so does not in itself invalidate the leases, our PRC Subsidiaries may be ordered by the PRC government authorities to rectify such noncompliance and, if such noncompliance is not rectified within a given period of time, our PRC Subsidiaries may be subject to fines imposed by PRC government authorities ranging from RMB1,000 (approximately $155) and RMB10,000 (approximately $1,553) for each lease agreement that has not been registered with the relevant PRC governmental authorities.

The ownership certificates or other similar proof of the leased properties have not been provided to our PRC Subsidiaries by the relevant lessors. Therefore, we cannot assure you that such lessors are entitled to lease the relevant real properties to our PRC Subsidiaries. If the lessors are not entitled to lease the real properties to our PRC Subsidiaries and the owners of such real properties decline to ratify the lease agreements between our PRC Subsidiaries and the respective lessors, our PRC Subsidiaries may not be able to enforce their rights to lease such properties under the respective lease agreements against the owners. As of the date of this Prospectus, we and our PRC Subsidiaries are not aware of any claim or challenge brought by any third parties concerning the use of the leased properties without obtaining proper ownership proof. If the lease agreements are claimed as null and void by third parties who are the real owners of such leased real properties, our PRC Subsidiaries could be required to vacate the properties, in the event of which our PRC Subsidiaries could only initiate the claim against the lessors under relevant lease agreements for indemnities for their breach of the relevant leasing agreements. We cannot assure you that suitable alternative locations are readily available on commercially reasonable terms, or at all, and if our PRC Subsidiaries are unable to relocate our offices in a timely manner, our operations may be interrupted.

Failure to make adequate contributions to various employee benefit plans and withhold individual income tax on employees’ salaries as required by PRC regulations or comply with laws and regulations on other employment practices may subject us to penalties.

Companies operating in China are required to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of the PRC subsidiaries’ employees up to a maximum amount specified by the local government from time to time at locations where the PRC subsidiaries operate their businesses. The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. Companies operating in China are also required to withhold individual income tax on employees’ salaries based on the actual salary of each employee upon payment.

As of the date of this prospectus, although the PRC subsidiaries did not fully comply with the relevant requirements and have not made adequate contributions to various employee benefit plans in the history, they did not receive any notification from the competent PRC government for penalties in connection with such noncompliance. Over the past years, the PRC subsidiaries have not been making social payments for certain of their sales teams, while the applicable PRC laws and regulations on employee benefits stipulate that employers shall be responsible for making payments based on the actual wage paid to employees. With respect to the underpaid employee benefits, the PRC subsidiaries may be required to make up the contributions for these plans as well as to pay late fees and fines. With respect to the under-withheld individual income tax, the PRC subsidiaries may be required to make up sufficient withholding and pay late fees and fines. For example, an employer that has not made social insurance contributions at a rate and based on an amount prescribed by the law, or at all, may be ordered to rectify the non-compliance and pay the required contributions within a stipulated deadline and be subject to a late fee of up to 0.05% per day, as the case may be. If the employer still fails to rectify the failure to make social insurance contributions within the stipulated deadline, it may be subject to a fine ranging from one to three times of the amount overdue. If there is a failure to pay the full amount of housing provident fund as required, the housing provident fund management center may require payment of the outstanding amount within a prescribed period. If the payment is not made within such time limit, an application may be made to the PRC courts for compulsory enforcement. If the PRC subsidiaries are subject to late fees or fines in relation to the underpaid employee benefits and under-withheld individual income tax, our financial condition and results of operations may be adversely affected. The PRC subsidiaries may also be subject to regulatory investigations and other penalties if their other employment practices are deemed to be in violation of relevant PRC laws and regulations.

Risks Related to Our Business and Industry

In the following discussion of risks related to our business and industry, unless otherwise provided, “we,” “us,” “our,” or “ourselves” refer to Zhibao’s PRC Subsidiaries or Zhibao China Group.

We primarily operate in the digital insurance brokerage service industry in China, which is emerging, rapidly evolving, and competitive. As a result, predicting our prospects is challenging and our historical operating and financial results may not necessarily predict our future performance.

We operate in China’s digital insurance brokerage service industry, which is emerging, rapidly evolving, and fiercely competitive. Due to the relatively new nature, business models continue to evolve, and the regulatory framework governing the industry is also developing and may remain uncertain in the near future. As our business grows and in response to evolving end customers/B channels’ needs and market competition, we will continue to introduce new insurance solutions and services, optimize existing ones, and adjust our business model as needed. However, significant changes to our business model may not yield the anticipated results and could have an adverse impact on our financial condition and results of operations.

As a result, it is challenging to predict our future prospects accurately. If we fail to educate our B channels and end customers on the value of our insurance solutions and services, fail to meet the needs of our target market, or if the market for our offerings does not develop as expected, our business and results of operations may suffer.

We are dependent on key insurance companies on the supply of insurance products to our end customers, the loss of which could adversely affect our business, financial condition and results of operations.

We are dependent on key insurance company on the supply of insurance products to our end customers. For the fiscal year ended June 30, 2023, one key insurance company (“Key Insurer B”) accounted for approximately 12% of our revenues. For the fiscal year ended June 30, 2024, one key insurance brokerage company (“Key Insurer C”) accounted for approximately 13% of our revenues. One of our PRC Subsidiaries, Sunshine Insurance Brokers has over three years of partnership with Key Insurer B since January 2020, and we believe that Sunshine Insurance Brokers has established a stable and healthy partnership with such company and expect to partner with such company on a long term. Sunshine Insurance Brokers also established a partnership with Key Insurer C since January 2024 and anticipates a long-term collaboration with such company. See “Item 4. Information on the Company — B. Business Overview — Insurance Companies” and “Item 10. Additional Information — C. Material Contracts” in our 2024 Annual Report.

Our ability to maintain close relationships with these major insurance companies is essential to the growth and profitability of our business. However, a major insurance company in one year may not provide the same level of revenues for us in any subsequent year. The services we provide to insurance companies, and the revenues so generated from those services, may decline or vary over time. In addition, our reliance on any individual insurance company for a significant portion of our revenues may give that insurance company a certain degree of pricing leverage against us when negotiating contracts and terms of service. A number of factors other than our performance could cause the loss of or reduction in business or revenues from an insurance company, and these factors are not predictable. These factors may include organization restructuring, pricing pressure, changes to its strategy, or switching to another services provider. The loss of cooperation with any of major insurance companies could adversely affect our financial condition and results of operations.

We are dependent on our B channels to reach end customers. Failure to acquire new B channels or retain existing B channels in a cost-effective manner, our business, financial condition and results of operations may be materially and adversely affected.

Our B channels are indispensable to our business operations by allowing our PaaS to be embedded in their customer engagement matrix, including their websites, App, Wechat Mini Programs, Douyin (the Chinese equivalent of TikTok) and other social media accounts, which provide us with a stable and reliable end customer base. As of the date of this prospectus, we have established business cooperation with more than 1,800 business channels, through which we have acquired more than 15 million end customers.

Our ability to cost-effectively attract and secure new B channels and retain and maintain existing B channels, is crucial to driving our business growth and expansion, thus indirectly achieving profitability. Although our B channels do not directly generate any revenues for us, they are essential to our business as they provide us unique opportunities to reach and serve the end customers. There can be no assurance that new B channels will stay with us. In addition, if the existing B channels no longer find our PaaS or services appealing, or if our competitors offer more attractive services or better customer services, our existing B channels may lose interest in us or even cease to transact with us. Any adverse changes to our relationships with B channels could have a material adverse effect on our image, brand and reputation, as well as on our business, financial condition and results of operations. If we are unable to retain our existing B channels or to acquire new B channels in a cost-effective manner, our business and results of operations will be adversely affected.

Our PRC subsidiary, namely Zhibao China, significantly relies on a third party (“MGU Partner”), its subsidiaries, affiliates, successors and assigns to conduct MGU services. Failure to comply with the relevant laws and regulations with regard to the MGU services will adversely and materially affect our business, financial conditions and results of operations.

According to the Regulatory Provision on Insurance Agents, which was published on November 12, 2020 and effective on January 1, 2021, a specialized insurance agency or a corporate sideline insurance agency engaging in insurance agency business in the PRC shall satisfy the criteria stipulated by the insurance regulatory authority under the State Council and obtain the relevant insurance agency business permit. The subsidiary of our MGU Partner is qualified to carry out insurance agency business with an insurance agency business permit and we rely on our MGU Partner, its subsidiaries, affiliates, successors and assigns to carry out our MGU business. However, we cannot assure you that such business model is stable and the entering-into and performance of the contracts with such MGU Partner, its subsidiaries, affiliates, successors and assigns for MGU services are compliant with relevant PRC laws and regulations. Furthermore, we also cannot assure you that such MGU Partner, its subsidiaries, affiliates, successors and assigns engaged in the MGU services will be able to maintain and renew all licenses, permits and approvals necessary for their operations or comply with all applicable laws and regulations.

As the date of this Prospectus, Zhibao China, as well as the MGU Partner, its subsidiaries, affiliates, successors and assigns has not been subject to any notice, fines or other penalties from competent government authorities or claims or allegations of its clients related to the above-mentioned business. If our MGU business is considered as non-compliance by any government authorities, we will terminate such business timely under which circumstance, we might be subject to administrative penalties and contractual liabilities owed to its clients and our business, financial condition and results of operations could be materially and adversely affected.

If we fail to accelerate expansion of 2B2C business to drive growth in our 2C business, our business and results of operations could be adversely affected.

Our future growth depends on our ability to sustain the expansion of our 2B2C business and convert the end customers secured through our 2B2C business into our direct customers, or 2C business. With our strong position as a first mover in the 2B2C embedded insurance brokerage market, we aim to further broaden our B channel base through enhanced collaborations with insurance companies, other insurance brokerage companies, and technology firms with resources to B channels. We also plan to convert end customers secured through our 2B2C model into direct customers and fuel growth in our 2C business. To achieve these goals, we will employ two strategies. First, we will offer personalized insurance consultations to end customers through multiple channels, including, among others, WeChat Mini Program, phone, or face-to-face meetings. Our aim is to steer their attention towards comprehensive family security plans, leading to long-term insurance commitments with us. Second, we will provide targeted consulting services to guide end customers towards suitable insurance options and facilitate short-term policy conversions. However, our offerings may not always meet the needs of those potential or existing end customers. If they cannot find desirable insurance options at competitive prices and terms, or if their experience with us is unsatisfactory, they may lose trust and terminate their commitments. In such a scenario, they may switch to other platforms, which could significantly impact our business, financial condition, and results of operations.

The innovative insurance technology and infrastructure we use to optimize our insurance solutions requires continuous developments and upgrades. We cannot assure you that these technologies will fully support our business.

We regard insurance technology and infrastructure as critical to our ability to optimize our insurance solutions provided to our B channels and end customers. We have invested substantial resources in developing the sophisticated and innovative technology systems that we use for optimizing our insurance solutions on our PaaS. We will continually strive to improve and expand, upgrade and update our insurance solutions through our research and development and technology innovations in order to deliver innovative and comprehensive new, updated or upgraded insurance solutions to meet the evolving needs of our B channels and end customers. Our aim is to subdivide solutions across various scenarios, and ultimately infiltrate every aspect of the end customers’ daily life, delivering unparalleled service to our B channels and end customers. To achieve such, we are dedicated to expanding our investment in our insurance technology infrastructure, our research and development of new technologies and existing technology upgrade or updates through any future financings. However, there is no assurance that we will be able to keep up with technological improvements or that the technology developed by others will not render our solutions less competitive or attractive.

If we are unable to attract, incentivize and retain talented professionals, our business, financial condition and results of operations may be affected.

We believe our success greatly depends on our ability to attract, incentivize and retain talented professionals. To maintain and improve our competitive advantage in the market, we intend to implement several initiatives to retain and attract more mid- to high-level personnel. These include formulating a market-oriented compensation structure for our employees and implementing a standardized multi-level performance review mechanism. However, the competition for talented professionals with expertise in insurance, sales and marketing, and technology is fierce in China. Moreover, we invest significant time and resources in training our employees, which increases their value to competitors who may attempt to recruit them. Failure to retain our employees could result in significant expenses in hiring and training new employees. Moreover, our ability to serve customers and business channels could suffer, leading to an adverse impact on our business, financial condition, and results of operations.

The regulation on the requirement of a company to make a filing on internet information service in China is subject to interpretation, and our operation of digital insurance broker services could be harmed if we are deemed to have violated applicable laws and regulations.

The interpretation and application of existing Chinese laws and regulations, the stated positions of the main governing authority, the MIIT, and the possibility of adopting new laws or regulations have created significant uncertainties regarding the legality of the businesses and activities of the PRC companies with internet operations. In particular, according to the Internet Information Services Administrative Measures promulgated by the State Council on September 25, 2000, the activities of Internet content providers are regulated by various PRC governmental authorities depending on the specific activities conducted by the Internet content provider.

Our processing of policyholder information and completing insurance transactions through our platform in real time might fall into the category of “B21 Online Data Processing and Transaction Processing Business” in the “Telecommunications Business Classification Catalog (2015 Edition)” promulgated by the Ministry of Industry and Information Technology on June 6, 2019, for which a value-added telecommunications business license must be obtained in accordance with the “Regulations of the People’s Republic of China on Telecommunications” promulgated by the State Council on February 6, 2016 and the “Internet Information Service Management Measures” promulgated by the State Council on January 8, 2011.

Given the “Measures for the Regulation of Internet Insurance Business” promulgated by the CBIRC on December 7, 2020 only requires Internet insurance institutions to complete the Internet information service filing procedures with the Internet industry management department for self-operated network platforms, whether our failure to obtain a value-added telecommunications business operation license constitutes a violation is subject to interpretation. If we are deemed to be required to obtain value-added telecommunications business operation license and, therefore, found to be in violation of the law, we might be subject to confiscation of illegal gains, penalties, suspension of certain types of services, or orders to shut down relevant websites. Such consequences could negatively impact our net revenues and results of operations.

Our operating history may not be indicative of our future growth or financial results, and we may not be able to sustain our historical growth rates.

Our operating history may not be indicative of our future growth or financial results. There is no assurance that we will be able to grow our revenues in future periods. Our growth rates may decline for any number of possible reasons, and some of them are beyond our control, including decreasing customer demand, increasing competition, declining growth of the insurance industry in general, or changes in government policies or general economic conditions. We will continue to expand our sales network, and upgrade, update, renovate our insurance resolutions to bring greater convenience to our B channels and end customers and to increase our B channels/end customer base and volume of sales on our PaaS.

However, the execution of our expansion plan is subject to uncertainty and the sales may not grow at the rate we expect for the reasons stated above. If our growth rates decline, investors’ perceptions of our business and prospects may be adversely affected and the market price of our Class A ordinary shares could decline.

We may encounter difficulties expanding into new businesses or industries, which may affect adversely our results of operations and financial condition.

We may encounter difficulties and face risks in connection with our expansion into new businesses or industries. We cannot assure you that our expansion into new businesses will be successful, as we may have limited experience in such industries. We cannot assure you that we will be able to generate sufficient profits to justify the costs of expanding into new businesses or industries. Any new business in which we invest or which we intend to develop may require our additional capital investment, R&D efforts, as well as our management’s attention. If such new business does not progress as planned, our results of operations and financial condition may be affected adversely.

We may be subject to legal or other proceedings in the ordinary course of our business. If the outcome of these proceedings is adverse to us, they could have a material adverse effect on our business, financial condition and results of operations.

During the ordinary course of our business operations, we may be involved in legal disputes or regulatory and other proceedings relating to, including but not limited to, contractual disputes, product liability claims and employees’ claims. Especially, for contractual disputes, we cannot assure you that the venue and governing law agreed in relevant contracts are always favorable to us. Any such legal disputes or proceedings may subject us to substantial liabilities and may have a material and adverse effect on our reputation, business, financial condition and results of operations. Among those proceedings, some of them may be relating to our products or services or complaints from third parties.

If we become involved in material or protracted legal proceedings or other legal disputes in the future, we may incur substantial legal expenses and our management may need to devote significant time and attention to handle such proceedings and disputes, thereby diverting their attention from our business operations. In addition, the outcome of such proceedings or disputes may be uncertain and could result in settlement or outcomes which may adversely affect our business, financial condition and results of operations.

We are subject to governmental regulations and other legal obligations related to privacy, information security, and data protection, and any security breaches, and our actual or perceived failure to comply with our legal obligations could harm our brand and business.

We generate, collect, store and process a large amount of personal, transactional, statistical and behavioral data, including certain personal and other sensitive data from our end customers, including names, identity card numbers, telephone numbers, correspondence addresses, and payment or transaction related information. We face risks inherent in handling large volumes of data and in securing and protecting such data. In particular, we face a number of data-related challenges related to our business operations, including: (i) protecting the data in and hosted on our system and servers, including against attacks on our system and cloud servers by external parties or fraudulent behavior by our employees; (ii) addressing concerns related to privacy and sharing, safety, security and other factors; and (iii) complying with applicable laws, rules and regulations relating to the collection, use, disclosure or security of personal information, including any requests from regulatory and government authorities relating to such data.

Although we have taken steps to protect such data, technology renovations or updates, increased level of expertise of hackers, new discoveries in the field of cryptography or others could still result in breach of the security measures that we use. On December 28, 2012, SCNPC promulgated the Decision to Strengthen the Protection of Internet Information, or the Information Protection Decision, to strengthen the protection of personal information on the internet. The Information Protection Decision provides that internet content providers must expressly inform their users of the purpose, manner to collect and use the users’ personal information and the scope of the information to be collected and used by the provider. As of the date of this prospectus, we have not experienced any material breach of our cybersecurity system or measures. As techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. Any accidental or wilful security breaches or other unauthorized access to our system and cloud servers could cause confidential information to be accessed, stolen and used for illegal or unauthorized purposes. Security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in our technology infrastructure are exposed and exploited, our relationships with end customers, B channels, and other business partners could be severely damaged, we could incur significant liability, and our business and operations could be adversely affected.

In addition, PRC government authorities have enacted a series of laws and regulations in regard of the protection of personal information, under which telecommunication business operators, internet service providers and other value chain operators are required to comply with the principles of legality, justification and necessity, to clearly indicate the purposes, methods and scope of any information collection and usage, to obtain the consent of customers, and to keep collected personal information confidential, as well as to establish customer information protection system with appropriate remedial measures. On November 7, 2016, the SCNPC promulgated the PRC Cybersecurity Law, which took effect on June 1, 2017. Pursuant to the Cybersecurity Law, any individual or organization using the network must comply with the constitution and the applicable laws, follow the public order and respect social moralities; and must not endanger cybersecurity, or engage in activities by making use of the network that endanger the national security, honor and interests, or infringe on the fame, privacy, intellectual property and other legitimate rights and interests of others. The PRC Cybersecurity Law sets forth various security protection obligations for network operators, which are defined as “owners and administrators of networks and network service providers”, including, among others, complying with a series of requirements of graded cybersecurity protection systems; verifying users’ real identity; localizing the personal information and important data gathered and produced by key information infrastructure operators during operations within the PRC; and providing assistance and support to government authorities where necessary for protecting national security and investigating crimes. Significant capital, managerial and human resources are required to comply with legal requirements, enhance information security and to address any issues caused by security failures. However, there is uncertainty as to the interpretation and application of such laws which may be interpreted and applied in a manner inconsistent with our current policies and practices or require changes to the features of our system. We cannot assure you that our existing information protection system and technical measures will be considered sufficient under applicable laws and regulations. If we are unable to address any information protection concerns, protect our systems or to comply with the then applicable laws and regulations, we may incur additional costs and liability and our reputation, business and operations might be adversely affected. In addition, complying with various laws and regulations may cause us to incur substantial costs or require us to change our business practices, including our data practices, in a manner adverse to our business.

We are currently taking compliance measures to ensure that we obtain consent from our end customers to use their information within the scope of authorization, and we have taken technical measures to ensure the security of such information and prevent the information from being divulged, damaged or lost. However, since the Cybersecurity Law and relevant regulations, rules and measures are relatively new, there are uncertainties as to the interpretation and application of these laws and regulations, and it is possible that our data protection practices are or will be inconsistent with regulatory requirements. Any violation of the provisions and requirements under the Cybersecurity Law and other relevant regulations, rules and measures may subject us to warnings, fines, confiscation of illegal gains, revocation of licenses, suspension of business, shutting down of websites or even criminal liabilities. Complying with such requirements could cause us to incur substantial expenses or to alter or change our practice in a manner that could harm our business. Any systems failure or security breach or lapse that results in the unauthorized release of our customer data could harm our reputation and brand and, consequently, our business, in addition to exposing us to potential legal liability. Furthermore, end customers may have concerns about our practices with regard to the collection, use, disclosure, or security of personal information or other privacy related matters, and any negative publicity on our information safety or privacy protection mechanism and policy, even if unfounded, could damage our reputation and brand and adversely affect our business and results of operations.

We may be subject to liability if private information that we receive is not secure or if we violate privacy laws and regulations.

We are or may become subject to a variety of laws and regulations in China, the United States and other jurisdictions where we operate our business regarding privacy, data security, cybersecurity and data protection. These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly with respect to foreign laws. In particular, there are numerous laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure, and protection of personal information and other customer data in different jurisdictions. Such laws and regulations often vary in scope, may be subject to differing interpretations, and may be inconsistent among different jurisdictions.

The European Union Parliament approved a new data protection regulation, known as the General Data Protection Regulation (“GDPR”), which came into effect in May 2018. The GDPR includes operational requirements for companies that receive or process personal data of residents of the European Economic Area. The GDPR imposes significant penalties for non-compliance. Although we do not conduct any business in the European Economic Area, in the event that residents of the European Economic Area access our website and input protected information, we may become subject to provisions of the GDPR.

In February 2022, the Russian Federation commenced a military invasion of Ukraine, and as a result, the United States, the European Union, the United Kingdom and other jurisdictions have imposed sanctions on certain Russian and Ukrainian persons and entities, including certain Russian banks, energy companies and defense companies, and have imposed restrictions on exports of various items to Russian and certain regions of Ukraine (including the self-proclaimed Donetsk People’s Republic and Luhansk People’s Republic and Crimea). Moreover, on February 22, 2022, the Office of Foreign Assets Control of the United States issued sanctions aimed at limiting Russia’s ability to raise funds through sovereign debt. These geopolitical issues have resulted in increasing global tensions and create uncertainty for global commerce. Any or all of these factors could negatively affect demand for our products and our business, financial condition and result of operations even though we do not conduct any business in Russia or Ukraine.

We are also subject to laws restricting disclosure of information relating to our employees. We strive to comply with all applicable laws, policies, legal obligations, and industry codes of conduct relating to privacy, data security, cybersecurity and data protection. However, given that the scope, interpretation, and application of these laws and regulations are often uncertain and may be conflicting, it is possible that these obligations may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. Any failure or perceived failure by us or our third-party service-providers to comply with our privacy or security policies or privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other customer data, may result in governmental enforcement actions, litigation, or negative publicity, and could have an adverse effect on our business and operating results. Although we maintain cybersecurity insurance, we cannot assure you that this insurance will cover or satisfy any claim made against us or adequately cover any defense costs we may incur.

Our ability to protect the confidential information of our customers may be adversely affected by cyberattacks, computer viruses, physical or electronic break-ins or similar disruptions.

We collect, store, and process certain personal and other sensitive data from our customers, which makes us an attractive target and potentially vulnerable to cyberattacks, computer viruses, physical or electronic break-ins or similar disruptions. While we have taken steps to mitigate the cyberattack risks and protect the confidential information that we have access to, including but not limited to installation and periodical updates of antivirus software and backup of information on our computer systems, our security measures could be breached. Because techniques used to sabotage or obtain unauthorized access to systems change frequently and generally are not recognized until they are launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. Any cybersecurity incident, accidental or willful security breaches or other unauthorized access to our systems could cause confidential information to be stolen and used for criminal purposes. Cybersecurity incidents, security breaches or unauthorized access to confidential information could also expose us to liability related to the loss of the information, time-consuming and expensive litigation and negative publicity. If security measures are breached because of third-party action, employee error, malfeasance or otherwise, or if design flaws in our technology infrastructure are exposed and exploited, our relationships with our customers could be severely damaged, we could incur significant liability, and our business and operations could be adversely affected.

Meanwhile, if we fail to protect confidential information, we may be involved in various claims and litigations raised for privacy or other damages. Such claims and litigations will take a lot of time and resources to defend and we cannot assure you these claims or litigations will result in a favorable outcome. In February 2022, the Russian Federation commenced a military invasion of Ukraine, and Russian actions with respect to Ukraine have resulted in certain broad sanctions being imposed by the United States, the European Union, the United Kingdom and other international authorities. We cannot predict the impact of Russian actions in Ukraine or the reaction to such actions by the United States, the European Union, the United Kingdom or other international authorities. In connection with the aforesaid military invasion, cybersecurity experts anticipate a meaningful increase in cyberattack and cybercrime activity in connection with the Russian invasion of Ukraine around the globe. However, as of the date of this prospectus, there is no new or heightened risk of potential cyberattacks on the Company by state actors or others since Russia’s invasion of Ukraine.

The successful operation of our business depends upon the performance and reliability of the internet infrastructure in China.

Our business depends on the performance and reliability of the internet infrastructure in China. Almost all access to the internet is maintained through state-owned telecommunication operators under the administrative control and regulatory supervision of the MIIT. In addition, the national networks in China are connected to the internet through state-owned international gateways, which are the only channels through which a domestic Chinese user can connect to the internet outside of China. We may not have access to alternative networks in the event of disruptions, failures or other problems with China’s internet infrastructure. In addition, the internet infrastructure in China may not support the demands associated with continued growth in Internet usage.

The failure of telecommunications network operators to provide us with the requisite bandwidth could also interfere with the speed and availability of our APP and our website. We have no control over the costs of the services provided by the national telecommunications operators. If the prices that we pay for telecommunications and internet services rise significantly, our gross margins could be adversely affected. In addition, if internet access fees or other charges to internet users increase, our user traffic may decrease, which in turn may significantly decrease our revenues.

Part of our services could be disrupted by network interruptions.

Part of our services depends on the efficient and uninterrupted operation of our computer and communications systems. Substantially all of our computer hardware and our cloud computing services is currently located in China. Although we have prepared for contingencies through redundancy measures and disaster recovery plans, such preparation may not be sufficient and we do not carry business interruption insurance. Despite any precautions we may take, the occurrence of a natural disaster, such as an earthquake, flood or fire, or other unanticipated problems at our facilities in China, including power outages, telecommunications delays or failures, break-ins to our systems or computer viruses, could result in delays or interruptions to our APP and website, loss of our and customers’ data and business interruption for us and our customers. Any of these events could damage our reputation, significantly disrupt our operations and subject us to liability, which could materially and adversely affect our business, financial condition and results of operations.

Infringement of our intellectual property right by any third party or loss of our intellectual property rights may materially and adversely affect our business, financial condition and results of operations.

We rely on a combination of trademark, copyright and trade secret protection laws in China and other jurisdictions, as well as confidentiality procedures and contractual provisions, to protect our intellectual property rights. We also have confidentiality arrangements with our employees and any third parties who may access our proprietary information, and we rigorously control access to our proprietary technology and information.

Intellectual property protection may not be sufficient in China or other countries. Confidentiality agreements may be breached by counterparties, we may not be able to enforce these agreements and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights in China or elsewhere. Policing any unauthorized use of our intellectual property is difficult, time-consuming, and costly, and the steps we have taken may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we will prevail in such litigation. Furthermore, we may be subject to the risks of losing our intellectual property rights or the intellectual property rights licensed from other third-parties due to several reasons. Certain intellectual property rights, such as trademarks, are subject to a limited period of time. Upon the expiry of such period of time, others may freely use such intellectual properties without any license or charges, which may impose competitive harm to us and in turn adversely affect our business and prospects. The intellectual property rights that we currently have may also be revoked, invalidated or deprived by regulatory authorities as a result of intellectual property claims or challenges successfully raised by third parties. We may also rely on certain intellectual property rights licensed from other third parties. There can be no guarantee that we will be able to maintain such licenses at all times or renew such licenses upon expiry. Moreover, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. Any failure in maintaining, protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to intellectual property infringement claims from third parties, which may be expensive to defend with no assurance of success and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or will not infringe upon or otherwise violate trademark, copyrights or other intellectual property rights held by third parties. We may, and from time to time in the future be, subject to legal proceedings and claims relating to the intellectual property rights of others. There could also be existing trademarks or other intellectual property of which we are not aware that we may infringe. While we do not know of any intellectual property rights on which our products or our business infringe, we cannot assure you that holders of trademark or other intellectual property rights purportedly relating to some aspect of our technology or business, would not seek to enforce such intellectual property rights against us or that they will not be successful in any such enforcement action. If an action is commenced in China, the application and interpretation of China’s intellectual property laws and the procedures and standards for granting and protecting intellectual property rights in China are still evolving and are uncertain, and we cannot assure you that PRC courts or regulatory authorities would agree with our analysis or be consistent with a decision in the United States. If we are found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or damages or be forced to develop alternatives of our own. In addition, we may incur significant expenses, and may be forced to divert management’s time and other resources from our business and operations to defend against these third-party infringement claims, regardless of their merits.

If we are unable to manage our growth or execute our strategies effectively, our business and prospects may be materially and adversely affected.

To accommodate our growth, we anticipate that we will need to implement a variety of new and upgraded operational and financial systems, procedures and controls, including the improvement of our accounting and other internal management systems. We will also need to continue to expand, train, manage and motivate our workforce and manage our relationships with our B channels and end customers. All of these endeavors involve risks and will require substantial management effort and significant additional expenditures. We may not be able to manage our growth or execute our strategies effectively, and any failure to do so may have a material adverse effect on our business and prospects.

The wide variety of payment methods that we accept subjects us to third-party payment processing-related risks.

We accept payments from customers in China through a variety of methods, including bank transfers, online payments (Alipay, WeChat Pay and other major payments), debit cards and credit cards issued by banks in China. We may be subject to fraud and other illegal activities in connection with the payment methods we accept. In addition, we are subject to rules, regulations and requirements, regulatory or otherwise, governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. If we fail to comply with these rules or requirements, we may be subject to fines and higher transaction fees and lose our ability to accept online payments (Alipay, WeChat Pay and other major payments), debit card or credit card payments from our customers, process electronic funds transfers or facilitate other types of online payments, and our business, financial condition and results of operations could be materially and adversely affected. Further, to the extent that payment is made to us in China, we will have to comply with PRC banking regulations as to making payments in China.

Our success depends on our ability to retain our core management team and other key personnel.

Our performance depends on the continued service and performance of our directors and senior management as they are expected to play an important role in guiding the implementation of our business strategies and future plans. The loss of the services of one or more of our core management team members could impede implementation of our business plan and result in reduced profitability. For example, Our founder and Chief Executive Officer, Mr. Botao Ma has accumulated more than 30 years of management experience in insurance industry. Our Chief Financial Officer, Mr. Yuanwen Xia, has more than 15 years of experience in PwC and investment sector. Our Chief Operating Officer, Mr. Xiao Luo has more than 15 years of experience in insurance brokerage business. Our Chief Technology Officer, Mr. Yugang Wang, has more than 20 years of digital technology and management experience in the insurance industry. If any of our core management team members were to terminate his or her employment with us, there can be no assurance that we would be able to find suitable replacements in a timely manner, at acceptable cost or at all. The loss of services of core management team members or the inability to identify, hire, train and retain other qualified and managerial personnel in the future may materially and adversely affect our business, financial condition, results of operations and prospects.

Competition for our employees is intense, and we may not be able to attract and retain the highly skilled employees needed to support our business.

As we continue to experience growth, we believe our success depends on the efforts and talents of our employees, including management team, sales team and R&D personnel. Our future success depends on our continued ability to attract, develop, motivate and retain highly qualified and skilled employees. Competition for highly skilled personnel is extremely intense. We may not be able to hire and retain these personnel at compensation levels consistent with our existing compensation and salary structure.

In addition, we invest significant time and expense in training our employees, which increases their value to competitors who may seek to recruit them. If we fail to retain our employees, we could incur significant expenses in hiring and training their replacements, and the quality of our services and our ability to serve customers could diminish, resulting in a material adverse effect on our business.

Our business, financial condition and results of operations may be adversely affected by an economic downturn.

Because our sales may depend on customers’ levels of disposable income, perceived job prospects and willingness to spend, our business and prospects may be affected by global economic conditions. The global financial markets experienced significant disruptions in 2008 and the United States, Europe and other economies went into recession. The recovery from the lows of 2008 and 2009 was uneven and is continuously facing new challenges, including the escalation of the European sovereign debt crisis since 2011 and the slowdown of the Chinese economy since 2012. The economic conditions in the markets in which our products are sold are sensitive to both global economic conditions, and the particular changes in each country’s economic and political policies and its expected or perceived overall economic growth rate. A decline in the economic prospects in the mechanics and other industries could alter current or prospective customers’ spending priorities. Therefore, a slowdown in China’s economy or the global economy may lead to a reduction in demand for our products, which could materially and adversely affect our financial condition and results of operations.

Zhibao has identified two material weaknesses in its internal controls over financial reporting. If Zhibao does not adequately remediate the material weaknesses, or if it experiences additional material weaknesses in the future or otherwise fails to maintain effective internal controls, it may not be able to accurately or timely report its financial condition or results of operations, or comply with the accounting and reporting requirements applicable to public companies, which may adversely affect investor confidence in Zhibao and the market price of its shares.

Prior to the IPO, Zhibao was a private company and was never required to evaluate its internal control within a specified period, and, as a result, it may experience difficulty in meeting these reporting requirements in a timely manner. Its management has not completed assessment of the effectiveness of its internal control over U.S. GAAP financial reporting, and its independent registered public accounting firm has not conducted an audit of the effectiveness of its internal control over financial reporting. However, in the course of preparing and auditing its consolidated financial statements for the fiscal year ended June 30, 2024, it respectively identified two material weaknesses in its internal control over financial reporting as of June 30, 2024. In accordance with reporting requirements set forth by the SEC, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Company’s annual or interim consolidated financial statements may not be prevented or detected on a timely basis.

The material weaknesses identified included (i) insufficient number of personnel with an appropriate level of U.S. GAAP knowledge and experience and ongoing training in the application of U.S. GAAP commensurate with its financial reporting requirements, and (ii) the Company has inadequate property IT control related logical access security. Neither Zhibao nor its independent registered public accounting firm undertook a comprehensive assessment of its internal control under the Sarbanes-Oxley Act for purposes of identifying and reporting any material weakness in its internal control over financial reporting. Zhibao is required to do so only after it becomes a public company and it is exempt from the auditor attestation requirements as long as it is an emerging growth company. Had it performed a formal assessment of its internal control over financial reporting or had its independent registered public accounting firm performed an audit of the effectiveness of its internal control over financial reporting, additional material weaknesses may have been identified.

Following the identification of the material weaknesses and control deficiencies, Zhibao has taken some remedial measures including (i) hiring more qualified accounting personnel with relevant U.S. GAAP and SEC reporting experience and qualifications to strengthen its financial reporting function, (ii) setting up a financial and system control framework, (iii) implementing formal access and change controls to our systems, and making changes to our information technology systems, and (iv) improving governance, including providing internal training in relation to policies and procedures. Zhibao will continue to take additional measures to remediate the material weaknesses, including (i) implementing regular and continuous U.S. GAAP accounting and financial reporting training programs for its accounting and financial reporting personnel; (ii) appointing a third independent director; (iii) implementing formal access and change controls to our systems, and making changes to our information technology systems; and (iv) establishing more robust processes supporting internal control over financial reporting. However, the implementation of these measures may not fully address the material weaknesses in its internal control over financial reporting. Zhibao’s failure to correct the material weaknesses or its failure to discover and address any other material weaknesses or control deficiencies could result in inaccuracies in its financial statements and could also impair its ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis. As a result, Zhibao’s business, financial condition, results of operations and prospects, as well as the trading price of its Class A ordinary shares, may be materially and adversely affected. Moreover, ineffective internal control over financial reporting significantly hinders its ability to prevent fraud.

After the completion of the IPO in April 2024, Zhibao became a public company in the United States subject to the Sarbanes-Oxley Act of 2002 and an emerging growth company exempted from certain internal control reporting requirement. Section 404 of the Sarbanes-Oxley Act of 2002 requires that it includes a report of management on its internal control over financial reporting in its annual report in its second annual report on Form 20-F. In addition, once Zhibao ceases to be an “emerging growth company” as such term is defined in the JOBS Act, its independent registered public accounting firm must attest to and report on the effectiveness of its internal control over financial reporting. Zhibao’s management may conclude that its internal control over financial reporting is not effective. Moreover, even if Zhibao’s management concludes that its internal control over financial reporting is effective, its independent registered public accounting firm, after conducting the independent audit testing, may issue a report that is qualified if the accounting firm is not satisfied with Zhibao’s internal controls or the level at which Zhibao’s controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from Zhibao. In addition, after Zhibao becomes a public company, its reporting obligations may place a significant strain on its management, operational and financial resources and systems for the foreseeable future. It may be unable to timely complete its evaluation testing and any required remediation.

During the course of documenting and testing Zhibao’s internal control procedures, in order to satisfy the requirements of Section 404, it may identify other weaknesses and deficiencies in its internal control over financial reporting. In addition, if it fails to maintain the adequacy of its internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, it may not be able to conclude on an ongoing basis that it has effective internal control over financial reporting in accordance with Section 404. If it fails to achieve and maintain an effective internal control environment, it could suffer material misstatements in its financial statements and fail to meet its reporting obligations, which would likely cause investors to lose confidence in its reported financial information. This could in turn limit its access to capital markets, harm its results of operations, and lead to a decline in the trading price of its shares.

Additionally, ineffective internal control over financial reporting could expose Zhibao and its PRC Subsidiaries to increased risk of fraud or misuse of corporate assets and subject Zhibao to potential delisting from the stock exchange on which it lists, regulatory investigations and civil or criminal sanctions. It may also be required to restate its consolidated financial statements from prior periods.

We may need additional capital but may not be able to obtain it on favorable terms or at all.

We may require additional cash resources due to future growth and development of our business, including any investments or acquisitions we may decide to pursue. If our cash resources are insufficient to satisfy our cash requirements, we may seek to issue additional equity or debt securities or obtain new or expanded credit facilities. Our ability to obtain external financing in the future is subject to a variety of uncertainties, including our future financial condition, results of operations, cash flows, share price performance, liquidity of international capital and lending markets and PRC governmental regulations over foreign investment in the PRC. In addition, incurring indebtedness would subject us to increased debt service obligations and could result in operating and financing covenants that would restrict our operations. There can be no assurance that financing will be available in a timely manner or in amounts or on terms acceptable to us, or at all. Any failure to raise needed funds on terms favorable to us, or at all, could severely restrict our liquidity as well as have a material adverse effect on our business, financial condition and results of operations. Moreover, any issuance of equity or equity-linked securities could result in significant dilution to our existing shareholders.

Our business operations are located in China, which renders us especially sensitive to local conditions and changes, such as those with respect to laws and regulations, economic and political environments, force majeure events, natural disasters or mass civil movements.

Currently, our business operations are based in China. Our business operations are therefore exposed to any deterioration in the economic, social and/or political conditions, significant changes in laws and regulations governing the insurance brokerage services industry, as well as any incidence of social movements, strike, riot, civil disturbances, mass civil movements, disobedience, recurrence of past outbreaks or epidemics, occurrence of any future epidemic outbreaks, natural disasters or other catastrophic events in China. Since our business operations are primarily located in China, the aforesaid adverse circumstances may materially and adversely disrupt operations of our insurance brokerage services, and in turn, our revenues and profitability, and consequently, our results of operations and financial condition.

Zhibao is a Cayman Islands exempted company, and will rely on dividends paid by its PRC Subsidiaries for its cash needs and financing. Any limitation on the ability of its PRC Subsidiaries to make dividend payments to Zhibao, or any tax implications of making dividend payments to Zhibao, could limit our ability to pay Zhibao’s expenses or pay dividends to holders of Zhibao’s ordinary shares.

Zhibao is a holding company and conducts substantially all of its business through its PRC Subsidiaries. Zhibao may rely on dividends to be paid by its WFOE to fund its cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to its shareholders, to service any debt it may incur and to pay it operating expenses. Zhibao’s PRC Subsidiaries generate and retain cash generated from operating activities and re-invest it in their business. If WFOE incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to Zhibao.

Under PRC laws and regulations, WFOE may pay dividends only out of its accumulated profits as determined in accordance with PRC accounting standards and regulations. In addition, WFOE is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital.

WFOE generates primarily all of its revenue in Renminbi, which is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of WFOE to use its Renminbi revenues to pay dividends to Zhibao. The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting process may be put forward by the SAFE for cross-border transactions falling under both the current account and the capital account. Any limitation on the ability of WFOE to pay dividends or make other kinds of payments to Zhibao could materially and adversely limit its ability to grow, make investments or acquisitions that could be beneficial to its business, pay dividends, or otherwise fund and conduct its business.

Risks Related to Offering and Ownership of Class A Ordinary Shares

The trading market for our Class A ordinary shares is very new, and consistently robust and liquid trading market may not develop or be sustained over the long term.

We only recently consummated our IPO in April 2024, and so the trading market for our Class A ordinary shares is very new and unestablished. If a consistently robust and liquid trading market for our Class A ordinary shares does not develop, you may not be able to sell your shares quickly or at the market price. Our ability to raise capital to continue to fund operations by selling our securities and our ability to acquire other companies or technologies by using our securities as consideration may also be impaired.

Nasdaq may apply additional and more stringent criteria for our continued listing because we commutated a small public offering and insiders currently hold a large portion of our listed securities.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities in Nasdaq and Nasdaq may use such discretion to apply additional or more stringent criteria for the continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny continued listing or to apply additional and more stringent criteria in the instances, including but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by PCAOB, an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. Nasdaq was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. The IPO was relatively small and the insiders of our Company hold a large portion of the company’s listed securities following the consummation of the IPO. Nasdaq might apply the additional and more stringent criteria for our continued listing, which might cause suspension or even de-listing our securities listed on Nasdaq.

Our Chairman of the board of directors and Chief Executive Officer, Mr. Botao Ma, beneficially owns 16,816,692 Class B ordinary shares, currently representing approximately 95.5% of the voting power of our outstanding share capital, and has significant influence over all corporate matters for which shareholder approval is required.

We have a dual-class share structure such that our ordinary shares consist of Class A ordinary shares and Class B ordinary shares. Holders of our Class A ordinary shares and our Class B ordinary shares shall at all times vote together as one class on all resolutions submitted to a vote by our shareholders. Each Class A ordinary share shall entitle the holder thereof to one vote on all matters subject to vote at our general meetings, and each Class B ordinary share shall entitle the holder thereof to twenty votes on all matters subject to vote at our general meetings. Each Class B ordinary share is convertible into one Class A ordinary share at any time by the holder thereof, while Class A ordinary shares are not convertible into Class B ordinary shares under any circumstances. Upon any sale, transfer, assignment or disposition of any Class B ordinary share by the holder of such Class B ordinary share to any person who is not an affiliate of such shareholder, such Class B ordinary share shall be automatically and immediately converted into one Class A ordinary share.

Mr. Botao Ma, our Chairman of the board of directors and our Chief Executive Officer beneficially holding 16,816,692 Class B ordinary shares, is able to exercise approximately 95.5% of the total voting power of our issued and outstanding ordinary shares. Mr. Ma could have significant influence on determining the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, the election of directors and other significant corporate actions. In cases where his interests are aligned, he has the power to prevent or cause a change in control. Without the consent of Mr. Ma, we may be prevented from entering into transactions that could be beneficial to us or our minority shareholders. In addition, Mr. Ma could violate his fiduciary duties by diverting business opportunities from us to himself or others. The interests of Mr. Ma may differ from the interests of our other shareholders. The concentrated voting power owned by Mr. Ma may cause a material decline in the value of our Class A ordinary shares. For more information regarding our beneficial owners and their affiliated entities, see “Principal Shareholders.”

If we fail to meet continued listing standards of the Nasdaq Stock Market LLC, our Class A ordinary shares may be delisted. Delisting could adversely affect the liquidity of our Class A ordinary shares and the market price of our Class A ordinary shares could decrease, and our ability to obtain sufficient additional capital to fund our operations and to continue as a going concern would be substantially impaired.

Our Class A ordinary shares are currently listed on the Nasdaq Capital Market. The Nasdaq Stock Market LLC, or Nasdaq, has minimum requirements that a company must meet in order to remain listed on the Nasdaq Capital Market. These requirements include maintaining a minimum closing bid price of $1.00 per share, or the Bid Price Requirement. While the closing price of our Class A ordinary shares has largely remained above the minimum closing bid price of $1.00 per share from January 1, 2025 through May 20, 2025, our Class A ordinary shares traded as low as $0.93 per share and in the future, the closing bid price of our Class A ordinary shares may fall below $1.00 per share. If the closing bid price of our Class A ordinary shares were to remain below $1.00 per share for 30 consecutive trading days, or we do not meet other Nasdaq listing requirements, we would fail to be in compliance with Nasdaq’s listing standards. In addition, the Investor may sell a significant number of our Class A ordinary shares, which would cause dilution to our shareholders and could further depress our share price. There can be no assurance that we will continue to meet the Bid Price Requirement, or any other Nasdaq continued listing requirement, in the future. If we fail to meet these requirements, including the Bid Price Requirement and requirements to maintain minimum levels of shareholder’s equity or market values of our Class A ordinary shares, Nasdaq may notify us that we have failed to meet the minimum listing requirements and initiate the delisting process. If our Class A ordinary shares is delisted, the liquidity of our Class A ordinary shares would be adversely affected and the market price of our Class A ordinary shares could decrease, and our ability to obtain sufficient additional capital to fund our operations and to continue as a going concern would be substantially impaired.

The trading price of our Class A ordinary shares may be volatile, which could result in substantial losses to investors.

The trading price of our Class A ordinary shares may be volatile and could fluctuate widely due to factors beyond our control. This may happen because of the broad market and industry factors, like the performance and fluctuation of the market prices of other companies with business operations located primarily in China that have listed their securities in the United States. A number of Chinese companies have listed or are in the process of listing their securities on U.S. stock markets. The securities of some of these companies have experienced significant volatility, including price declines in connection with their initial public offerings. The trading performance of these Chinese companies’ securities after their offerings may affect the attitudes of investors toward Chinese companies listed in the United States in general and consequently may impact the trading performance of our Class A ordinary shares, regardless of our actual operating performance.

In addition to market and industry factors, the price and trading volume for our Class A ordinary shares may be highly volatile for factors specific to our own operations, including the following:

●	regulatory developments affecting us or our industry;

●	actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

●	changes in financial estimates by securities research analysts;

●	conditions in the market for intermediary services;

●	announcements by us or our competitors of new product and/or service offerings, acquisitions, strategic relationships, joint ventures, capital raisings or capital commitments;

●	additions to or departures of our senior management;

●	fluctuations of exchange rates between the Renminbi and the U.S. dollar;

●	release or expiry of lock-up or other transfer restrictions on our outstanding shares;

●	negative publicity regarding Chinese listed companies;

●	Political or legal actions taken or restrictions imposed by the government in China; and

●	sales or perceived potential sales of additional Class A ordinary shares.

Any of these factors may result in large and sudden changes in the volume and price at which our Class A ordinary shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Certain initial public offerings of companies with public floats comparable to our public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our Class A ordinary shares.

In addition to the risks addressed above in “— The trading price of our Class A ordinary shares may be volatile, which could result in substantial losses to investors”, our Class A ordinary shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our public float may amplify the impact the actions taken by a few shareholders have on the price of our Class A ordinary shares, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our Class A ordinary shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our Class A ordinary shares. In addition, investors of our Class A ordinary shares may experience losses, which may be material, if the price of our Class A ordinary shares declines at any time or if such investors purchase shares of our Class A ordinary shares prior to any price decline.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Class A ordinary shares, the market price for our Class A ordinary shares and trading volume could decline.

The trading market for our Class A ordinary shares is influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts who cover us downgrade our Class A ordinary shares, the market price for our Class A ordinary shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our Class A ordinary shares to decline.

We have a number of Class A ordinary shares issuable upon exercise of outstanding warrants and convertible notes issued to the Investor; the issuance of such shares could have a significant dilutive impact on our shareholders.

As of May 20, 2025, we had outstanding warrants to purchase 714,456 Class A ordinary shares and convertible notes convertible into up to 2,693,602 Class A ordinary shares, subject to adjustment. Our Amended and Restated Articles of Memorandum and Association authorizes us to issue up to 500 million ordinary shares (including up to 450,000,000 Class A ordinary shares and 50,000,000 Class B ordinary shares), which would permit us to issue up to approximately an additional 410 million authorized, unissued Class A ordinary shares, after giving effect to the number of Class A ordinary shares currently outstanding and the number of shares reserved for issuance under warrants and convertible notes.

Additionally, the L1 Warrants and Notes each provides for an adjustment to the exercise and conversion prices and number of shares underlying the such securities upon our issuance of our Class A ordinary shares or equivalents at a price per share that is less than the exercise and conversion prices of such securities, and in the case of the L1 Warrants, and the number of shares issuable upon exercise shall be increased such that the aggregate exercise price of the L1 Warrants on the issuance date for the Class A ordinary shares underlying the L1 Warrants then outstanding shall remain unchanged. Such an issuance would therefore result in potential substantial additional dilution and downward pressure on our stock price to the extent the Investor converts or exercises the Notes and L1 Warrants.

Accordingly, sales of substantial amounts of our Class A ordinary shares, including Class B ordinary shares, which will automatically convert into Class A ordinary shares upon transfer, convertible promissory notes convertible into our Class A ordinary shares under certain conditions or warrants to purchase our Class A ordinary shares, in the public market at any time, or the perception that these sales could occur, could adversely affect the market price of our Class A ordinary shares and could materially impair our ability to raise capital through equity offerings in the future. In addition, the Class A ordinary shares sold under this prospectus are freely tradable without restriction or further registration under the Securities Act, and shares held by our existing shareholders may also be sold in the public market subsequent to the IPO subject to the restrictions in Rule 144 under the Securities Act and the applicable lock-up agreements. As of May 20, 2025, there were 15,850,029 Class A ordinary shares and 16,816,692 Class B ordinary shares outstanding. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our Class A ordinary shares, and the issuance of such shares could have a significant dilutive impact on our shareholders.

Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Class A ordinary shares for return on your investment.

We do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Class A ordinary shares as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Class A ordinary shares will likely depend entirely upon any future price appreciation of our Class A ordinary shares. There is no guarantee that our Class A ordinary shares will appreciate in value or even maintain the price at which you purchased our Class A ordinary shares. You may not realize a return on your investment in our Class A ordinary shares and you may even lose your entire investment.

You may have to rely on the judgment of our management as to the use of the net proceeds from our future financings, and such use may not produce income or increase our share price.

We will not receive any proceeds from the resale or other disposition of the Class A ordinary shares by the Selling Shareholder. However, we will receive the proceeds of any cash exercise of the Warrants. We intend to use the net proceeds from any cash exercise of the Warrants for working capital and general corporate purposes. We also plan to use the net proceeds of our future offerings of our securities primarily for the R&D on new services and technologies, and upgrades, updates and improvement of existing services and technologies, and new hires of R&D staff; develop new insurance solutions, and upgrades, updates and enhancement of existing insurance solutions; sales, marketing and brands promotion; business expansions, mergers and acquisitions although as of the date of this prospectus, we have not identified, or engaged in any material discussions with any potential target for such business expansions; working capital and other general corporate purposes. See “Use of Proceeds.” However, our management will have considerable discretion in the application of the net proceeds received by us. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our efforts to achieve or maintain profitability or increase our share price. The net proceeds from our future financings may be placed in investments that do not produce income or that lose value.

An investment in our company may involve tax implications, and you are encouraged to consult your own advisors as neither we nor any related party is offering any tax assurances or guidance regarding our Class A ordinary shares or your investment.

An investment in our company generally involves complex federal, state and local income tax considerations. Neither the Internal Revenue Service nor any State or local taxing authority has reviewed the transactions described herein and may take different positions than the ones contemplated by management. You are strongly urged to consult your own tax and other advisors prior to investing, as neither we nor any of our officers, directors or related parties is offering you tax or similar advice, nor are any such persons making any representations and warrants regarding such matters.

If we are classified as a passive foreign investment company, United States taxpayers who own our Class A ordinary shares may have adverse United States federal income tax consequences.

A non-U.S. corporation such as us will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

●	At least 75% of our gross income for the year is passive income; or

●	The average percentage of our assets (determined at the end of each quarter) during the taxable year which produces passive income or which are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our Class A ordinary shares, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

Depending on the amount of cash we hold and the amount of cash we raise in our future offerings of our securities, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we treat our consolidated affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their operating results in our consolidated financial statements. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own, directly or indirectly, at least 25% of the equity by value.

Our status as a PFIC is a fact-intensive determination made on an annual basis. Accordingly, our U.S. counsel expresses no opinion with respect to our PFIC status and also expresses no opinion with regard to our expectations regarding our PFIC status.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers who own our ordinary shares if we were determined to be a PFIC, see “Item 10. Additional Information — E Taxation — Material United States Federal Income Tax Considerations — Passive Foreign Investment Company” in our 2024 Annual Report.

The amended and restated memorandum and articles of association that we adopted contain anti-takeover provisions that could have a material adverse effect on the rights of holders of our Class A ordinary shares.

Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders.

Our amended and restated memorandum and articles of association contain provisions to limit the ability of others to acquire control of our company or cause us to engage in change-of-control transactions. These provisions could have the effect of depriving our shareholders of an opportunity to sell their shares at a premium over prevailing market prices by discouraging third parties from seeking to obtain control of our company in a tender offer or similar transaction. Our dual-class voting structure gives disproportionate voting power to the holders of our Class B ordinary shares. In addition, our board of directors will have the authority, without further action by our shareholders, to issue preferred shares in one or more series and to fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with our Class A ordinary shares. Preferred shares could be issued quickly with terms calculated to delay or prevent a change in control of our company or make removal of management more difficult. If our board of directors decides to issue preferred shares, the price of our Class A ordinary shares may fall and the voting and other rights of the holders of our Class A ordinary shares may be materially and adversely affected.

We are a “controlled company” within the meaning of the Nasdaq Stock Market Rules and, as a result, may rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

We are a “controlled company” as defined under the Nasdaq Stock Market Rules because our Chairman of the board of directors and our Chief Executive Officer, Mr. Botao Ma, beneficially owns more than 50% of our total voting power. For so long as we remain a controlled company under that definition, we are permitted to elect to rely on, and may rely on, certain exemptions from corporate governance rules, including an exemption from the rule that a majority of our board of directors must be independent directors. As a result, you may not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs are governed by our amended and restated memorandum and articles of association, as amended from time to time, the Companies Act (Revised) of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records or to obtain copies of the register of members of these companies. Our directors have discretion under our amended and restated memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the U.S. Currently, we do not plan to rely on home country practice with respect to any corporate governance matter. However, if we choose to follow our home country practice in the future, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act of the Cayman Islands and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Our Securities — Comparison of Cayman Islands Corporate Law and U.S. Corporate Law.”

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

The laws of the Cayman Islands provide shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. These rights, however, may be provided in a company’s articles of association. Our amended and restated articles of association allow our shareholders holding shares representing in aggregate not less than ten (10%) percent of our voting share capital in issue, to requisition a general meeting of our shareholders, in which case our directors are obliged to call such meeting. Advance notice of at least fourteen (14) clear days is required for the convening of our general shareholders’ meeting. A quorum required for a meeting of shareholders consists of at least one or more shareholders present or by proxy, or if a corporation, by its duly authorized representative, representing not less than one-third of all votes attaching to all ordinary shares in issue and entitled to vote at such general meeting of the Company. For these purposes, “clear days” means that period excluding (a) the day when the notice is given or deemed to be given and (b) the day for which it is given or on which it is to take effect.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands exempted company and substantially all of our assets are located outside of the United States. Substantially all of our current operations are conducted in the PRC. In addition, most of our current directors and officers are nationals and residents of countries other than the United States. Substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of the PRC may render you unable to seek recognition and/or enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands and the PRC, see “Enforceability of Civil Liabilities.”

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 for so long as we are an emerging growth company.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a quarterly basis through press releases, distributed pursuant to the rules and regulations of the Nasdaq Capital Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

We may incur significantly increased costs and devote substantial management time as a result of the listing of our Class A ordinary shares.

We may incur additional legal, accounting and other expenses as a public reporting company, particularly after we cease to qualify as an emerging growth company. For example, we may be required to comply with the additional requirements of the rules and regulations of the SEC and the Nasdaq rules, including applicable corporate governance practices. We expect that compliance with these requirements m increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the number of additional costs we may incur as a result of becoming a public company or the timing of such costs.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidelines are provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may also initiate legal proceedings against us and our business may be adversely affected.

Nasdaq may delist our securities from trading on its exchange, which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

Our Class A ordinary shares are listed on the Nasdaq under the symbol “ZBAO.” We cannot assure you that our securities continue to be listed on Nasdaq in the future. In order to continue listing our securities on Nasdaq, we must maintain certain financial, distribution and stock price levels. Generally, we must maintain a minimum amount in shareholders’ equity (generally $2,500,000) and a minimum number of holders of our securities (generally 300 public holders). We cannot assure you that we will continue to meet those continued listing requirements.

If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●	a determination that our Class A ordinary shares come within the definition of “penny stock” which will require brokers trading in our Class A ordinary shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our Class A ordinary shares are listed on Nasdaq, our Class A ordinary shares are covered securities. Although the states are pre-empted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and “Regulation.” Known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

●	our dependence on the development, update, upgrade and innovations of insurance solutions and technologies on a timely basis;

●	our dependence on growth in the demand for our services;

●	our ability to attract and retain B channels and end customers;

●	our ability to build stable and health relationships with insurance companies;

●	our ability to compete effectively;

●	our ability to successfully manage our business expansion in response to changing industry and market conditions;

●	implementation of our expansion plans and our ability to obtain capital resources for our planned growth;

●	our dependence on key personnel;

●	our ability to expand into new businesses and industries, and to undertake mergers, acquisitions, investments or divestments;

●	the effect of the Underwriters’ stabilization activity or the exercise by the underwriters of their over-allotment option;

●	changes in technology and competing services;

●	general economic and political conditions, including those related to the insurance brokerage industry;

●	possible disruptions in commercial activities caused by events such as natural disasters, terrorist activities;

●	fluctuations in foreign currency exchange rates; and

●	other factors in the “Risk Factors” section in this prospectus.

These forward-looking statements are subject to various and significant risks and uncertainties, including those which are beyond our control. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should thoroughly read this prospectus and the documents that we refer to herein with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements. We disclaim any obligation to update our forward-looking statements, except as required by law.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Statistical data in these publications also include projections based on a number of assumptions. While we believe these industry publications and third-party research, surveys and studies are reliable, you are cautioned not to give undue weight to this information.

In addition, the new and rapidly changing nature of the insurance brokerage industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our industry. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the Class A ordinary shares upon the conversion of the Second Tranche Note by the Selling Shareholder. However, we will receive proceeds from the exercise of the L1 Warrant by the Selling Shareholder to the extent they are exercised for cash. We estimate that the maximum proceeds that we may receive from the exercise of the L1 Warrants, assuming the (i) the Third Closing of First Tranche Warrant exercisable at $3.25 per share; (ii)  the Additional First Closing of First Tranche Warrant exercisable at an adjusted exercise price of $2.8144; (iii) the Additional Second Closing of First Tranche Warrant exercisable at an adjusted exercise price of $2.8144, (iv) the First Closing of Second Tranche Warrant exercisable at an exercise price of $1.69964, and (v) the Second Closing of Second Tranche Warrant exercisable at an assumed exercise price of $1.69964, and subject to the amount of additional warrants issuable in the Second Tranche under the A&R Securities Purchase Agreement between the Company and the Investor, will be approximately $1.6 million. We do not know, however, whether any of the Warrants will be exercised or, if any of the L1 Warrants are exercised, when they will be exercised. It is possible that the L1 Warrants will expire and never be exercised. There are circumstances under which the L1 Warrants may be exercised on a cashless basis. In these circumstances, even if the L1 Warrants are exercised, we may not receive any proceeds, or the proceeds that we do receive may be significantly less than what we might expect. We intend to use the aggregate net proceeds from the exercise of the L1 Warrants for general corporate purposes, including working capital. The actual allocation of proceeds realized from the exercise of these L1 Warrants will depend upon the amount and timing of such exercises, our operating revenues and cash position at such time and our working capital requirements. The Selling Shareholder will pay any expenses incurred by the Selling Shareholder for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Shareholder in disposing of its Class A ordinary shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration fees and fees and expenses of our counsel and our accountants.

DIVIDEND POLICY

Subject to the provisions of the Companies Act and any rights attaching to any class or classes of shares under and in accordance with our amended and restated memorandum and articles of association, as amended from time to time, our board of directors has discretion regarding whether to declare or pay dividends or distributions out of our funds which are lawfully available for that purpose. In addition, our shareholders may by ordinary resolution declare a dividend, provided that no dividend may exceed the amount recommended by our directors. Subject to the requirements of the Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie. Unless provided by the rights attached to a share, no dividend shall bear interest. All dividends are subject to certain restrictions under Cayman Islands law, namely that a Cayman Islands company may pay a dividend on its shares out of either profit or share premium account, provided that in no circumstances may a dividend be paid if following such payment the company would be unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

We have never declared or paid cash dividends on our shares. We currently do not have any plans to pay cash dividends. Rather, we currently intend to retain all of our available funds and any future earnings to operate and grow our business.

Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars.

PRIVATE PLACEMENT

L1 Private Placement – First Tranche

First Closing of First Tranche

On September 23, 2024, the Company entered into the Securities Purchase Agreement with the Investor. The Securities Purchase Agreement provides for loans in an aggregate principal amount of up to $8.0 million under three tranches. On September 23, 2024, upon the First Closing of First Tranche, the investor funded approximately $675,000 (net of original issue discount of 10.0%) in a private placement offering, pursuant to the terms and conditions of the Securities Purchase Agreement, and the Investor also agreed to fund (i) in a subsequent closing of the First Tranche, an additional $675,000 (net of original issue discount of 10%), subject to the satisfaction of the Equity Conditions, after the Company provides written confirmation to the Investor that a resale registration statement on Form F-1 has been filed with the SEC for the registration of Class A ordinary shares issuable upon conversion of the First Tranche Note and the exercise of the warrants, and, (ii) in a subsequent closing of the First Tranche, another $900,000 upon the execution of a duly executed DACA and establishment of a DACA account, subject to the satisfaction of the Equity Conditions. The Securities Purchase Agreement also contemplates a second tranche financing and third financing, upon the satisfaction of certain terms and conditions under the Securities Purchase Agreement (the terms and conditions of which are discussed in greater details on page 68 of this prospectus).

In consideration for the Investor’s funding of the First Closing of First Tranche, on September 23, 2024, the Company issued and sold to the Investor, in a private placement, (i) the First Tranche Note in the aggregate principal amount of up to $2,500,000, (ii)  a warrant to purchase up to 124,597 Class A ordinary shares at an exercise price of $2.8144 per share (as adjusted from 74,451 Class A ordinary shares when initially issued on September 23, 2024, at an initial exercise price of $4.71 per share), and (iii) a prefunded warrant to purchase up to 191,522 Class A ordinary shares (based on $750,000 divided by the 10-day VWAP for the 10 trading day period immediately prior to the First Closing of First Tranche) at a nominal exercise price of $0.0001 per share, subject to certain adjustments. The pre-funded warrants may only be exercised upon occurrence of an Event of Default.

The warrant issued to the Investor at the First Closing of First Tranche is exercisable upon issuance at an initial exercise price of $4.71 per share. The exercise price and number of underlying shares of the warrant are subject to certain adjustments contemplated under the warrant.

The pre-funded warrants may only be exercised upon occurrence of an Event of Default. The number of shares underlying the pre-funded warrants is subject to potential increase contemplated under the warrant.

In connection with the Securities Purchase Agreement, on September 23, 2024, the Company entered into a registration rights agreement with the Investor pursuant to which the registrable securities held by the Investor, subject to certain conditions, are entitled to registration under the Securities Act.

To secure the obligations of the Company to repay the First Tranche Note, on the same date, the Company and its subsidiaries entered into a security agreement with the Investor, which granted the Investor a lien and security interest in and to all of the Company’s DACA account to be established following the First Closing of First Tranche and any assets of the Company that are or become located in the United States. To guarantee the obligations under the security agreement, on the same day, the Company and its subsidiaries as guarantors also entered into a guarantee agreement. Each guarantor, jointly and severally, hereby unconditionally and irrevocably guarantees the full and prompt payment and performance to the Investor, as primary obligor and not as surety, when due, whether at maturity or by reason of acceleration or otherwise, of any and all of the obligations under the security agreement.

In connection with the consummation of the First Closing of First Tranche, the Company paid $47,250 (representing 7% of gross proceeds) to the Placement Agent and $6,750 expenses pursuant to an engagement letter.

Second Closing of First Tranche

On October 1, 2024, pursuant to the terms of the Securities Purchase Agreement, the Company received additional $675,000 (net of original issue discount of 10%) in the Second Closing of First Tranche, excluding expenses and commissions. In the Second Closing of First Tranche, the Company issued to the Investor another warrant to purchase up to 79,599 Class A ordinary shares when initially issued on October 1, 2024, at an initial exercise price of $4.47 per share, subject to certain adjustments (which was adjusted to 126,808 Class A ordinary shares at an exercise price of $2.8144 per share in connection with issuing 240,000 Waiver Warrants to the Investor).

Third Closing of First Tranche

On December 11, 2024, the Company and the Investor entered into a letter agreement (the “2024 December Letter Agreement”) and mutually agreed to waive the requirement under the Securities Purchase Agreement that the DACA and DACA Account have been executed and established, respectively, before closing of the remaining portion of the first tranche in the amount of $900,000 as provided under Section 2.1(a)(iii) of the Securities Purchase Agreement. In connection with the consummation of the Third Closing of First Tranche, the Company paid $63,000 (representing 7% of gross proceeds) to the Placement Agent and $9,000 expenses pursuant to an engagement letter.

On December 11, 2024, pursuant to the terms of the Securities Purchase Agreement and the 2024 December Letter Agreement, the Company and the Investor consummated the Third Closing of First Tranche, and the Company received additional $900,000 (net of original issue discount of 10%) in the Third Closing of First Tranche, excluding expenses and commissions, and issued to the Investor a warrant to purchase up to 184,788 Ordinary Shares at an exercise price of $2.81 per Ordinary Share, subject to certain adjustments.

L1 Private Placement - Second Tranche

February 2025 Letter Agreement

On February 14, 2025, the Company and the Investor entered into the February 2025 Letter Agreement, pursuant to which the Company and the Investor amended the Securities Purchase Agreement to provide for up to three closings in the second tranche, including (i) the First Closing of Second Tranche for $700,000 in face value of Second Tranche Note and accompanying warrants to occur immediately upon execution of the February 2025 Letter Agreement (subject to satisfaction of other conditions set forth in the A&R Securities Purchase Agreement and the February 2025 Letter Agreement); (ii) the Second Closing of Second Tranche to be for an additional $300,000 in face value of Second Tranche Note and accompanying warrants to occur upon the SEC declaring effective the Company’s resale registration statement covering the underlying shares with respect to the closings of Second Tranche; and (iii) the Third Closing of Second Tranche to be for an additional $1,500,000 in face value of Second Tranche Note and accompanying warrants to occur on the trading day following the closing price of the Company’s Class A ordinary shares at the time of such subsequent closing of Second Tranche equaling or exceeding least $2.50 per share (subject to adjustment for any reverse stock split or similar corporate event), if such closing price threshold is met within 120 days following November 22, 2024, which is the effectiveness date of the initial First Tranche Resale Registration Statement (which 120-day period may be extended by an additional 60 days at the election of the Investor), provided, that each closing of the Second Tranche shall be subject to satisfaction of the Equity Conditions (for more details, see “Prospectus Summary – Private Placement - L1 Private Placement First Tranche” on page 12 of this prospectus) and the other conditions and requirements set forth in the A&R Securities Purchase Agreement, including the accuracy of the representations and warranties of the Company and Investor in material aspects, delivery of the deliverables by the Company and Investor to each other, no Material Adverse Effect (as defined under Section 3.1(b) of the A&R Securities Purchase Agreement) having occurred, the Company being current with its SEC filings, the Company’s receiving no regulatory investigation, the Equity Conditions having been met by the Company, and all other obligations, covenants and agreements having been met by each of the Company and Investor required of them. As of the date of this prospectus, because one condition precedent to the Third Closing of the Second Tranche (that is, the stock price of Class A ordinary shares of Zhibao equaling or exceeding at least $2.50 per share within 120 days, which, at the Investor’s election, can be extended for another 60 days, following November 22, 2024) can no longer be satisfied, as more than 180 days have passed as of May 21, 2025, the Company believes that, absent subsequent agreement with the Investor whereby the Company and Investor agree to waive such conditions, it will not be able to consummate either the Third Closing of the Second Tranche or the Third Tranche financing.

In addition, pursuant to the February 2025 Letter Agreement, the A&R Securities Purchase Agreement also provides that the Second Tranche Note and, if applicable, the Third Tranche Note shall have the following new or amended terms: (i) the number of deferrals or accelerations in the third paragraph of Section 1.3 of the Securities Purchase Agreement shall by increased from five to six, (ii) the holder of the Second Tranche Note and, if applicable, the Third Tranche Note may accelerate any Monthly Payment on or following any day on which the trading value (determined by multiplying the VWAP by the trading volume on such day) of the Class A ordinary shares is at least $5 million, and any such accelerations will not count against the six total accelerations referred to in (i) above, and (iii) the floor price will be subject to reduction (but not increase) on the six-month anniversary of the applicable closing date, and on every succeeding six-month anniversary thereafter, to equal 20% of the average VWAP during the five trading days immediately preceding each such date.

First Closing of Second Tranche

On February 14, 2025, pursuant to the terms of the A&R Securities Purchase Agreement and the February 2025 Letter Agreement, the Company and the Investor consummated the First Closing of Second Tranche, and the Company received $630,000 (net of original issue discount of 10%) in the First Closing of Second Tranche, excluding expenses and commissions. In connection with the consummation of the First Closing of Second Tranche, the Company paid $44,100 (representing 7% of gross proceeds) to the Placement Agent and $6,300 expenses pursuant to an engagement letter.

In consideration for the Investor’s funding of the First Closing of Second Tranche, on February 14, 2025, the Company issued and sold to the Investor, in a private placement, (i) the Second Tranche Note, having an initial principal amount of $700,000 reflecting the funding of the First Closing of Second Tranche and giving effect to the 10% original issue discount, and (ii) a warrant to purchase up to 202,459 Class A ordinary shares at an initial exercise price of $1.69964 per share, subject to certain adjustments.

The Second Tranche Note is initially convertible into Class A ordinary shares at conversion price of $1.69964 per share, subject to certain adjustments, provided that the conversion price shall not be reduced below a floor price of $0.282. The Second Tranche Note does not bear any interest and matures on February 13, 2026.

Commencing on the earlier of (i) the 60-day anniversary after the date hereof and (ii) the date on which the first Second Tranche Resale Registration Statement shall have been declared effective by the SEC, the Company is required to pay to the Investor the outstanding principal balance under the Second Tranche Note in monthly installments, on such date and each one (1) month anniversary thereof, in an amount equal to 105% of the total principal amount multiplied by the quotient determined by dividing one by the number of months remaining until the maturity date of the Second Tranche Note, until the outstanding principal amount has been paid in full or, if earlier, upon acceleration, conversion or redemption of the Second Tranche Note in accordance with its terms. All monthly payments are payable the Company, in cash, provided that under certain circumstances, as provided in the Second Tranche Note, the Company may elect to pay in Class A ordinary shares.

If the Company directly or indirectly receives proceeds from and closes any kind of financing including through the issuance of any equity or debt securities, the Investor may request a prepayment of the principal amount of the Second Tranche Note and any accrued and unpaid interest thereon (if any) in an amount up to 25% of the gross proceeds received by the Company.

Within 15 days after receipt of a written notice from the Company of a Change of Control (as such term is defined in the Second Tranche Note), the Investor may require the Company to prepay the Second Tranche Note, in an amount equal to 120% of the sum of (i) the outstanding principal balance of the Second Tranche Note and (ii) and any accrued and unpaid interest thereon (if any).

Upon the occurrence of any Event of Default, interest shall accrue on the Second Tranche Note at a rate equal to 10% per annum or, if less, the highest amount permitted by law. In addition, upon the occurrence of Event of Default, which has not been cured within any applicable cure period, interest is also payable at the “Mandatory Default Amount” (i.e. 120% of the sum of (i) the outstanding principal balance of the Second Tranche Note on the date on which the first Event of Default has occurred and (ii) any accrued and unpaid interest thereon. Furthermore, if an Event of Default is not cured, the Investor also shall have the right to convert the Mandatory Default Amount (as defined in the Second Tranche Note), upon the terms provided in the Second Tranche Note.

Each of the Second Tranche Note and the First Closing of Second Tranche Warrant provides that the Investor will not have the right to convert any portion of the Second Tranche Note or exercise any portion of the First Closing of Second Tranche Warrant, as applicable, if, together with its affiliates, and any other party whose holdings would be aggregated with those of the holder for purposes of Section 13(d) or Section 16 of the Securities of 1934, as amended, would beneficially own in excess of 4.99% of the number of Class A ordinary shares outstanding immediately after giving effect to such conversion or exercise, as applicable; provided, however, that the Beneficial Ownership Limitation shall be increased to 9.99% on the 61st day upon receipt of a written notice by the Investor delivered to the Company, and provided further, in no event shall the Beneficial Ownership Limitation exceed 9.99%.

Securities Being Registered on This Registration Statement

The registration statement of which this prospectus forms a part relates to the resale, from time to time, by the Investor of (i) the Class A ordinary shares issuable upon conversion of the Second Tranche Note, (ii) additional shares issuable upon exercise of the additional warrants issued as a result of adjustments pursuant to the warrants issued to the Investor at the First Closing of First Tranche and the Second Closing of First Tranche, (iii) shares issuable upon exercise of the warrants issued to the Investor at Third Closing of First Tranche, (iv) shares issuable upon exercise of the warrants issued to the Investor at the First Closing of Second Tranche, and (v) shares issuable upon exercise of the warrants issued to the Investor at the Second Closing of Second Tranche.

GEM Share Subscription Facility

On December 16, 2024, the Company entered into the GEM Agreements with GEM and GYBL, in connection with setting up certain share subscription facility. Pursuant to the GEM Share Purchase Agreement, GEM agreed to purchase up to $50,000,000 of the Class A ordinary shares during a three-year period. On December 16, 2024, the Company issued to GYBL the GYBL Warrant to purchase 467,800 ordinary shares at an exercise price of $3.95 per share.

On December 16, 2024, the Company also entered into certain waiver agreement with the Investor (the “Waiver Agreement”) in connection with the GEM Transaction Documents. Pursuant to the Waiver Agreement, in connection with the GEM Share Subscription Facility, the Investor agreed to waive its rights arising under the A&R Securities Purchase Agreement and the First Tranche Note, and the Company agreed to issue warrants to purchase 240,000 Class A ordinary shares to the Investor (the “Waiver Warrant”).

On March 11, 2025, the Company terminated the GEM Transaction Documents, including the GYBL Warrant. No Class A ordinary shares have been issued under the GEM Transaction Documents as of the date of this prospectus.

SELLING SHAREHOLDER

The Class A ordinary shares being offered by the Selling Shareholder are those issuable to the Selling Shareholder upon conversion of the Second Tranche Note and/or exercise of the L1 Warrants. For additional information regarding the issuances of the Second Tranche Note and the L1 Warrants, see “Private Placement” above. We are registering the Class A ordinary shares in order to permit the Selling Shareholder to offer the shares for resale from time to time. Except for the investment in the Notes and the Warrants, and as otherwise provided below, the Selling Shareholder has not had any material relationship with us within the past three years.

The table below lists the Selling Shareholder and other information regarding the beneficial ownership of the Class A ordinary shares by the Selling Shareholder. The second column lists the number of Class A ordinary shares beneficially owned by the Selling Shareholder, based on its ownership of Class A ordinary shares, the Second Tranche Note (assuming the number of Class A ordinary shares which may be received upon conversion of the Second Tranche Note at a conversion price of $0.282 per share based on the floor price) and the L1 Warrants, as applicable, immediately prior to this offering, assuming the full conversion of the Second Tranche Note and the full exercise of the L1 Warrants, by the Selling Shareholder for all Class A ordinary shares thereunder, without regard to any limitations on exercises. The third and fourth columns assume the sale of Class A ordinary shares convertible under the Second Tranche Note, and exercisable by the Selling Shareholder under the L1 Warrants, pursuant to this prospectus.

The third column also lists the Class A ordinary shares being registered by this prospectus for the resale of the Class A ordinary shares by the Selling Shareholder.

In accordance with the terms of a registration rights agreement with the Investor, this prospectus generally covers the resale of the maximum number of Class A ordinary shares issuable upon conversion of the Second Tranche Note and the exercise of the L1 Warrants by the Investor.

Under the terms of the Second Tranche Note and the L1 Warrants, the Selling Shareholder may not exercise the L1 Warrants nor convert the Second Tranche Note to the extent such exercise would cause such Selling Shareholder, together with its affiliates and attribution parties, to beneficially own a number of Class A ordinary shares which would exceed 4.99% or 9.99%, as applicable, of our then outstanding Class A ordinary shares following such conversion or exercise, as applicable, excluding for purposes of such determination Class A ordinary shares issuable upon conversion of the Second Tranche Note or exercise of such L1 Warrants which have not been exercised. The number of Class A ordinary shares, in the table below, being registered by this prospectus for resale by the Selling Shareholder, does not reflect this limitation. The Selling Shareholder may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Name of Selling Shareholder	Shares beneficially owned prior to this offering(2)	Shares offered for sale by this Prospectus(3)	Shares beneficially owned after this offering	Percentage of shares beneficially owned after this offering(1)
L1 Capital Global Opportunities Master Fund	812,338	9,551,677	—	—

(1)	Percentages are based on 15,850,029 Class A ordinary shares outstanding as of May 20, 2025.
(2)	Beneficial ownership reflects Class A ordinary shares which are convertible under the Second Tranche Note, within the next 60 days, at a Floor Price of $0.282 per share. Does not include the remaining Class A ordinary shares issuable upon conversion of the Notes and exercise of the L1 Warrants. All of these securities are subject to a beneficial ownership limitation (the “Beneficial Ownership Limitation”) on the Investor’s ability to convert the Second Tranche Note and exercise the L1 Warrants, to the extent any such conversion or exercise would cause the Investor to beneficially own more than 4.99% of the outstanding Class A ordinary shares of the Company, which may be increased to up to 9.99% with 61 days’ notice. David Feldman and Joel Arber are the Directors of L1 Capital Global Opportunities Master Fund. As such they may be deemed to be beneficial owners of such Class A ordinary shares. To the extent Mr. Feldman and Mr. Arber are deemed to beneficially own such securities, Mr. Feldman and Mr. Arber disclaim beneficial ownership of these securities for all other purposes. The business address of L1 Capital Global Opportunities Master Fund is 161A Shedden Road, 1 Artillery Court, PO Box 10085, Grand Cayman KY1-1001, Cayman Islands.

(3)	Consists of (i) 8,865,249 Class A ordinary shares issuable upon full conversion of the Second Tranche Note, (ii) up to 50,146 Class A ordinary shares issuable upon exercise of the Additional First Closing of First Tranche Warrant; (iii) up to 46,825 Class A ordinary shares issuable upon exercise of the Additional Second Closing of First Tranche Warrant; (iv) 184,788 Class A ordinary shares issuable upon full exercise of the Third Closing of First Tranche Warrant, (v) 202,459 Class A ordinary shares issuable upon exercise of the First Closing of Second Tranche Warrant, and (vi) 202,459 Class A ordinary shares that may be issuable upon exercise of the future Second Closing of Second Tranche Warrant. This reflects 100% of the number of shares (i) convertible under the Second Tranche Note at a conversion price of $0.282 (the floor price under the Second Tranche Note), and (ii) exercisable under the L1 Warrants, as required to be registered under the terms of the A&R Securities Purchase Agreement and the related registration rights agreement between the Company and the Investor. This does not give effect to the Beneficial Ownership Limitation.

PLAN OF DISTRIBUTION

The Selling Shareholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its securities covered hereby on the principal trading market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Shareholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Shareholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Shareholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of: (i) the date that all securities covered by the by the 2024 RRA have been sold, or (ii) the two years after the date that the Registration Statement is declared effective. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Class A ordinary shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Class A ordinary shares by the Selling Shareholder or any other person. We will make copies of this prospectus available to the Selling Shareholder and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated in the Cayman Islands as an exempted company with limited liability in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have the standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated. Currently, substantially all of our operations are conducted outside the United States, and substantially all of our assets are located outside the United States. All of our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Puglisi & Associates, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Ogier (Cayman) LLP, our counsel as to Cayman Islands law, and Jinghe Law Firm, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Enforcement of Judgments/Enforcement of Civil Liabilities

We have been advised by our Cayman Islands legal counsel, Ogier (Cayman) LLP, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce judgments of courts of the United States obtained against us or our directors or officers that are predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the Cayman Islands to impose liabilities against us or our directors or officers that are predicated upon the civil liability provisions of the securities laws of the United States or the securities laws of any state in the United States, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is currently no statutory enforcement or treaty between the United States and the Cayman Islands providing for enforcement of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive given by a court of competent jurisdiction (the courts of the Cayman Islands will apply the rules of Cayman Islands private international law to determine whether the foreign court is a court of competent jurisdiction), and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, and or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

We have been advised by our PRC counsel, Jinghe Law Firm, that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between different jurisdictions, and PRC courts will not recognize or enforce these foreign judgments if PRC courts believe the foreign judgments violate the basic principles of PRC laws or national sovereignty, security or public interest after review. However, currently, China does not have treaties or reciprocity arrangement providing for recognition and enforcement of foreign judgments ruled by courts in the United States or the Cayman Islands. Thus, it is uncertain whether a PRC court would enforce a judgment ruled by a court in the United States or the Cayman Islands.

Service of process upon Hong Kong-based entities or individuals may be difficult to obtain within the U.S. There is also uncertainty as to whether the courts of Hong Kong would (i) recognize or enforce judgments of U.S. courts obtained against these Hong Kong-based entities or individuals predicated upon the civil liability provisions of the securities laws of the U.S. or any state in the U.S. or (ii) entertain original actions brought in Hong Kong against these Hong Kong-based entities or individuals predicated upon the securities laws of the U.S. or any state in the U.S. A judgment of a court in the U.S. predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is (1) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty) and (2) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the U.S. was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment. Hong Kong has no arrangement for the reciprocal enforcement of judgments with the U.S. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the U.S. or the securities laws of any State or territory within the U.S.

CORPORATE HISTORY AND STRUCTURE

Corporate History

Zhibao is a Cayman Islands exempted company incorporated on January 11, 2023. Structured as a holding company with no material operations, Zhibao conducts its operations in China through its PRC Subsidiaries, primarily Zhibao China and Sunshine Insurance Brokers.

We have started our business in the insurance brokerage industry through Zhibao China since 2016. With the growth of our business and in order to facilitate international capital investment in us, we started a reorganization as described below involving new offshore and onshore entities in December 2022 and completed it in March 2023.

Zhibao BVI, incorporated on January 12, 2023 under the laws of British Virgin Islands, is our wholly-owned subsidiary in BVI and a holding company with no business operations, which, in turn, wholly owns all of the equity interest of Zhibao HK, a limited company incorporated on January 19, 2023 under the laws of Hong Kong.

Zhibao HK, as a wholly-owned subsidiary of Zhibao BVI, is a holding company with no business operations, which, in turn, wholly owns all of the equity interest of Zhibao China. Zhibao China wholly owns Shanghai Anyi and Sunshine Insurance Brokers.

Our PRC Subsidiaries

Our operations in China are primarily conducted by our PRC Subsidiaries. Below is a brief description of our PRC Subsidiaries:

Zhibao China or WFOE is a wholly-owned subsidiary of Zhibao HK, incorporated in Shanghai under the laws of China on November 24, 2015. Zhibao China was originally named as Shanghai Julai Investment Management Co., Ltd., which was first changed to Zhibao Technology (Shanghai) Co., Ltd. in May 2018, and then to Zhibao Technology Co., Ltd. in October 2022. After several rounds of capital increase, it currently has a registered capital of RMB53,974,752, primarily engaged in MGU services.

Shanghai Anyi was incorporated in Shanghai under the laws of China on September 18, 2015, currently with a registered capital of RMB10 million. Shanghai Anyi was originally 100% controlled by Shanghai Xinhui, a related party controlled by our Chief Executive Officer, Mr. Botao Ma. All of the equity interest of Shanghai Anyi was later transferred to Zhibao China on July 12, 2016, with a consideration of RMB 10 million. After such transfer, Shanghai Anyi became a wholly-owned subsidiary of Zhibao China, primarily providing R&D services to Sunshine Insurance Brokers and Zhibao China.

Sunshine Insurance Brokers was incorporated in Shanghai under the laws of China on November 17, 2011, currently with a registered capital of RMB50 million. Sunshine Insurance Brokers was originally 100% controlled by an unrelated third party, all of the equity interest of which was thereafter transferred to Zhibao China on January 4, 2016, with a consideration of RMB 10 million. After such transfer, Sunshine Insurance Brokers became a wholly-owned subsidiary of Zhibao China, primarily providing insurance brokerage services. As of the date of this prospectus, Sunshine Insurance Brokers have 10 branches located in Beijing, Guangzhou, Harbin, Nanjing, Hangzhou, Jinan, Linyi, Qingdao City, Shenzhen and Yunnan.

Zhibao Health, previously known as Shanghai Zhongzhi Chengcheng Healthy Service Co., Ltd., was incorporated in Shanghai under the laws of China on November 16, 2022, currently with a registered capital of RMB 1 million. Zhibao Health is a wholly-owned subsidiary of Zhibao China, primarily engaged in the health management services.

Shanghai Zhizhongbao was incorporated in Shanghai under the laws of China on March 6, 2025 as an investment holding company, currently with a registered capital of RMB 10 million. Zhizhongbao is a wholly-owned subsidiary of Zhibao HK.

Our Malaysia Subsidiary

Zhibao Labuan Reinsurance was incorporated in Labuan, Malaysia, on July 29, 2024, and received a license approval on October 24, 2024. Zhibao Labuan Reinsurance is a wholly-owned subsidiary of Zhibao BVI, primarily engaged in brokerage and MGU services. As of the date of this prospectus, it has not commenced operation yet.

Corporate Structure

The chart below summarizes our corporate structure, including our subsidiaries, as of the date of this prospectus:

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

For our management’s discussion and analysis of financial condition and results of operations for the fiscal years ended June 30, 2022, 2023, and 2024, please read “Item 5. Operating and Financial Review and Prospects” in our 2024 Annual Report, which is incorporated by reference into this prospectus.

OUR BUSINESS

For a description of our business, please read “Item 4. Information on the Company — B. Business Overview” in our 2024 Annual Report, which is incorporated by reference into this prospectus. There have been no material changes or developments to our business since the filing of our 2024 Annual Report, except as otherwise set forth in this prospectus.

prc REGULATION

For major regulations that impact our business, please read “Item 4. Information on the Company — B. Business Overview — Regulations in PRC” in our 2024 Annual Report, which is incorporated by reference into this prospectus.

MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our executive officers and directors as of the date of this prospectus. Unless otherwise stated, the business address for our directors and executive officers is that of our principal executive offices at Floor 3, Building 6, Wuxing Road, Lane 727, Pudong New Area, Shanghai, China, 201204.

Name	Age	Position with our Company
Botao Ma	59	Chief Executive Officer, Director and Chairman of the Board of Directors
Yuanwen Xia	41	Chief Financial Officer and director
Xiao Luo	39	Chief Operating Officer
Yugang Wang	47	Chief Technology Officer
Stephen Bernardez	61	Director
Armando Baez	78	Director
Jeffrey Cai	60	Director

Botao Ma — Chief Executive Officer and Chairman of the Board of Directors

Mr. Botao Ma has served as Chairman of the board of directors and Chief Executive Officer of the Company since June 2023, and the chief executive officer and chairman of Zhibao China since April 2018. Mr. Ma has over 20 years of experience in the insurance industry and operations management. From June 2001 to November 2016, Mr. Ma served as chairman of the board of directors and general manager at Wills Insurance Brokers Co. Ltd (“Wills China”), a company engaged in insurance brokerage in Shanghai. From January 2000 to May 2001, Mr. Ma served as a director and associate general manager at Shanghai Dong Da Insurance Brokers Ltd., an insurance broker company based in Shanghai. From June 1998 to December 1999, Mr. Ma served as general manager of Everlasting Insurance Consulting Ltd., a company engaged in insurance consulting. Between July 1990 and June 1998, Mr. Ma worked at Ping An Property & Casualty Insurance Co of China Ltd (“Ping An”), a Chinese holding conglomerate whose subsidiaries provide insurance, banking, asset management, financial, healthcare services and other related services, where Mr. Ma first served as head of business development and then associate general manager of Ping An. Mr. Ma received a bachelor’s degree in International Shipping from Shanghai Maritime University in July 1987 and a master’s degree in Maritime Law from Shanghai Maritime University in July 1990. We believe Mr. Ma’s decades’ experience in business management and insurance industry qualifies him to serve on our board of directors.

Yuanwen Xia — Chief Financial Officer and Director

Mr. Yuanwen Xia has served as Chief Financial Officer of the Company since June 2023, and chief financial officer of Sunshine Insurance Brokers since January 2020. Mr. Xia has also served as our director since March 2024. Mr. Xia has over 16 years of experience in finance and investment. From July 2016 to December 2019, Mr. Xia served as investment manager at Chenhui Venture Partners, an early-stage venture capital firm based in Shanghai, China. Between June 2013 and June 2016, Mr. Xia worked as business control & planning manager at Louis Vuitton (China) Commerce Sales Co., Ltd, a subsidiary of French luxury fashion company located in Shanghai, China. From June 2011 to July 2013, Mr. Xia worked as a senior internal auditor at Coca-Cola Beverages (Shanghai) Company Limited, an American multinational beverage corporation. Between August 2006 and June 2011, Mr. Xia worked as a senior associate in PricewaterhouseCoopers Consultants (Shenzhen) Limited, an international professional services firm focusing on audit and consulting. Mr. Xia is a member of The Chinese Institute of Certified Public Accountants (CICPA), and a Certified Public Accountant in China, but currently in inactive status. He is also a Chartered Financial Analyst (CFA). Mr. Xia received a bachelor’s degree in Japanese from Shanghai Jiao Tong University in July 2006 and a master’s degree in Financial Management from Shanghai University of Finance and Economics in December 2012. We believe Mr. Xia’s extensive experience in management and corporate accounting and finance qualifies him to serve on our board of directors.

Xiao Luo — Chief Operating Officer

Mr. Xiao Luo has served as Chief Operating Officer of the Company since June 2023, deputy manager between April 2018 and January 2020 and general manager of Sunshine Insurance Brokers since April 2020. Mr. Luo has over 10 years of experience in the insurance industry and operations management. Between October 2015 and March 2018, Mr. Luo served as general manager of Shanghai Anyi. From July 2007 to September 2015, he worked as deputy managing director of risk management department at Wills China. Mr. Luo received a bachelor’s degree in Transportation and Math from Shanghai Jiao Tong University in July 2007 and a master’s degree in Business Administration in June 2015 from Shanghai Advanced Institute of Finance.

Yugang Wang — Chief Technology Officer

Mr. Yugang Wang has served as Chief Technology Officer of the Company since June 2023, and chief technology officer of Sunshine Insurance Brokers since January 2021. Prior to that, Mr. Wang worked at Shanghai Anyi, first as chief technology officer, then as managing director and general manager of Shanghai Anyi between January 2019 and February 2021. Mr. Wang has over 20 years of experience in the information technology industry and over 10 years of experience in the insurance industry. From December 2016 to January 2019, Mr. Wang served as IT head at Fosun United Health Insurance, a professional financial services institution that provides health insurance services. From October 2009 to December 2016, Mr. Wang worked as IT director at Allianz China Life Insurance Company, a joint venture life insurance company formed by Allianz SE, the German financial services conglomerate, and CITIC Trust. Between October 2001 and September 2009, Mr. Wang served as software development department head at eBaoTech Co. Ltd., a technology solution provider for global insurance industry in China. Between July 2000 and October 2001, Mr. Wang worked as a software engineer at several information technology companies. Mr. Wang received a bachelor’s degree in Chemical Engineering from Zhejiang University in 2000 and a minor degree in Computer Science and Application from Zhejiang University in 2000.

Stephen Bernardez — Director

Mr. Stephen Bernardez has served as our director since April 1, 2025. Mr. Bernardez has extensive experience in venture capital investment, growth strategy, and partnership development across large enterprises and startups. Since January 2025, Mr. Bernardez has served as Partner at Pegasus Tech Ventures, a global venture capital firm focused on helping Asian corporations access Silicon Valley startup innovation. From March 2019 to March 2024, Mr. Bernardez served as Partner at Avanta Ventures, the corporate venture capital arm of CSAA Insurance Group, where he led the venture capital investment team, the Avanta Studios accelerator program and Avanta Ventures’ portfolio partnership development team. At Avanta Ventures, he built a portfolio of over a dozen early-stage startups relevant to an insurance company and facilitated commercial partnerships with those portfolio companies. While at Avanta Ventures, Mr. Bernardez served as a director on the boards of director of multiple Insurtech startup companies. From June 2006 to March 2019, Mr. Bernardez was a venture capitalist at ONSET Ventures, a Silicon Valley-based venture capital firm, where he was involved in certain early-stage software investments. Before ONSET Ventures, Mr. Bernardez was a Director of Business Development at Microsoft Corporation from September 2001 to June 2006, where he built and managed Microsoft's relationships with leading Silicon Valley-based venture capitalists and sourced VC-funded startup partnerships impacting the breadth of Microsoft's businesses. Mr. Bernardez was Director of Business Development at Mercado Software, an e-commerce software startup, from July 1999 to July 2001. From August 1995 to June 1999, Mr. Bernardez was a strategy consultant at Accenture, serving the Electronics and High Tech vertical. Mr. Bernardez was named to Global Corporate Venturing's Powerlist for 2021 and 2022, honoring the top 100 corporate venture capitalists. Mr. Bernardez received his Master of Business Administration degree from Stanford Graduate School of Business in June 1995 and his Bachelor of Science degree in Biological Sciences from Stanford University in June 1986. We believe Mr. Bernardez's extensive experience in venture capital investment, finance, and partnership development qualifies him to serve on our board of directors.

Armando Baez — Director

Mr. Armando Baez has served as our director since June 2024. Mr. Baez has extensive experience in managing and operating international insurance brokerage companies and companies specialized in insurance related services. Currently, Mr. Baez has served as president of Baez Insurance Services, Inc., an insurance brokerage company in California since 2018. From 2009 to 2016, Mr. Baez served as general manager of Global Benefits Group China, a regional branch of Global Benefits Group, an international insurance services provider, and from 2005 to 2017, Mr. Baez served as vice president of GBG, Inc., a subsidiary of Global Benefits Group based in California, and from 2007 to 2009, he served as president at International Claims Services, Inc., an affiliated entity of Global Benefits Group based in California. During his time with Global Benefits Group, Mr. Baez was primarily responsible for managing the China subsidiary of Global Benefits Group, growing sales and business development into Latin America, developing and managing business partners in China, and developing international product, sales, marketing and administration strategies. Mr. Baez studied at University of Bridgeport and University of San Francisco and obtained from Fellow, Life Management Institute (FLMI) a FLMI Designation, a ten-course professional development program. We believe Mr. Baez’s extensive experience in management and insurance industry qualifies him to serve on our board of directors.

Jeffrey Cai — Director

Mr. Jeffrey Cai has served as our director since April 2025. Jeff Cai is a seasoned enterprise and technology architect with over 20 years of experience driving innovation, enterprise architecture, and digital transformation. From May 2021 to August 2024, Jeff served as Chief Architect Officer at Pediatric Associates and Alpine Physician Groups, both of which entities are among the healthcare portfolio of Summit Partners, a venture capital that has healthcare & life science lines of business as part of the portfolio. At Pediatric Associates, Jeff collaborated with senior IT and business leaders to develop next-generation systems that enhanced customer service, operational agility, and financial performance, and at Alpine Physician Groups, Jeff led efforts to define technology roadmaps, assess ROI, optimize IT budgets, and conduct due diligence for strategic M&A initiatives. From November 2015 to November 2020, Jeff served as Director of Enterprise Information Architecture at Blue Shield of California, where he led enterprise-wide digital transformation efforts for medical insurance products and processes. From January 2014 to November 2025, Jeff was a Principal Business Solution Architect at Optum, a key business unit of UnitedHealth Group, where he played a leadership role in designing architectural solutions for pharmacy management. Earlier in his career, Jeff held manager in Oracle Applications at Steven Myers & Associates, Inc., a defense and aerospace consulting firm, from October 2012 to January 2014, and served as senior solution architect at MSC Software, a simulation software technology from January 2001 to October 2012. Jeff holds a Master’s degree in Management Information Systems from California State University, Fullerton, and a Bachelor of Science in Physics from Fudan University, Shanghai, China. He has completed extensive professional development in TOGAF, ITIL, project management, and Agile methodologies.

Director Independence

The Nasdaq listing standards require that a majority of our board of directors be independent. An “independent director” is defined generally as a person who has no material relationship with the listed company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the company). We have “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules.

Our board has determined that Stephen Bernardez, Jeffrey Cai and Armando Baez are independent directors under applicable SEC and Nasdaq rules. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Board of Directors and Committees

Our board of directors consists of five directors, including three independent directors. We have established an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee under the board of directors. We have adopted a charter for each of the three committees. Each of the committees of our board of directors shall have the composition and responsibilities described below. We have also adopted an Executive Compensation Clawback Policy, for which our Compensation Committee’s decisions will be final, conclusive, and binding on all of our executive officers.

Audit Committee

Messrs. Bernardez, Cai and Baez serve as members of our Audit Committee with Mr. Baez serving as the chairman of the Audit Committee. Our board of directors have determined that Mr. Baez possesses accounting or related financial management experience that qualifies him as an “audit committee financial expert” as defined by the rules and regulations of the SEC. Our Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements. Our Audit Committee performs several functions, including:

●	evaluating the independence and performance of, and assesses the qualifications of, our independent auditor, and engages such independent auditor;

●	approving the plan and fees for the annual audit, quarterly reviews, tax and other audit-related services, and approves in advance any non-audit service to be provided by the independent auditor;

●	monitoring the independence of the independent auditor and the rotation of partners of the independent auditor on our engagement team as required by law;

●	reviewing the financial statements to be included in our Annual Report on Form 20-F and Current Reports on Form 6-K and reviews with management and the independent auditors the results of the annual audit and reviews of our quarterly financial statements;

●	overseeing all aspects of our systems of internal accounting control and corporate governance functions on behalf of the board;

●	reviewing and approving in advance any proposed related-party transactions and report to the full Board on any approved transactions; and

●	providing oversight assistance in connection with legal, ethical and risk management compliance programs established by management and our board of directors, including Sarbanes-Oxley Act implementation, and makes recommendations to our board of directors regarding corporate governance issues and policy decisions.

Compensation Committee

Messrs. Bernardez, Cai and Baez serve as members of our Compensation Committee with Mr. Bernardez serving as the chairman of the Compensation Committee. Our Compensation Committee is responsible for overseeing and making recommendations to our board of our directors regarding the salaries and other compensation of our executive officers and general employees and providing assistance and recommendations with respect to our compensation policies and practices.

We have adopted an Executive Compensation Clawback Policy. The recovery of incentive-based compensation from an executive officer as provided for in this policy shall apply only in the event that the Company is required to prepare an accounting restatement due to the material noncompliance of Company with any financial reporting requirement under the United States securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error was corrected in the current period or left uncorrected in the current period. Our Compensation Committee’s decisions with respect to this policy shall be final, conclusive, and binding on all of our executive officers.

Nominating and Corporate Governance Committee

Messrs. Bernardez, Cai and Baez serve as members of our Nominating and Corporate Governance Committee, with Mr. Cai serving as the chairman of the Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is responsible for identifying and proposing new potential director nominees to the board of directors for consideration and reviewing our corporate governance policies.

Board Oversight of Cybersecurity Risks

The management of the operation and the business affairs of a Cayman Islands company lies within the power of its board of directors. Directors of companies incorporated under the Companies Act (as amended) of the Cayman Islands (the “Companies Act”) are subject to both statutory obligations under the Companies Act as well as fiduciary duties under the common law to the extent applicable to Cayman Islands companies. In addition to the statutory duties which include duties such as reporting obligations, the maintenance of internal company registers, accounting requirements, etc., directors of Cayman Islands companies owe fiduciary duties including the duty to act in good faith and in the best interests of the company as well as a duty to act with care, skill and diligence under English common law principles. Maintaining sufficient protection against the increasing risks associated with cybercrime is one of the key challenges to the commercial world and, the overseeing of cybersecurity risks falls within the duties of the Company’s board of directors, including its independent directors. The directors oversee cybersecurity risks as of the date of this prospectus.

Our board of directors plays an active role in monitoring cybersecurity risks and is committed to the prevention, timely detection, and mitigation of the effects of any such incidents on our operations. In addition to regular reports from each of the board’s committees, the board receives regular reports from our management on material cybersecurity risks and the degree of our exposure to those risks. While the board oversees our cybersecurity risk management, management is responsible for day-to-day risk management processes. Management also works with third party service providers, i.e. software companies who provide software and antivirus supports to the Company to ensure appropriate controls are in place and to regularly monitor network activities. We believe this division of responsibilities is the most effective approach for addressing our cybersecurity risks and that our board leadership structure supports this approach.

Code of Ethics

We have adopted a code of ethics that applies to all of our executive officers, directors and employees in accordance with the rules of the Nasdaq and the SEC. The code of ethics codifies the business and ethical principles that govern all aspects of our business, a copy of which has been filed as an exhibit to our registration statement on Form F-1 for our IPO. You are able to review the code by accessing our public filings at the SEC’s website at www.sec.gov.

Family Relationships

There are no family relationships, or other arrangements or understandings between or among any of the directors, executive officers or other person pursuant to which such person was selected to serve as a director or officer.

Duties of Directors

Under Cayman Islands law, the directors and officers both owe statutory duties under the Companies Act, common law duties and fiduciary duties to our company. Under common law, our directors and officers have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. The fiduciary duties which our directors and officers owe to our company are summarized as follows:

(i)	duty to act bona fide in what the director or officer believes to be in the best interests of the company as a whole;

(ii)	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

(iii)	directors should not properly fetter the discretion to act in the best interest of the Company; and

(iv)	duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge skill and experience which that director has.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the memorandum and articles of association or alternatively by shareholder approval at general meetings.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the afore-mentioned conflicts will be resolved in our favor. Furthermore, each of our officers and directors has pre-existing fiduciary obligations to other businesses of which they are officers or directors.

Our company has the right to seek damages if a duty owed by our directors is breached. A shareholder may in certain limited exceptional circumstances have the right to seek damages in our name if a duty owed by our directors is breached. You should refer to “Description of Our Securities — Comparison of Cayman Islands Corporate Law and U.S. Corporate Law” for additional information on our standard of corporate governance under Cayman Islands law.

Terms of Directors and Officers

Our officers are appointed by and serve at the discretion of our board of directors and the shareholders voting by ordinary resolution. Our directors are not subject to a set term of office and hold office until the next general meeting called for the appointment of directors and until their successor is duly appointed or such time as they die, resign or are removed from office by a shareholders’ ordinary resolution. The office of a director will be vacated automatically if, among other things, the directors resigns in writing, becomes bankrupt or makes any arrangement or composition with his/her creditors generally or is found to be or becomes of unsound mind.

Employment Agreements

Our executive officers do not have a written employment agreement with the Company; however, each of our executive officers has a labor contract with our PRC Subsidiaries.

On April 1, 2018, Mr. Botao Ma and Zhibao China entered into a labor contract. Pursuant to the labor contract, Mr. Ma serves as chairman of the board of directors of Zhibao China for an indefinite term, commencing on April 1, 2018, subject to certain conditions for termination and certain exceptions provided under the PRC Labor Contract Law. Mr. Ma is entitled to a fixed base salary in the amount of RMB30,000 ($4,300) per month plus bonus. Mr. Ma is also entitled to participate in any benefit plans stipulated by both parties or required by the PRC laws. This labor contract also contains customary restrictive covenants relating to non-competition for a period of two years from the date of termination of employment and non-solicitation within one year after the termination of the employment, confidentiality covenants restricting disclosures of the trade secrets and other confidential information until those information becomes public, as well as certain liabilities due to his breach of contract.

On April 1, 2022, Mr. Xiao Luo and Sunshine Insurance Brokers entered into a labor contract. Pursuant to the labor contract, Mr. Luo serves as general manager of the Company for an indefinite term, commencing on April 1, 2022, subject to certain conditions for termination and certain exceptions provided under the PRC Labor Contract Law. Mr. Luo is entitled to a fixed base salary in the amount of RMB45,000 ($6,400) per month plus subsidies and bonus. Mr. Luo is also entitled to participate in any benefit plans stipulated by both parties or required by the PRC laws. This labor contract also contains customary restrictive covenants relating to non-competition for a period of two years from the date of termination of employment and non-solicitation within one year after the termination of the employment, confidentiality covenants restricting disclosures of the trade secrets and other confidential information until those information becomes public, as well as certain liabilities due to his breach of contract.

On January 7, 2020, Mr. Yuanwen Xia and Sunshine Insurance Brokers entered into a labor contract. Pursuant to the labor contract, Mr. Xia serves as chief financial officer of Sunshine Insurance Brokers for a term of three years commencing from January 2, 2020 to January 1, 2023, subject to certain conditions for termination and certain exceptions provided under the PRC Labor Contract Law. Mr. Xia is entitled to a fixed base salary in the amount of RMB40,000 ($5,700) per year plus subsidies and bonus. Mr. Xia is also entitled to participate in any benefit plans stipulated by both parties or required by the PRC laws. The labor contract also contains customary restrictive covenants relating to non-competition for a period of two years from the date of termination of employment and non-solicitation within one year after the termination of the employment, confidentiality covenants restricting disclosures of the trade secrets and other confidential information until those information becomes public, as well as certain liabilities due to his breach of contract. On January 3, 2023, this labor contract was renewed for additional three years from January 2, 2023 to January 1, 2026 under similar terms.

On January 18, 2022, Mr. Yugang Wang and Sunshine Insurance Brokers entered into a labor contract. Pursuant to the labor contract, Mr. Wang serves as chief technology officer of Sunshine Insurance Brokers for an indefinite term, commencing on January 21, 2022, subject to certain conditions for termination and certain exceptions provided under the PRC Labor Contract Law. Mr. Wang is entitled to a fixed base salary in the amount of RMB55,000 ($7,900) per month plus subsidies and bonus. Mr. Wang is also entitled to participate in any benefit plans stipulated by both parties or required by the PRC laws. This labor contract also contains customary restrictive covenants relating to non-competition for a period of two years from the date of termination of employment and non-solicitation within one year after the termination of the employment, confidentiality covenants restricting disclosures of the trade secrets and other confidential information until those information becomes public, as well as certain liabilities due to his breach of contract.

Compensation of Directors and Executive Officers

For the fiscal year ended June 30, 2024, our executive officers received an aggregate of approximately RMB2,590,944 (US$375,652) in compensation from the PRC Subsidiaries. Our PRC Subsidiaries are required by law to make contributions equal to certain percentages of each employee’s salary for his or her pension insurance, medical insurance, unemployment insurance and other statutory benefits and a housing provident fund. As of the date of this prospectus, the total amounts set aside or accrued by our PRC Subsidiaries to provide pension, retirement or similar benefits to our executive officers were approximately RMB 0.25 million (US$35,630), which were in compliance with all relevant laws and regulations regarding such benefits.

For the fiscal year ended June 30, 2024, no other members of our board of directors received compensation in their capacity as directors except for Mr. Lucki, our former director, who received an aggregate of $15,000 on July 5, 2024 for service rendered since our IPO until his resignation as of March 31, 2025. None of the directors are entitled to receive any compensation or benefits upon termination of their directorship with the Company except for those compensation that they have already earned for services so rendered. We will also reimburse all directors for any out-of-pocket expenses incurred by them in connection with their services provided in such capacity.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Class A ordinary shares and Class B ordinary shares as of the date of this prospectus, with regard to (i) each person, or group of affiliated persons, known to us to be the beneficial owner of more than five percent of our Class A ordinary shares and Class B ordinary shares; (ii) each of our directors; (iii) each of our named executive officers; and (iv) all of our current directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws.

As of May 20, 2025, we had 14 shareholders of record in the United States. None of our shareholders has informed us that it is affiliated with a registered broker-dealer or is in the business of underwriting securities. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

		Ordinary Shares Beneficially Owned
Name and Address of Beneficial Owner(1)		Class A Ordinary Shares	Class B Ordinary Shares	Percentage of Total Voting Power(2)
5% or Greater Shareholders (Other Than Executive Officers and Directors):
Mavy Holdings Limited(3)	%	—	13,155,570	74.7%
Maximum Global Holdings Limited(4)			13,155,570	74.7%
Shenbao Limited Partnership(5)	%	—	4,222,959	24.0%
Shanghai Xinhui Investment Consulting Co., Ltd. (6)	%	—	3,661,122	20.8%
Beijing Koala Kunlu Internet Industry Investment Fund (Limited Partnership) (7)	%	3,661,140	—	1.0%
Ningbo Pangu Chuangfu Hefu Equity Investment Partnership (Limited Partnership) (8)	%	1,919,381	—	*
Executive Officers and Directors
Botao Ma(3)(4)(5)(6)	%	—	16,816,692	95.5%
Yuanwen Xia		—	—	—
Xiao Luo(9)	%	156,108	—	* %
Yugang Wang(10)	%	44,601	—	* %
All directors and executive officers as a group (four individuals)	%	200,709	16,816,692	91.5%

*	Less than 1%.

(1)	Except as otherwise indicated below, the business address of each of the reporting persons is Floor 3, Building 6, Lane 727, Wuxing Road, Pudong New Area, Shanghai, China, 201204.
(2)	Based on 32,666,721 ordinary shares issued and outstanding as of May 20, 2025, consisting of (i) 15,850,029 Class A ordinary shares and (ii) 16,816,692 Class B ordinary shares
(3)	Consists of (i) 8,932,611 Class B ordinary shares directly held by Mavy Holdings Limited, a British Virgin Islands business company (“Mavy”) and (ii) 4,222,959 Class B ordinary shares indirectly held by Mavy, as the majority shareholder of Shenbao Limited Partnership, a British Virgin Islands partnership (“Shenbao”). Mr. Botao Ma is the director of Mavy. As such, he may be deemed to have the voting and dispositive power of the Class B ordinary shares beneficially held by Mavy. Mr. Ma disclaims any beneficial ownership of the reported Class B ordinary shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly.
(4)

Consists of (i) 8,932,611 Class B ordinary shares beneficially held by Maximum Global Holdings Limited, a British Virgin Islands business company (“Maximum”) through its 99.80% equity interest of Mavy and (ii) 4,222,959 Class B ordinary indirectly held by Mavy, as the majority shareholder of Shenbao. Dedao Trust Limited, a company incorporated in Hong Kong, is sole member and sole director of Maximum. Dedao Trust Limited is the trustee of The Maximum Trust, a trust established under the laws of Hong Kong. Mavy is the settlor of The Maximum Trust, and Mr. Ma is the first beneficiary is The Maximum Trust. As such, Mr. Ma may be deemed to have or share voting and dispositive power of the Class B ordinary shares beneficially held by Maximum. Mr. Ma disclaims any beneficial ownership of the reported ordinary shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

(5)	Represents 4,222,959 Class B ordinary shares held by Shenbao. Mavy beneficially holds approximately 99.04% equity interest of Shenbao. As such, Mr. Ma may be deemed to have or share voting and dispositive power of the Class B ordinary shares held directly by Shenbao.
(6)	Represents approximately 3,661,122 Class B ordinary shares indirectly held by Shanghai Xinhui Investment Consulting Co., Ltd. (“Xinhui”). Mr. Botao Ma is the majority shareholder of Xinhui. As such, he may be deemed to have or share voting and dispositive power of the Class B ordinary shares held beneficially by Xinhui. Mr. Ma disclaims any beneficial ownership of the reported Class B ordinary shares other than to the extent of any pecuniary interest he may have therein, directly or indirectly.
(7)	Represents 3,661,140 Class A ordinary shares held by Beijing Koala Kunlu Internet Industry Investment Fund (Limited Partnership) (“Beijing Koala”), a limited partnership organized under the laws of the PRC. Beijing Koala currently has 17 partners, who are unrelated to the Company, its subsidiaries and the officers and directors of the Company, and each of whom exercises the voting and dispositive power of our Class A ordinary shares held by Beijing Koala based on their capital subscription proportion. The address of Beijing Koala is 1-616, 6th Floor, Building 1, No. 42 Gaoliangqiao Xiejie Street, Haidian District, Beijing, China.
(8)	Represents 1,919,381 Class A ordinary shares held by Ningbo Pangu Chuangfu Hefu Equity Investment Partnership (Limited Partnership) (“Ningbo Pangu”), a limited partnership organized under the laws of the PRC. Ningbo Pangu currently has nine partners, who are unrelated to the Company, its subsidiaries and the officers and directors of the Company, and each of whom exercises the voting and dispositive power of our Class A ordinary shares held by Ningbo Pangu based on their capital subscription proportion. The address of Ningbo Pangu is No.1 Jianwai Street, Building A, Guomao Building, Room 3623, Chaoyang District, Beijing China.
(9)	Represents 156,108 Class A ordinary shares held by Tianze Zihan Holdings Limited (“Tianze”), a British Virgin Islands corporation. Mr. Xiao Luo, our Chief Operating Officer, is the sole shareholder of Tianze holding 100% shares, and thus exercise 100% voting and dispositive power of our Class A ordinary shares held by Tianze.
(10)	Represents 44,601 Class A ordinary shares held by ElecJoys Holdings Limited (“ElecJoys”), a British Virgin Islands corporation. Mr. Yugang Wang, our Chief Technology Officer, is the sole shareholder of ElecJoys holding 100% shares, and thus exercise 100% voting and dispositive power of our Class A ordinary shares held by ElecJoys.

RELATED PARTY TRANSACTIONS

For a description of related party transactions, please read “Item 7. Major Shareholders and Related Party Transactions —B. Related Party Transactions” in our 2024 Annual Report, which is incorporated by reference into this prospectus. There have been no material changes or developments to our related party transactions since the filing of our 2024 Annual Report, except as otherwise set forth in this prospectus.

DESCRIPTION OF OUR SECURITIES

The following description of our securities and provisions of our amended and restated memorandum and articles of association, as amended from time to time (which we refer to as the Articles below), are summaries and do not purport to be complete. Reference is made to our amended and restated memorandum and articles of association, copies of which are filed as an exhibit to the registration statement of which this prospectus is a part.

General

We are a Cayman Islands exempted company and our affairs are governed by our amended and restated memorandum and articles of association, as amended from time to time, the Companies Act (Revised) of the Cayman Islands (which we refer to as the Companies Act below) and the common law of the Cayman Islands.

The previous authorized share capital of the Company was $50,000 divided into 500,000,000 ordinary shares of par value $0.0001 each. On December 12, 2023, our shareholders approved, among other things, to adjust our authorized share capital and to adopt a dual-class share structure through reclassification of our ordinary shares, consisting of Class A ordinary shares and Class B ordinary shares. Each Class A ordinary share is entitled to one vote per share on all matters subject to vote at general meetings of our company. Each Class B ordinary share is entitled to twenty (20) votes per share on all matters subject to vote at general meetings of our company. On the same date, we amended and restated our then effective memorandum of association and articles of association in their entirety and adopted our amended and restated memorandum and articles of association which reflect, among other things, the changes to our capital structure. As a result of the share reclassification, our authorized share capital consisting of 500,000,000 ordinary shares, par value $0.0001 per share, was thus reclassified into (i) 494,394,436 Class A ordinary shares with a par value of $0.0001 per share; and (ii) 5,605,564 Class B ordinary shares with a par value of $0.0001 per share.

On February 4, 2024, our shareholders and our director approved, among other things, to adjust our authorized share capital whereby we reclassified 44,394,436 Class A ordinary shares as 44,394,436 Class B ordinary shares and amended our authorized share capital to reflect (i) 450,000,000 Class A ordinary shares with a par value of US$0.0001 each and 50,000,000 Class B ordinary shares with a par value of US$0.0001 each, and (ii) the issuance of an aggregate of 20,000,000 ordinary shares, at par value of $0.0001, to all existing shareholders on a pro rata basis. On the same date, we amended and restated our then effective amended and restated memorandum of association and articles of association in their entirety and adopted our amended and restated memorandum and articles of association which reflect, among other things, the changes to our capital structure. As a result of the changes, our authorized share capital consisting of 500,000,000 ordinary shares, par value $0.0001 per share, was thus reclassified into (i) 450,000,000 Class A ordinary shares with a par value of $0.0001 per share; and (ii) 50,000,000 Class B ordinary shares with a par value of $0.0001 per share.

As of May 20, 2025, 32,666,721 ordinary shares were issued and outstanding, of which 16,816,692 were Class B ordinary shares and 15,850,029 were Class A ordinary shares.

We were incorporated as an exempted company with limited liability under the Companies Act on January 11, 2023. A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

The following are summaries of material provisions of our proposed post-offering memorandum and articles of association and the Companies Act insofar as they relate to the material terms of our ordinary shares.

Ordinary Shares

Under our Articles, the holders of Class A ordinary shares are entitled to one (1) vote for each Class A ordinary share held of record and the holders of Class B ordinary shares are entitled to twenty (20) votes for each Class B ordinary share held of record on all matters submitted to a vote of the shareholders.

Dividends. Subject to the provisions of the Companies Act and any rights and restrictions attaching to any class or series of shares under and in accordance with our articles of association, as amended from time to time:

(a)	our board of directors may, from time to time, declare dividends or distributions out of our lawfully available funds. No dividends shall be declared by the board out of our company except the following:

●	profits; or

●	“share premium account,” which represents the excess of the price paid to our company on the issue of its shares over the par or “nominal” value of those shares, which is similar to the U.S. concept of additional paid in capital.

(b)	our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the board of directors.

Subject to the requirements of the Cayman Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie.

However, no dividend shall bear interest against our company.

Voting Rights. Holders of our ordinary shares vote as a single class on all matters submitted to a vote of our shareholders, except as may otherwise be required by law. Holders of Class A ordinary shares have the right to one (1) vote per Class A ordinary share and holders of Class B ordinary shares have the right to twenty (20) votes per Class B ordinary share held on any resolution of members. At any general meeting a resolution put to the vote of the meeting shall be decided by a poll.

As a matter of Cayman Islands law, (i) an ordinary resolution requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the company; and (ii) a special resolution requires the affirmative vote of a majority of at least two-thirds or such higher percentage as set forth in the memorandum and articles of association, of the shareholders being entitled to attend and vote at a general meeting of the company, or by unanimous written consent of shareholders entitled to vote at a general meeting. The Companies Act defines “special resolutions” only. A company’s memorandum and articles of association can therefore tailor the definition of “ordinary resolutions” as a whole, or with respect to specific provisions. Under our amended and restated articles of association an ordinary resolution must be passed at a general meeting by a simple majority of shareholders who (being entitled to do so) vote in person or by proxy at that meeting. The expression includes a unanimous written resolution.

For the protection of shareholders, certain matters must be approved by special resolution of the shareholders as a matter of Cayman Islands law, including alteration of the memorandum or articles of association, appointment of inspectors to examine company affairs, reduction of share capital (subject, in relevant circumstances, to court approval), change of name, authorization of a plan of merger (other than a merger between a parent and a subsidiary), authorization of a transfer by way of continuation to another jurisdiction or consolidation or voluntary winding up of the company.

There are no limitations on non-residents or foreign shareholders to hold or exercise voting rights on the ordinary shares imposed by foreign law or by the charter or other constituent documents of our company. However, no person will be entitled to vote at any general meeting or at any separate meeting of the holders of the ordinary shares unless the person is registered as of the record date for such meeting and unless all calls or other sums presently payable by the person in respect of our ordinary shares have been paid.

Winding Up; Liquidation. Under Cayman Islands law and our amended and restated articles of association, the company may be wound up by a special resolution of our shareholders, or if the winding up is initiated by our board of directors, by either a special resolution of our members or, if our Company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Upon the winding up of our company, after the full amount that holders of any issued shares ranking senior to the ordinary shares as to distribution on liquidation or winding up are entitled to receive has been paid or set aside for payment, the holders of our ordinary shares are entitled to receive any remaining assets of our company available for distribution as determined by the liquidator. The assets received by the holders of our ordinary shares in a liquidation may consist in whole or in part of a property, which is not required to be of the same kind for all shareholders.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 days’ written notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten percent per annum. The directors may waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

(a)	either alone or jointly with any other person, whether or not that other person is a shareholder; and

(b)	whether or not those monies are presently payable.

At any time the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the amended and restated articles of association.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the amended and restated articles of association) and, within 14 days of the date on which the notice is deemed to be given under the amended and restated articles of association, such notice has not been complied with.

Redemption of Ordinary Shares. We may issue shares that are, or at our option or at the option of the holders are, subject to redemption on such terms and in such manner as it may, before the issue of the shares, determine. Under the Companies Act, shares of a Cayman Islands company may be redeemed or repurchased out of profits of the company, out of the proceeds of a fresh issue of shares made for that purpose or out of capital, provided the memorandum and articles of association authorize this and it has the ability to pay its debts as they come due in the ordinary course of business.

No Preemptive Rights. Holders of ordinary shares will have no preemptive or preferential right to purchase any securities of our company.

Variation of Rights Attaching to Shares. If at any time the share capital is divided into different classes of shares, the rights attaching to any class (unless otherwise provided by the terms of issue of the shares of that class) may, subject to the memorandum and articles of association, be varied or abrogated with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Rights Attaching to Class A Ordinary Shares. Each Class A ordinary share confers on the holder: (a) the right to one (1) vote on any resolution of shareholders; (b) the right to an equal share in any dividend paid by the Company in accordance with the Act; and (c)the right to an equal share in the distribution of the surplus assets of the Company.

Rights Attaching to Class B Ordinary Shares. Each Class B ordinary share confers on the holder: (a) the right to twenty (20) votes on any resolution of shareholders; (b) the right to an equal share in any dividend paid by the Company in accordance with the Act; (c) the right to an equal share in the distribution of the surplus assets of the Company; and (d) the conversion rights.

Each Class B ordinary share is convertible into one Class A ordinary share at the option of the holder of such Class B ordinary share at any time, but Class A ordinary shares shall not be convertible into Class B ordinary shares under any circumstances. Notwithstanding anything contained in the Articles, upon any transfer of Class B ordinary shares by a holder to any person or entity other than holders of Class B ordinary shares or their affiliates, such Class B ordinary shares shall be automatically and immediately converted into the equivalent number of Class A ordinary shares. Where the Class B ordinary share concerned was fully paid and non-assessable, the Class A ordinary share into which it converted shall be fully paid and non-assessable. A written notice to the Company may specify that the intended conversion shall take effect subject to and with effect from a transfer of the Class B ordinary share concerned, in which case any conversion of such Class B ordinary share shall take effect concurrent with the transfer of the Class B ordinary share.

Alteration of Share Capital. Subject to the Companies Act, we may, by ordinary resolution:

(a)	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b)	consolidate and divide all or any of our share capital into shares of larger amount than our existing shares;

(c)	convert all or any of our paid-up shares into stock, and reconvert that stock into paid up shares of any denomination;

(d)	sub-divide our shares or any of them into shares of an amount smaller than that fixed, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced share shall be the same as it was in case of the share from which the reduced share is derived; and

(e)	cancel shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled or, in the case of shares without nominal par value, diminish the number of shares into which our capital is divided.

Subject to the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, we may, by special resolution, reduce our share capital in any way.

Conversion Rights. Each Class B ordinary share of the Company is convertible into one (1) Class A ordinary share, at the option of the holder of such Class B ordinary share, at any time, upon written notice to the Company, but Class A ordinary shares shall not be convertible into Class B ordinary shares under any circumstances. Notwithstanding anything contained in the Articles, upon any transfer of Class B ordinary shares by a holder to any person or entity other than holders of Class B ordinary shares or their affiliates, such Class B ordinary shares shall be automatically and immediately converted into the equivalent number of Class A ordinary shares.

Transfer of Class A Ordinary Shares. Provided that a transfer of Class A ordinary shares complies with applicable rules of the Nasdaq Capital Market, a Class A shareholder may transfer ordinary shares to another person by completing an instrument of transfer in the usual or common form, with respect to Class A ordinary shares, or in a form prescribed by Nasdaq, or in any other form approved by the directors, executed:

(a)	where the Class A ordinary shares are fully paid, by or on behalf of that shareholder; and

(b)	where the Class A ordinary shares are nil or partly paid, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain the holder of a Class A ordinary share until the name of the transferee is entered into the register of members of the Company.

Our board of directors may, in its absolute discretion, decline to register any transfer of any Class A ordinary share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of such Class A ordinary share unless:

(a)	the instrument of transfer is lodged with the Company, accompanied by the certificate (if any) for the ordinary shares to which it relates and such other evidence as our board of directors may reasonably require to show the right of the transferor to make the transfer;

(b)	the instrument of transfer is in respect of only one class of shares;

(c)	the instrument of transfer is properly stamped, if required;

(d)	the Class A ordinary share transferred is fully paid and free of any lien in favor of us;

(e)	any fee related to the transfer has been paid to us; and

(f)	in the case of a transfer to joint holders, the transfer is not to more than four joint holders.

If our directors refuse to register a transfer, they are required, within three months after the date on which the instrument of transfer was lodged, to send to each of the transferor and the transferee notice of such refusal.

This, however, is unlikely to affect market transactions of the Class A ordinary shares purchased by investors in the public offering. Once the Class A ordinary shares have been listed, the legal title to such Class A ordinary shares and the registration details of those Class A ordinary shares in our register of members will remain with DTC. All market transactions with respect to those Class A ordinary shares will then be carried out without the need for any kind of registration by the directors, as the market transactions will all be conducted through the DTC systems.

The registration of transfers may be suspended at such times and for such periods as our board of directors may, from time to time determine, provided always that such registration of transfers shall not be suspended for more than 45 days in any year.

Anti-Takeover Provisions. Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

Special Considerations for Exempted Companies. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies of the Cayman Islands (the Registrar);

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue shares with no par value;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Register of Members. Under the Companies Act, we must keep a register of members and there should be entered therein:

●	the names and addresses of the members of the Company, a statement of the shares held by each member, which: distinguishes each share by its number (so long as the share has a number); confirms the amount paid, or agreed to be considered as paid, on the shares of each member; confirms the number and category of shares held by each member; and confirms whether each relevant category of shares held by a member carries voting rights under the Articles, and if so, whether such voting rights are conditional;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

Under Cayman Islands law, the register of members of our Company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a shareholder registered in the register of members is deemed as a matter of the Cayman Islands law to have legal title to the shares as set against its name in the register of members.

However, there are certain limited circumstances where an application may be made to a Cayman Islands court for a determination on whether the register of members reflects the correct legal position. Further, the Cayman Islands court has the power to order that the register of members maintained by the company should be rectified, where it considers that the register of members does not reflect the correct legal position. If an application for an order for rectification of the register of members were made in respect of our ordinary shares, then the validity of such shares may be subject to re-examination by a Cayman Islands courts.

Preference Shares

The board of directors is empowered to designate and issue from time to time one or more classes or series of preference shares and to fix and determine the relative rights, preferences, designations, qualifications, privileges, options, conversion rights, limitations and other special or relative rights of each such class or series so authorized. Such action could adversely affect the voting power and other rights of the holders of our ordinary shares or could have the effect of discouraging any attempt by a person or group to obtain control of us.

L1 Ordinary Share Purchase Warrants

Duration and Exercise Price

The outstanding ordinary share purchase warrants that the Company has issued to the Investor are as follows:

●	The ordinary share purchase warrant to purchase up to 124,597 Class A ordinary shares at an exercise price of $2.8144 per share (as adjusted from 74,451 Class A ordinary shares when initially issued on September 23, 2024, at an initial exercise price of $4.71 per share) issued to the Investor in the First Closing of First Tranche;

●	The ordinary share purchase warrant to purchase up to 126,808 Class A ordinary shares (as adjusted from 79,599 Class A ordinary shares when initially issued on October 1, 2024) issued to Investor in the Second Closing of First Tranche;

●	The Third Closing of First Tranche Warrant to purchase up to 184,788 Class A ordinary shares has an adjusted exercise price of $2.81 per share;

●	The Waiver Warrant to purchase up to 240,000 Class A ordinary shares has an initial exercise price of $2.81 per share; and

●	The First Closing of Second Tranche Warrant to purchase up to 202,459 Class A ordinary shares has an initial exercise price of $1.69964 per share (collectively, the “Outstanding L1 Warrants”).

The Outstanding L1 Warrants were immediately exercisable upon issuance and are exercisable for five years after the date of issuance. The exercise price and number of Class A ordinary shares issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, or similar events affecting our Class A ordinary shares. Except for certain exceptions, the exercise price is also subject to adjustment in the event of subsequent equity sales by the Company at a price less than the then current exercise price of the Outstanding L1 Warrants.

Exercisability

The Outstanding L1 Warrants are exercisable, at the option of Investor, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of Class A ordinary shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). The Investor (together with its affiliates) may not exercise any portion of Outstanding L1 Warrants to the extent that the Investor would own more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding Class A ordinary shares immediately after exercise, except that upon at least 61 days’ prior notice from the Investor to us, the Investor may increase the amount of ownership of outstanding Class A ordinary shares after exercising the Outstanding L1 Warrants up to 9.99% of the number of ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Outstanding L1 Warrants.

Cashless Exercise

For the Outstanding L1 Warrants, if at any time after 90 days after issuance there is not an effective registration statement covering the Class A ordinary shares underlying the Outstanding L1 Warrants, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the Investor may elect instead to receive upon such exercise (either in whole or in part) the net number of Class A ordinary shares determined according to a formula set forth in the Outstanding L1 Warrants.

Fundamental Transactions

In the event of any fundamental transaction, as described in the Outstanding L1 Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our Class A ordinary shares, then upon any subsequent exercise of the Outstanding L1 Warrants, the holder will have the right to receive as alternative consideration, for each Class A ordinary share that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of Class A ordinary shares of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of Class A ordinary shares for which the Outstanding L1 Warrants are exercisable immediately prior to such event.

Transferability

In accordance with its terms and subject to applicable laws, the Outstanding L1 Warrants may be transferred at the option of the holder upon surrender of the Outstanding L1 Warrants to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Fractional Shares

No fractional Class A ordinary shares will be issued upon the exercise of the Outstanding L1 Warrants. Rather, the number of Class A ordinary shares to be issued will, at our election, either be rounded down to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for the Outstanding L1 Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the Outstanding L1 Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Outstanding L1 Warrants will be limited.

Rights as a Shareholder

Except as otherwise provided in the Outstanding L1 Warrants or by virtue of the holders’ ownership of Class A ordinary shares, the holders of Outstanding L1 Warrants do not have the rights or privileges of holders of our Class A ordinary shares, including any voting rights, until such Outstanding L1 Warrants holders exercise their warrants.

L1 Pre-Funded Warrant

Duration and Exercise Price

The pre-funded warrant that the Company issued to the Investor at the First Closing of First Tranche (the “L1 Pre-Funded Warrant”) will be exercisable at any time on or after the occurrence of an Event of Default (as defined in the Notes) and until the date on which no Notes are outstanding or may be issuable under the Securities Purchase Agreement. Upon the occurrence of an Event of Default, the holder may subscribe for and purchase from the Company up to 191,522 shares (as subject to adjustment thereunder) at a nominal exercise price of $0.0001 per share.

Exercisability

The L1 Pre-Funded Warrant will be exercisable, at the option of the holder, in whole or in part, at any time on or after the occurrence of an Event of Default. The holder (together with its affiliates) may not exercise any portion of the holder’s L1 Pre-Funded Warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding Class A ordinary shares immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding Class A ordinary shares after exercising the holder’s ordinary shares up to 9.99% of the number of Class A ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrant.

Fundamental Transactions

In the event of any fundamental transaction, as described in the L1 Pre-Funded Warrant and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our Class A ordinary shares, then upon any subsequent exercise of the L1 Pre-Funded Warrant, the holder will have the right to receive as alternative consideration, for each Class A ordinary share that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of Class A ordinary shares of the successor or acquiring corporation or of our Company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of Class A ordinary shares for which the L1 Pre-Funded Warrant is exercisable immediately prior to such event.

Transferability

In accordance with its terms and subject to applicable laws, the L1 Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the L1 Pre-Funded Warrant to us together with the appropriate instruments of transfer and payment of funds sufficient to pay any transfer taxes (if applicable).

Fractional Shares

No fractional Class A ordinary shares will be issued upon the exercise of the L1 Pre-Funded Warrant. Rather, the number of Class A ordinary shares to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market

There is no established trading market for the L1 Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to apply for a listing for the L1 Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the L1 Pre-Funded Warrant will be limited.

Rights as a Shareholder

Except as otherwise provided in the L1 Pre-Funded Warrants or by virtue of the holders’ ownership of Class A ordinary shares, the holders of L1 Pre-Funded Warrants do not have the rights or privileges of holders of our Class A ordinary shares, including any voting rights, until such L1 Pre-Funded Warrant holders exercise their warrants.

Notes

Principal and Maturity

The First Tranche Note was issued in the principal amount of $2,500,000, with a 10% Original Issue Discount (“OID”) of $250,000. The First Tranche Note is initially convertible into Class A ordinary shares at conversion price of $4.71, subject to certain adjustments, provided that the conversion price shall not be reduced below a floor price of $0.7616. The First Tranche Note does not bear any interest and matures on September 23, 2025.

The Second Tranche Note was issued in the principal amount of $2,500,000, with a 10% OID of $250,000. The Second Tranche Note is initially convertible into Class A ordinary shares at conversion price of $1.69964, subject to certain adjustments, provided that the conversion price shall not be reduced below a floor price of $0.282. The Second Tranche Note does not bear any interest and matures on February 13, 2026.

Payment of the Outstanding Principal Amount

With respect to the First Tranche Note, commencing on the earlier of (i) the day that is the 60-day anniversary after September 23, 2024 and (ii) the date on which the Registration Statement is declared effective by the SEC, the Company is required to pay to the holder the outstanding principal balance under the First Tranche Note in monthly installments, on such date and each one (1) month anniversary thereof, in an amount equal to 105% of the total principal amount multiplied by the quotient determined by dividing one by the number of months remaining until the maturity date of the First Tranche Note, until the outstanding principal amount has been paid in full or, if earlier, upon acceleration, conversion or redemption of the First Tranche Note in accordance with its terms. All monthly payments are payable the Company, in cash, provided that under certain circumstances, as provided in the First Tranche Note, the Company may elect to pay in Class A ordinary shares.

With respect to the Second Tranche Note, commencing on the earlier of (i) the day that is the 60-day anniversary after February 13, 2026 and (ii) the date on which the Registration Statement is declared effective by the SEC, the Company is required to pay to the holder the outstanding principal balance under the Second Tranche Note in monthly installments, on such date and each one (1) month anniversary thereof, in an amount equal to 105% of the total principal amount multiplied by the quotient determined by dividing one by the number of months remaining until the maturity date of the Second Tranche Note, until the outstanding principal amount has been paid in full or, if earlier, upon acceleration, conversion or redemption of the Second Tranche Note in accordance with its terms. All monthly payments are payable the Company, in cash, provided that under certain circumstances, as provided in the Second Tranche Note, the Company may elect to pay in Class A ordinary shares.

Prepayment

The Company may not repay any portion of the outstanding principal amount of the Notes.

Beneficial Ownership Limitation

The Notes may not be converted to the extent that the holder would own more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding Class A ordinary shares immediately after conversion, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding Class A ordinary shares after converting the Notes up to 9.99% of the number of Class A ordinary shares outstanding immediately after giving effect to the conversion, as such percentage ownership is determined in accordance with the terms of the Notes.

Events of Default

Upon the occurrence of any Event of Default (as defined in the Notes), interest shall accrue on the Notes at a rate equal to 10% per annum or, if less, the highest amount permitted by law. In addition, upon the occurrence of Event of Default, which has not been cured within any applicable cure period, interest is also payable at the “Mandatory Default Amount” (i.e. 120% of the sum of (i) the outstanding principal balance of the Notes on the date on which the first Event of Default has occurred and (ii) any accrued and unpaid interest thereon. Furthermore, if an Event of Default in not cured, the Investor also shall have the right to convert the Mandatory Default Amount, upon the terms provided in the Notes.

Security

As collateral for the obligations under the Securities Purchase Agreement and the Notes, the Company has granted to the holder a senior security interest in all of the Company’s current and future assets, if any, (inclusive of intellectual property) in the United States and an account in connection with a duly executed deposit account control agreement (“DACA”) subject to certain exceptions, as set forth in the Security Agreement (as defined in the Securities Purchase Agreement).

Comparison of Cayman Islands Corporate Law and U.S. Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and accordingly there are significant differences between the Companies Act and the current Companies Act of England and Wales. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the comparable laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements

In certain circumstances the Cayman Islands Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction). For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property, and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated combined company and the vesting of the undertaking, property and liabilities of such companies into the consolidated company.

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by either (a) a special resolution of the shareholders of each company; or (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with, among other documents, a declaration as to the solvency of the consolidated or surviving company, a declaration of the assets and liabilities of each constituent company, and (unless the surviving or consolidated company is to be a non-Cayman Islands company) an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A shareholder has the right to vote on a merger or consolidation regardless of whether the shares that he holds otherwise give him voting rights. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares entitled to vote of each class in a subsidiary company) and its subsidiary company, provided that a copy of the plan of merger is given to every member of each subsidiary company to be merged unless the member agrees otherwise.

The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Registrar is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the director of the Cayman Islands company is required to make a declaration to the effect that, having made due enquiry, he is of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands company, the director of the Cayman Islands company is further required to make a declaration to the effect that, having made due enquiry, he is of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares (which, if not agreed between the parties, will be determined by the Cayman Islands court) upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree on the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; (e) if the company and the shareholder fail to agree on a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not be available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law also has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedure of which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meeting summoned for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

●	we are not proposing to act illegally or beyond the scope of our corporate authority and the statutory provisions as to majority vote have been complied with;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that a business person would reasonably approve by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act or that would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Squeeze-out Provisions

The Companies Act contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of 90% of the shares to whom the offer is made within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through other means to these statutory provisions, such as a share capital exchange, asset acquisition or control, through contractual arrangements, of an operating business.

Shareholders’ Suits

Ogier (Cayman) LLP, our Cayman Islands legal counsel, is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, we will be the proper plaintiff in any claim based on a breach of duty owed to us, and a claim against (for example) our officers or directors usually may not be brought by a shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

●	a company is acting, or proposing to act, illegally or beyond the scope of its authority and is therefore incapable of ratification by the shareholders;

●	an irregularity in the passing of a resolution which requires a qualified majority;

●	an act purporting to abridge or abolish the individual rights of a member; and

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against fraud or the consequences of committing a crime, or against the indemnified person’s own fraud or willful default. Our amended and restated articles of association provide to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred or sustained by the existing or former director (including alternate director), secretary, or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities, or discretions; and

(b)	without limitation to paragraph (a) above, all costs, expenses, losses, or liabilities incurred by the existing or former director (including alternate director), secretary, or officer in defending (whether successfully or otherwise) any civil, criminal, administrative, or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary, or officer, however, shall be indemnified in respect of any matter arising out of his own actual fraud, willful default or willful neglect.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan, or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary, or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary, or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary, or that officer for those legal costs.

Our amended and restated memorandum and articles of association, as amended from time to time, permit indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such unless such losses or damages arise from dishonesty or fraud of such directors or officers.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, our offer letters to our independent directors and our employment agreements with our executive officers provide such persons with additional indemnification beyond that provided in our amended and restated memorandum and articles of association, as amended from time to time.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under Delaware General Corporation Law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Under Cayman Islands law, all of our directors owe three types of duties to us: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act (Revised) of the Cayman Islands imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however, the courts of the Cayman Islands have held that a director owes the following fiduciary duties: (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our amended and restated articles of association. We have the right to seek damages if a duty owed by any of our directors is breached.

The functions and powers of our board of directors include, among others:

●	appointing officers and determining the term of office of the officers;

●	exercising the borrowing powers of the Company and mortgaging the property of the Company; and

●	maintaining or registering a register of mortgages, charges, or other encumbrances of the Company.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent in its certificate of incorporation. Our amended and restated articles of association provide that shareholders may not approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual general meeting, provided it complies with the notice provisions in the governing documents. An extraordinary general meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our amended and restated articles of association provide that general meetings shall be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than 10 percent of the rights to vote at such general meeting in accordance with the notice provisions in the amended and restated articles of association, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the directors do not convene such meeting for a date not later than 21 days’ after the date of receipt of the written requisition, those shareholders who requested the meeting may convene the general meeting themselves within 30 days after the end of such period of 21 days in which case reasonable expenses incurred by them as a result of the directors failing to convene a meeting shall be reimbursed by us. Our amended and restated articles of association provide no other right to put any proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obligated by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the Companies Act but our amended and restated articles of association do not provide for cumulative voting. As a result, our shareholders are not afforded any fewer protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Subject to the provisions of our amended and restated articles of association (which include the removal of a director by ordinary resolution), the office of a director may be terminated forthwith if (a) he is prohibited by the laws of the Cayman Islands from acting as a director, (b) he is made bankrupt or makes an arrangement or composition with his creditors generally, (c) he resigns his office by notice to us, (d) he only held office as a director for a fixed term and such term expires, (e) in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director, (f) he is given notice by the majority of the other directors (not being less than two in number) to vacate office (without prejudice to any claim for damages for breach of any agreement relating to the provision of the services of such director), (g) he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise, or (h) without the consent of the other directors, he is absent from meetings of directors for continuous period of six months.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute in its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law and our amended and restated articles of association, the company may be wound up by a special resolution of our shareholders, or if the winding up is initiated by our board of directors, by either a special resolution of our members or, if our Company is unable to pay its debts as they fall due, by an ordinary resolution of our members. In addition, a company may be wound up by an order of the courts of the Cayman Islands. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our amended and restated articles of association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the written consent of the holders of three-fourths of the issued shares of that class or with the sanction of a special resolution passed at a general meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our amended and restated memorandum and articles of association may only be amended with a special resolution of our shareholders.

Anti-Money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering and terrorist financing, we are required to adopt and maintain anti-money laundering procedures and will require subscribers to provide information and evidence to verify their identity, address and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information and evidence as is necessary to verify the identity, address and source of funds of a subscriber. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited. We will not be liable for any loss suffered by a subscriber arising as a result of a refusal of, or delay in processing, an application from a subscriber if such information and documentation requested has not been provided by the subscriber in a timely manner.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to the Financial Reporting Authority or a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

By subscribing for shares, the subscriber consents to the disclosure of any information about them to regulators and others upon request in connection with money laundering and similar matters both in the Cayman Islands and in other jurisdictions.

Economic Substance Legislation of The Cayman Islands

The Cayman Islands, together with several other non-European Union jurisdictions, have introduced legislation aimed at addressing concerns raised by the Council of the European Union and the OECD as to offshore structures engaged in certain activities which attract profits without real economic activity. The International Tax Co-operation (Economic Substance) Act (Revised) (the “Substance Act”) came into force in the Cayman Islands in January 2019, introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain geographically mobile business activities (“relevant activities”). As we are a Cayman Islands exempted company, compliance obligations include filing annual notifications, in which need to state whether we are carrying out any relevant activities and if so, whether we have satisfied economic substance tests to the extent required under the Substance Act. It is anticipated that our company will not be engaging in any “relevant activities” and will therefore not be required to meet the economic substance requirements tests or will otherwise be subject to more limited substance requirements. However, it is anticipated that the Substance Act will evolve and be subject to further clarification and amendments. Failure to satisfy applicable requirements may subject us to penalties under the Substance Act.

Data Protection — Cayman Islands

We have certain duties under the Data Protection Act (As Revised) of the Cayman Islands (the “DPA”) based on internationally accepted principles of data privacy.

Data Protection in the Cayman Islands — Privacy Notice

This privacy notice explains the manner in which we collect, process, and maintain personal data about investors of the Company pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto.

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal data for their own lawful purposes in connection with services provided to us. For the purposes of this privacy notice, “you” or “your” shall mean the subscriber and shall also include any individual connected to the subscriber.

By virtue of your investment in the Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified. We may combine personal data that you provide to use with personal data that we collect from, or about you. This may include personal data collected in an online or offline context including from credit reference agencies and other available public databases or data sources, such as news outlines, websites and other media sources and international sanctions lists.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed, or (d) where you otherwise consent to the processing of personal data for any specific purpose. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by the Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the Company, this will be relevant for those individuals and you should transmit this document to those individuals for their awareness and consideration.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you do not wish to provide us with requested personal data or subsequently withdraw your consent, you may not be able to invest in the Company or remain invested in the Company as it will affect the Company’ ability to manage your investment.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by email at info@ombudsman.ky or by accessing their website at ombudsman.ky.

History of Securities Issuances

The Company’s previous authorized share capital was 500,000,000 ordinary shares of a nominal or par value of $0.0001 per share. On January 11, 2023, the Company issued 6,492,266 ordinary shares, at par value of $0.0001, to all then existing shareholders. All shareholders were BVI incorporated entities.

Initially one ordinary share was issued to Sertus Nominees (Cayman) Limited, and then transferred to Mavy Holdings Limited on January 11, 2023. At that time Mavy Holdings Limited held 3,277,537 ordinary shares which comprised of 32.7754% of the shareholding of the Company. On June 26, 2023, Mavy Holdings Limited transferred 300,000 ordinary shares to Mangosteen International Consulting PTE. Ltd. As a result Mavy Holdings Limited currently holds 2,977,537 ordinary shares (29.7754% shareholding) and Mangosteen International Consulting PTE. Ltd holds 300,000 ordinary shares which is a 3% shareholding.

Carp International Holdings Limited holds 81,770 ordinary shares (0.8177% shareholding), Talent Fuhwa Holdings Limited holds 148,673 ordinary shares (1.4867% shareholding). Liji Holdings Limited, Tecool Holdings Limited and Tomy Holdings Limited each hold 44,602 ordinary shares (0.4460% shareholding each). Feix Holdings Limited holds 178,408 ordinary shares (1.7841% shareholding) and HMcQ Holdings Limited holds 22,301 ordinary shares (0.2230% shareholding).

ElecJoys Holdings Limited holds 14,867 ordinary shares (0.1487% shareholding), Black Tide International Holdings Limited holds 85,472 ordinary shares (0.8547% shareholding), Fanyi Holdings Limited holds 56,981 ordinary shares (0.5698% shareholding), Sam Stone Holdings Limited holds 187,125 ordinary shares (1.8713% shareholding) and Boran Holdings Limited holds 81,359 ordinary shares (0.8136% shareholding). Changjiang Ming Holdings Limited holds 374,249 ordinary shares (3.7425% shareholding) and Shenbao Limited Partnership holds 1,407,653 ordinary shares (14.0765% shareholding).

On May 24, 2023, the Company issued 1,220,380 ordinary shares to Beijing Koala Kunlu Internet Industry Investment Fund (Limited Partnership) (12.2038% shareholding), 1,220,374 ordinary shares to Shanghai Xinhui Investment Consulting Co., Ltd. (12.2037% shareholding), 369,810 ordinary shares to Beijing 1898 Youchuang Investment Center (Limited Partnership) (3.6981% shareholding) and 697,170 ordinary shares to Ningbo Pangu Chuangfu Hefu Equity Investment Partnership (Limited Partnership) (6.9717% shareholding).

On December 12, 2023, our shareholders approved, among other things, to adjust our authorized share capital and to adopt a dual-class share structure through reclassification of our ordinary shares, consisting of Class A ordinary shares and Class B ordinary shares. Each Class A ordinary share is entitled to one vote per share on all matters subject to vote at general meetings of our company. Each Class B ordinary share is entitled to twenty (20) votes per share on all matters subject to vote at general meetings of our company. As a result of the share reclassification, the Company’s authorized share capital consisting of 500,000,000 ordinary shares, par value $0.0001 per share, was thus reclassified into (i) 494,394,436 Class A ordinary shares with a par value of $0.0001 per share; and (ii) 5,605,564 Class B ordinary shares with a par value of $0.0001 per share, with details as below:

(i)	2,977,537 ordinary shares in the Company held by Mavy Holdings Limited were reclassified as 2,977,537 Class B ordinary shares;

(ii)	1,407,653 ordinary shares in the Company held by Shenbao Limited Partnership were reclassified as 1,407, 653 Class B ordinary shares;

(iii)	1,220,374 ordinary shares in the Company held by Shanghai Xinhui Investment Consulting Co., Ltd. were reclassified as 1,220,374 Class B ordinary shares; and

(iv)	the remaining ordinary shares held by the other shareholders of the Company were reclassified as Class A ordinary shares.

On February 4, 2024, our shareholders and our director approved, among other things, to adjust our authorized share capital whereby we reclassified 44,394,436 Class A ordinary shares as 44,394,436 Class B ordinary shares and amended our authorized share capital to reflect (i) 450,000,000 Class A ordinary shares with a par value of US$0.0001 each and 50,000,000 Class B ordinary shares with a par value of US$0.0001 each, and (ii) the issuance of an aggregate of 20,000,000 ordinary shares, at par value of $0.0001, to all existing shareholders on a pro rata basis.

As of May 20, 2025, 32,666,721 ordinary shares were issued and outstanding, of which 16,816,692 were Class B ordinary shares and 15,850,029 were Class A ordinary shares.

Listing

Our Class A ordinary shares are listed on the Nasdaq Capital Market under the symbol “ZBAO.”

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is Continental Stock Transfer & Trust Company. The transfer agent and registrar’s address is 1 State Street, 30th floor, New York, NY 10004.

TAXATION

The following discussion of material Cayman Islands, PRC and United States federal income tax consequences of an investment in our Class A ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This discussion does not deal with all possible tax consequences relating to an investment in our Class A ordinary shares, such as the tax consequences under state, local and other tax laws. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Ogier (Cayman) LLP, our Cayman Islands counsel. To the extent that the discussion relates to matters of PRC tax law, it represents the opinion of Jinghe Law Firm, our PRC counsel. To the extent the discussion relates to the matters of U.S. tax law, it represents the opinion of Ellenoff Grossman & Schole LLP.

The following summary contains a description of certain Cayman Islands and U.S. federal income tax consequences of the acquisition, ownership and disposition of Class A ordinary shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase Class A ordinary shares. The summary is based upon the tax laws of the Cayman Islands and regulations thereunder and on the tax laws of the United States and regulations thereunder as of the date hereof, which are subject to change.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any Shares under the laws of their country of citizenship, residence or domicile.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation, and there is no taxation in the nature of inheritance tax, gift tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands, except for stamp duties which may be applicable on instruments executed in, or after execution brought within the jurisdiction of the Cayman Islands. No stamp duty is payable in the Cayman Islands on the issue of shares by, or any transfers of shares of, Cayman Islands companies (except those which hold interests in land in the Cayman Islands). An instrument of transfer in respect of shares is stampable if executed in or brought into the Cayman Islands. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of the Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment or a dividend or capital to any holder of the Shares, as the case may be, nor will gains derived from the disposal of the Shares be subject to Cayman Islands income or corporation tax.

We have been incorporated under the laws of the Cayman Islands as an exempted company with limited liability and, as such, we have obtained an undertaking from the Financial Secretary of the Cayman Islands on March 23, 2023 in the following form:

The Tax Concessions Act (Revised)
Undertaking as to Tax Concessions

In accordance with the Tax Concessions Act (Revised), the following undertaking is hereby given to the Company:

(a)	that no Act which is hereafter enacted in the Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to the Company or its operations; and

(b)	in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable:

(i)	on or in respect of the shares, debentures or other obligations of the Company; or

(ii)	by way of the withholding in whole or in part, of any relevant payment as defined in the Tax Concessions Act (Revised).

These concessions shall be for a period of twenty years from March 23, 2023.

People’s Republic of China Taxation

Income Tax and Withholding Tax

Under the EIT Law, an enterprise established outside the PRC with a “de facto management body” within the PRC is considered a PRC resident enterprise for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income as well as tax reporting obligations. Under the Implementation Rules, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise.

In addition, State Administration of Taxation (SAT) Circular 82 issued in April 2009 specifies that certain offshore-incorporated enterprises controlled by PRC enterprises or PRC enterprise groups will be classified as PRC resident enterprises if all of the following conditions are met: (a) senior management personnel and core management departments in charge of the daily operations of the enterprises have their presence mainly in the PRC; (b) their financial and human resources decisions are subject to determination or approval by persons or bodies in the PRC; (c) major assets, accounting books and company seals of the enterprises, and minutes and files of their board’s and shareholders’ meetings are located or kept in the PRC; and (d) half or more of the enterprises’ directors or senior management personnel with voting rights habitually reside in the PRC. Further to SAT Circular 82, the SAT issued Announcement of the State Administration of Taxation on Printing and Distributing the Administrative Measures for Income Tax on Chinese-controlled Resident Enterprises Incorporated Overseas (Trial Implementation) (the “SAT Bulletin 45”) on July 27, 2011, which took effect on September 1, 2011, to provide more guidance on the implementation of SAT Circular 82. SAT Bulletin 45 provides for procedures and administration details of determination on PRC resident enterprise status and administration on post-determination matters.

We believe that the Cayman Islands holding company, Zhibao Technology Inc., is not a PRC resident enterprise for PRC tax purposes. Zhibao Technology Inc. is a company incorporated outside China. As a holding company, its key assets are its ownership interests in its subsidiaries, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside China. As such, we do not believe that our company meets all of the conditions above or is a PRC resident enterprise for PRC tax purposes. For the same reasons, we believe our other entities outside China are not PRC resident enterprises either. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the PRC government will ultimately take a view that is consistent with our position and there is a risk that the PRC tax authorities may deem our company as a PRC resident enterprise since a substantial majority of the members of our management team are located in China, in which case we would be subject to the EIT at the rate of 25% on worldwide income. If the PRC tax authorities determine that the Cayman Islands holding company is a “resident enterprise” for EIT purposes, a number of unfavorable PRC tax consequences could follow.

One example is a 10% withholding tax would be imposed on dividends we pay to our non-PRC enterprise shareholders and with respect to gains derived by our non-PRC enterprise shareholders from transferring our ordinary shares.

It is unclear whether, if we are considered a PRC resident enterprise, holders of our shares or ordinary shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas. See “Risk Factors — Risk Factors Related to Doing Business in China — If we are classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.”

The SAT and the Ministry of Finance issued the Notice of Ministry of Finance and State Administration of Taxation on Several Issues relating to Treatment of Corporate Income Tax Pertaining to Restructured Business Operations of Enterprises (the “SAT Circular 59”) in April 2009, which became effective on January 1, 2008. On October 17, 2017, the SAT issued the SAT Circular 37, which became effective on December 1, 2017 and was amended on June 15, 2018. By promulgating and implementing the SAT Circular 59 and the SAT Circular 37, the PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of equity interests in a PRC resident enterprise by a non-PRC resident enterprise.

Pursuant to the Arrangement between the Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income (the “Tax Arrangement”), where a Hong Kong resident enterprise which is considered a non-PRC tax resident enterprise directly holds at least 25% of a PRC enterprise, the withholding tax rate in respect of the payment of dividends by such PRC enterprise to such Hong Kong resident enterprise is reduced to 5% from a standard rate of 10%, subject to approval of the PRC local tax authority.

Pursuant to the Circular of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements (“Circular 81”), a resident enterprise of the counter-party to such Tax Arrangement should meet all of the following conditions, among others, in order to enjoy the reduced withholding tax under the Tax Arrangement: (i) it must take the form of a company; (ii) it must directly own the required percentage of equity interests and voting rights in such PRC resident enterprise; and (iii) it should directly own such percentage of capital in the PRC resident enterprise anytime in the 12 consecutive months prior to receiving the dividends. Furthermore, the Administrative Measures for Non-Resident Enterprises to Enjoy Treatments under Treaties (the “Administrative Measures”), which became effective in January 2020, requires that the non-resident taxpayer shall determine whether it may enjoy the treatments under relevant tax treaties and file the tax return or withholding declaration subject to further monitoring and oversight by the tax authorities. Accordingly, Zhibao may be able to enjoy the 5% withholding tax rate for the dividends it receives from WFOE, if it satisfies the conditions prescribed under Circular 81 and other relevant tax rules and regulations. However, according to Circular 81, if the relevant tax authorities consider the transactions or arrangements we have are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future.

Value-added Tax

Under the Circular on Comprehensively Promoting the Pilot Program of the Collection of Value-added Tax to Replace Business (“Circular 36”), which was promulgated by the Ministry of Finance and the SAT on March 23, 2016 and became effective on May 1, 2016, entities and individuals engaging in the sale of services, intangible assets or fixed assets within the territory of the PRC are required to pay value added tax, or VAT, instead of business tax.

According to Circular 36, the PRC subsidiaries are subject to VAT, at a rate of 6% to 17% on proceeds received from customers.

According to the Circular of the Ministry of Finance and the SAT on Adjusting Value-added Tax Rates, where a taxpayer engages in a taxable sales activity for the value-added tax purpose or imports goods, the previous applicable 17% and 11% tax rates are lowered to 16% and 10%, respectively.

According to the Circular on Policies to Deepen Value-added Tax Reform, where a taxpayer engages in a taxable sales activity for the value-added tax purpose or imports goods, the previous applicable 16% and 10% tax rates are lowered to 13% and 9% respectively.

Material United States Federal Income Tax Considerations

The following is a discussion of certain material United States federal income tax considerations relating to the acquisition, ownership, and disposition of our ordinary shares by a U.S. Holder, as defined below, that acquires our Class A ordinary shares in this offering and holds our Class A ordinary shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based on existing United States federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (such as, for example, certain financial institutions, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, traders in securities that elect mark-to-market treatment, partnerships (or other entities treated as partnerships for United States federal income tax purposes) and their partners, tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors that own (directly, indirectly, or constructively) 5% or more of our voting Class A ordinary shares, investors that hold their Class A ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction), investors that are subject to the applicable financial statement accounting rules under Section 451 of the Code, or investors that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not address any tax laws other than the United States federal income tax laws, including any state, local, alternative minimum tax or non-United States tax considerations, or the Medicare tax on unearned income. Each potential investor is urged to consult its tax advisor regarding the United States federal, state, local and non-United States income and other tax considerations of an investment in our ordinary shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ordinary shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under the Code.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our ordinary shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our ordinary shares are urged to consult their tax advisors regarding an investment in our ordinary shares.

The discussion set forth below is addressed only to U.S. Holders that purchase ordinary shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of U.S. federal income tax law to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our ordinary shares.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the passive foreign investment company rules discussed below, distributions of cash or other property made by us to you with respect to the ordinary shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the ordinary shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our ordinary shares, including the effects of any change in law after the date of this prospectus.

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your ordinary shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the ordinary shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the ordinary shares for more than one year, you may be eligible for reduced tax rates on any such capital gains. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company

A non-U.S. corporation is considered a PFIC for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the shares. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we hold will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our ordinary shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets on any particular quarterly testing date for purposes of the asset test.

We must make a separate determination each year as to whether we are a PFIC. Depending on the amount of cash we hold, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we treat our consolidated affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their operating results in our consolidated financial statements. In particular, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our ordinary shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our ordinary shares and the amount of cash we hold. Accordingly, fluctuations in the market price of the ordinary shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we hold. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our ordinary shares from time to time and the amount of cash we hold) that may not be within our control. If we are a PFIC for any year during which you hold ordinary shares, we will continue to be treated as a PFIC for all succeeding years during which you hold ordinary shares. However, if we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the ordinary shares.

If we are a PFIC for your taxable year(s) during which you hold ordinary shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the ordinary shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the ordinary shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the ordinary shares;

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ordinary shares cannot be treated as capital, even if you hold the ordinary shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the first taxable year during which you hold (or are deemed to hold) ordinary shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the ordinary shares as of the close of such taxable year over your adjusted basis in such ordinary shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the ordinary shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the ordinary shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ordinary shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the ordinary shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such ordinary shares. Your basis in the ordinary shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our ordinary shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including Nasdaq. If the ordinary shares are regularly traded on Nasdaq and if you are a holder of ordinary shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold ordinary shares in any taxable year in which we are a PFIC, you will be required to file IRS Form 8621 in each such year and provide certain annual information regarding such ordinary shares, including regarding distributions received on the ordinary shares and any gain realized on the disposition of the ordinary shares.

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our ordinary shares, then such ordinary shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such ordinary shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the ordinary shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your ordinary shares for tax purposes.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our ordinary shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our ordinary shares and proceeds from the sale, exchange or redemption of our ordinary shares may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our ordinary shares, subject to certain exceptions (including an exception for ordinary shares held in accounts maintained by certain financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold ordinary shares.

LEGAL MATTERS

We are being represented by Ellenoff Grossman & Schole LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the Class A ordinary shares offered hereby and certain other legal matters will be passed upon for us by Ogier (Cayman) LLP. Certain legal matters as to PRC law will be passed upon for us by Jinghe Law Firm. Ellenoff Grossman & Schole LLP may rely upon Ogier (Cayman) LLP with respect to matters governed by Cayman Islands law and Jinghe Law Firm with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements of our company as of June 30, 2023 and 2024, and for each of the three years in the period ended June 30, 2024 incorporated by reference in this prospectus have been so included in reliance on the report of Marcum Asia CPAs LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The office of Marcum Asia CPAs LLP is located at Seven Penn Plaza, Suite 830, New York, NY 10001.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the Class A ordinary shares offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the Class A ordinary shares offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. We are required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. The SEC also maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act, and, in accordance with this law, file periodic reports and other information with the SEC. These periodic reports and other information are available at the SEC’s website, www.sec.gov. We also maintain a website at https://www.zhibao-tech.com/. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Immediately upon the effectiveness of the registration statement on Form F-1 to which this prospectus is a part, we become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also request a copy of these filings, at no cost, by writing to us at Floor 3, Building 6, Lane 727, Wuxing Road, Pudong New Area, Shanghai, China, 201204., or call us at +86 (21)-5089-6502. We also maintain a website at https://www.zhibao-tech.com/, at which, following the completion of this offering, you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, and that can be accessed through, our website is not incorporated into and is not part of this prospectus.

MATERIAL CHANGES

Except as otherwise described in the 2024 Annual Report, in our reports of foreign private issuer on Form 6-K filed or submitted under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus or the applicable prospectus supplement, no reportable material changes have occurred since June 30, 2024.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this document. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial registration statement, as amended, and prior to effectiveness of the registration statement, and (2) after the date of this prospectus and prior to the termination of this offering. Such information will automatically update and supersede the information contained in this prospectus and the documents listed below:

●	our 2024 Annual Report filed with the SEC on October 31, 2024, as amended by the amendment No. 1 to the Annual Report on Form 20-F filed with the SEC on April 28, 2025.

●	our report of foreign private issuer on Form 6-K filed with the SEC on December 11, 2024.

●	our report of foreign private issuer on Form 6-K filed with the SEC on December 20, 2024.

●	our report of foreign private issuer on Form 6-K filed with the SEC on January 21, 2025.

●	our report of foreign private issuer on Form 6-K filed with the SEC on February 14, 2025.

●	our report of foreign private issuer on Form 6-K filed with the SEC on March 14, 2025.

●	our report of foreign private issuer on Form 6-K filed with the SEC on April 1, 2025.

●	our report of foreign private issuer on Form 6-K filed with the SEC on April 15, 2025.

●	our report of foreign private issuer on Form 6-K filed with the SEC on May 2, 2025.

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering shall be deemed to be incorporated by reference into the prospectus. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement.

The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address:

Zhibao Technology Inc.
Address: Floor 3, Building 6, Wuxing Road, Lane 72
Pudong New Area, Shanghai, China, 201204
Tel: +86 (21) -5089-6502
Attention: Yuanwen Xia, Chief Financial Officer
Email: yuanwen.xia@zhibao-tech.com

You also may access the incorporated reports and other documents referenced above on our website at www.zhibao-tech.com. The information contained on, or that can be accessed through, our website is not part of this prospectus. You may access our annual reports on Form 20-F, current reports on Form 6-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The Selling Shareholder is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, or such earlier date, that is indicated in this prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against fraud or the consequences of committing a crime. Our amended and restated articles of association, which will become effective upon or before completion of this offering, provide that, to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director’s), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director’s (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)	without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of their own dishonesty.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in the above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

Pursuant to our offer letters to directors and employment agreements with executive officers, we will agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

The form of underwriting agreement to be filed as Exhibit 1.1 to this registration statement will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following unregistered securities. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering, or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of ordinary shares.

The Company’s previous authorized share capital was 500,000,000 ordinary shares of a nominal or par value of US$0.0001. On January 11, 2023, the Company issued 6,492,266 ordinary shares, at par value of $0.0001, to all then existing shareholders. All shareholders were BVI incorporated entities.

Initially one ordinary share was issued to Sertus Nominees (Cayman) Limited, and then transferred to Mavy Holdings Limited on January 11, 2023. At that time Mavy Holdings Limited held 3,277,537 ordinary shares which comprised of 32.7754% of the shareholding of the Company. On June 26, 2023, Mavy Holdings Limited transferred 300,000 ordinary shares to Mangosteen International Consulting PTE. Ltd. As a result, Mavy Holdings Limited held 2,977,537 ordinary shares and Mangosteen International Consulting PTE. Ltd held 300,000 ordinary shares.

Carp International Holdings Limited held 81,770 ordinary shares, Talent Fuhwa Holdings Limited held 148,673 ordinary shares. Liji Holdings Limited, Tecool Holdings Limited and Tomy Holdings Limited each held 44,602 ordinary shares. Feix Holdings Limited held 178,408 ordinary shares and HMcQ Holdings Limited held 22,301 ordinary shares.

ElecJoys Holdings Limited held 14,867 ordinary shares, Black Tide International Holdings Limited held 85,472 ordinary shares, Fanyi Holdings Limited held56,981 ordinary shares, Sam Stone Holdings Limited held187,125 ordinary shares and Boran Holdings Limited held81,359 ordinary shares. Changjiang Ming Holdings Limited held374,249 ordinary shares and Shenbao Limited Partnership held1,407,653 ordinary shares.

On May 24, 2023, the Company issued 1,220,380 ordinary shares to Beijing Koala Kunlu Internet Industry Investment Fund (Limited Partnership), 1,220,374 ordinary shares to Shanghai Xinhui Investment Consulting Co., Ltd., 369,810 ordinary shares to Beijing 1898 Youchuang Investment Center (Limited Partnership) and 697,170 ordinary shares to Ningbo Pangu Chuangfu Hefu Equity Investment Partnership (Limited Partnership).

On December 12, 2023, our shareholders approved, among other things, to adjust our authorized share capital and to adopt a dual-class share structure through reclassification of our ordinary shares, consisting of Class A ordinary shares and Class B ordinary shares. Each Class A ordinary share is entitled to one vote per share on all matters subject to vote at general meetings of our company. Each Class B ordinary share is entitled to twenty (20) votes per share on all matters subject to vote at general meetings of our company. As a result of the share reclassification, the Company’s authorized share capital consisting of 500,000,000 ordinary shares, par value $0.0001 per share, was thus reclassified into (i) 494,394,436 Class A ordinary shares with a par value of $0.0001 per share; and (ii) 5,605,564 Class B ordinary shares with a par value of $0.0001 per share, with details as below:

(i)	2,977,537 ordinary shares in the Company held by Mavy Holdings Limited were reclassified as 2,977,537 Class B ordinary shares;

(ii)	1,407,653 ordinary shares in the Company held by Shenbao Limited Partnership were reclassified as 1,407, 653 Class B ordinary shares;

(iii)	1,220,374 ordinary shares in the Company held by Shanghai Xinhui Investment Consulting Co., Ltd. were reclassified as 1,220,374 Class B ordinary shares; and

(iv)	the remaining ordinary shares held by the other shareholders of the Company were reclassified as Class A ordinary shares.

On February 4, 2024, our shareholders approved, among other things, to adjust our authorized share capital whereby we reclassified 44,394,436 Class A ordinary shares as 44,394,436 Class B ordinary shares and amended our authorized share capital to reflect (i) 450,000,000 Class A ordinary shares with a par value of US$0.0001 each and 50,000,000 Class B ordinary shares with a par value of US$0.0001 each, and (ii) the issuance of an aggregate of 20,000,000 Class A ordinary shares, at par value of $0.0001, to all existing shareholders on a pro rata basis.

On September 23, 2024, the Company issued and sold to the Investor, in the Private Placement, (i) a Note in the aggregate principal amount of up to $2,500,000, convertible into up to 3,282,563 Class A ordinary shares at conversion price of $4.71, subject to certain adjustments; (ii) a warrant to purchase up to 74,451 Class A ordinary shares when initially issued on September 23, 2024, at an initial exercise price of $4.71 per share, subject to certain adjustments (which was adjusted to 124,597 Class A ordinary shares at an exercise price of $2.8144 per share in connection with issuing 240,000 Waiver Warrants to the Investor), and (iii) a Pre-Funded Warrant to purchase up to 191,522 Class A ordinary shares (based on $750,000 divided by the 10-day VWAP for the 10 trading day period immediately prior to the First Closing of First Tranche) at a nominal exercise price of $0.0001 per share, subject to certain adjustments.

On October 1, 2024, in the Second Closing of First Tranche, the Company issued to the Investor a Common Warrant to purchase up to 79,599 Class A ordinary shares when initially issued on October 1, 2024, at an initial exercise price of $4.47 per share, subject to certain adjustments (which was adjusted to 126,808 Class A ordinary shares at an exercise price of $2.8144 per share in connection with issuing 240,000 Waiver Warrants to the Investor).

On December 11, 2024, in the Third Closing of First Tranche, the Company issued to the Investor an ordinary share purchase warrant to purchase up to 184,788 Class A ordinary shares at an initial exercise price of $2.81 per share, subject to certain adjustments.

On December 16, 2024, in connection with entry into the Waiver Agreement with the Investor, the Company issued to the Investor an ordinary share purchase warrant to purchase up to 240,000 Class A ordinary shares at an initial exercise price of $2.81 per share, subject to certain adjustments.

On February 14, 2025, in the First Closing of Second Tranche, the Company issued to the Investor an ordinary share purchase warrant to purchase up to 202,459 Class A ordinary shares at an initial exercise price of $1.699640 per share, subject to certain adjustments.

As of May 20, 2025, 32,666,721 ordinary shares were issued and outstanding, of which 16,816,692 were Class B ordinary shares and 15,850,029 were Class A ordinary shares.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

a)	Exhibits

See Exhibit Index beginning on page II-7 of this registration statement.

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosure that was made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosure of material information regarding material contractual provisions is required to make the statements in this registration statement not misleading.

b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in our consolidated financial statements or the notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)	For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Shanghai, China, on May 23, 2025.

Zhibao Technology Inc.

By:	/s/ Botao Ma
	Name:	Botao Ma
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Botao Ma and Yuanwen Xia, each acting alone, as his or her true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this registration statement on Form F-1 (including all pre-effective and post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Botao Ma	Chief Executive Officer and Chairman of Board of Directors	May 23, 2025
Botao Ma	(principal executive officer)

*	Chief Financial Officer and Director	May 23, 2025
Yuanwen Xia	(principal financial and accounting officer)

*	Director	May 23, 2025
Stephen Bernardez

*	Director	May 23, 2025
Armando Baez

*	Director	May 23, 2025
Jeffrey Cai

*	Pursuant to Power of Attorney

By:	/s/ Botao Ma
Botao Ma
Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Zhibao Technology Inc., has signed this registration statement or amendment thereto in Newark, Delaware on May 23, 2025.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director

ZHIBAO TECHNOLOGY INC.

EXHIBIT INDEX

Exhibit Number	Description of Document
3.1	Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.4 of the Company’s Form F-1/A3 (file No. 333-274431), filed with the SEC on March 22, 2024)
4.1	Company’s Specimen Certificate for Class A Ordinary Shares (incorporated by reference to Exhibit 4.1 of the Company’s Form F-1/A3 (file No. 333-274431), filed with the SEC on March 22, 2024)
4.2	Form of Convertible Promissory Note (incorporated by reference to Exhibit 4.1 of the Company’s Form 6-K, filed with the SEC on September 23, 2024)
4.3	Form of Class A Ordinary Shares Purchase Warrant (incorporated by reference to Exhibit 4.2 of the Company’s Form 6-K, filed with the SEC on September 23, 2024)
4.4	Form of Pre-funded Class A Ordinary Shares Purchase Warrant (incorporated by reference to Exhibit 4.3 of the Company’s Form 6-K, filed with the SEC on September 23, 2024)
4.5	Form of Class A Ordinary Shares Purchase Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Form 6-K, filed with the SEC on October 2, 2024)
4.6	Form of Class A Ordinary Shares Purchase Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Form 6-K, filed with the SEC on December 11, 2024)
4.7	Form of Class A Ordinary Shares Purchase Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Form 6-K, filed with the SEC on December 20, 2024)
4.8	Form of Class A Ordinary Shares Purchase Warrant (incorporated by reference to Exhibit 4.2 of the Company’s Form 6-K, filed with the SEC on December 20, 2024)
4.9	Form of Convertible Promissory Note (incorporated by reference to Exhibit 4.1 of the Company’s Form 6-K, filed with the SEC on February 14, 2025)
4.10	Form of Class A Ordinary Shares Purchase Warrant (incorporated by reference to Exhibit 4.2 of the Company’s Form 6-K, filed with the SEC on February 14, 2025)
4.11*	Amendment to the Convertible Promissory Note (dated February 14, 2025), entered into by and between the Company and the Investor on May 7, 2025
5.1*	Opinion of Ogier (Cayman) LLP regarding the validity of the Class A ordinary shares being registered
8.1*	Opinion of Ogier (Cayman) LLP regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
8.2*	Opinion of Ellenoff Grossman & Schole LLP regarding certain U.S. tax matters
10.1	English Translation of Employment Agreement dated April 1, 2018, by and between Zhibao Technology Co., Ltd. and Botao Ma (incorporated by reference to Exhibit 10.1 of the Company’s Form F-1/A3 (file No. 333-274431), filed with the SEC on March 22, 2024)
10.2	English Translation of Form of Labor Contract between Sunshine Insurance Brokers (Shanghai) Co., Ltd. and certain executive officers of the Registrant (incorporated by reference to Exhibit 10.2 of the Company’s Form F-1/A3 (file No. 333-274431), filed with the SEC on March 22, 2024)
10.3	English Translation of the Office Lease and Supplemental Agreement dated June 6, 2019 and July 1, 2022, respectively, by and between Jishu Enterprise Marketing and Strategy Limited (Shanghai) and Zhibao Technology Co., Ltd. (incorporated by reference to Exhibit 10.3 of the Company’s Form F-1/A3 (file No. 333-274431), filed with the SEC on March 22, 2024)
10.4	English Translation of the Office Lease dated July 1, 2022, by and between Shanghai Lingang Fengxian Enterprise Services Limited and Sunshine Insurance Brokers (Shanghai) Co., Ltd (incorporated by reference to Exhibit 10.4 of the Company’s Form F-1/A3 (file No. 333-274431), filed with the SEC on March 22, 2024)
10.5	English Translation of the Office Lease dated August 16, 2022, by and between Jishu Enterprise Marketing and Strategy Limited (Shanghai) and Shanghai Anyi Network Technology Co., Ltd. (incorporated by reference to Exhibit 10.5 of the Company’s Form F-1/A3 (file No. 333-274431), filed with the SEC on March 22, 2024)
10.6	English Translation of Cooperation Agreement dated February 10, 2023, between Zhibao Technology Co., Ltd. and Key Insurer A (incorporated by reference to Exhibit 10.6 of the Company’s Form F-1/A3 (file No. 333-274431), filed with the SEC on March 22, 2024)
10.7	English Translation of Form of Shareholder Agreement between Zhibao Technology Co., Ltd. and certain investors (incorporated by reference to Exhibit 10.7 of the Company’s Form F-1/A3 (file No. 333-274431), filed with the SEC on March 22, 2024)
10.8	English Translation of Form of Share Surrender Agreement between Zhibao Technology Co., Ltd. and its shareholders, and Declaration by Zhibao Technology Limited dated September 8, 2023 (incorporated by reference to Exhibit 10.8 of the Company’s Form F-1/A3 (file No. 333-274431), filed with the SEC on March 22, 2024)
10.9	English Translation of Share Subscription Agreement dated April 10, 2023, by and between the Registrant and certain purchasers, and Form of Application for Shares by certain purchasers (incorporated by reference to Exhibit 10.9 of the Company’s Form F-1/A3 (file No. 333-274431), filed with the SEC on March 22, 2024)
10.10	Form of Director Offer Letter (incorporated by reference to Exhibit 10.10 of the Company’s Form F-1/A3 (file No. 333-274431), filed with the SEC on March 22, 2024)

Exhibit Number	Description of Document
10.11	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Form 6-K, filed with the SEC on September 23, 2024)
10.12	Form of Security Agreement (incorporated by reference to Exhibit 10.2 of the Company’s Form 6-K, filed with the SEC on September 23, 2024)
10.13	Form of Guarantee Agreement (incorporated by reference to Exhibit 10.3 of the Company’s Form 6-K, filed with the SEC on September 23, 2024)
10.14	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.4 of the Company’s Form 6-K, filed with the SEC on September 23, 2024)
10.15+^	English Translation of Cooperation Agreement dated December 2023, between Sunshine Insurance Brokers (Shanghai) Co., Ltd. and Key Insurer B (incorporated by reference to Exhibit 10.16 of the Company’s Form 20-F, filed with the Commission on October 31, 2024)
10.16+^	English Translation of Insurance Comprehensive Brand Service Procurement Agreement dated January 1, 2024, between Sunshine Insurance Brokers (Shanghai) Co., Ltd. and Key Insurer C (incorporated by reference to Exhibit 4.16 of the Company’s Form 20-F, filed with the SEC on October 31, 2024)
10.17	Letter Agreement dated December 11, 2024 by and between the Company and the Investor (incorporated by reference to Exhibit 10.1 of the Company’s Form 6-K, filed with the SEC on December 11, 2024)
10.18	Share Purchase Agreement by and among GEM, GYBL, and Company (incorporated by reference to Exhibit 10.1 of the Company’s Form 6-K, filed with the SEC on December 20, 2024)
10.19	Registration Rights Agreement by and among GEM, GYBL, and Company (incorporated by reference to Exhibit 10.2 of the Company’s Form 6-K, filed with the SEC on December 20, 2024)
10.20	Waiver Agreement dated December 10, 2024 by and between the Company and the Investor (incorporated by reference to Exhibit 10.3 of the Company’s Form 6-K, filed with the SEC on December 20, 2024)
10.21	Letter Agreement dated February 14, 2025 by and between the Company and the Investor (incorporated by reference to Exhibit 10.1 of the Company’s Form 6-K, filed with the SEC on February 14, 2025)
21.1*	List of Subsidiaries
23.1*	Consent of Marcum Asia CPAs LLP
23.2*	Consent of Ogier (Cayman) LLP (included in Exhibit 5.1)
23.3*	Consent of Jinghe Law Firm (included in Exhibit 99.6)
23.4*	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 8.2)
24.1*	Powers of Attorney (included on signature page to Registration Statement on Form F-1)
99.1	Code of Business Conduct and Ethics of the Registrant (incorporated by reference to Exhibit 99.1 of the Company’s Form F-1/A3 (file No. 333-274431), filed with the SEC on March 22, 2024)
99.2	Audit Committee Charter (incorporated by reference to Exhibit 99.2 of the Company’s Form F-1 (file No. 333-282423), filed with the SEC on September 30, 2024)
99.3	Compensation Committee Charter (incorporated by reference to Exhibit 99.3 of the Company’s Form F-1 (file No. 333-282423), filed with the SEC on September 30, 2024)
99.4	Nominating and Corporate Governance Committee Charter (incorporated by reference to Exhibit 99.4 of the Company’s Form F-1 (file No. 333-282423), filed with the SEC on September 30, 2024)
99.5	Executive Compensation Clawback Policy (incorporated by reference to Exhibit 99.5 of the Company’s Form F-1 (file No. 333-282423), filed with the SEC on September 30, 2024)
99.6*	Opinion of Jinghe Law Firm regarding certain PRC law matters
99.7	Executive Compensation Clawback Policy (incorporated by reference to Exhibit 97.1 of the Company’s Form 20-F, filed with the SEC on October 31, 2024)
107*	Filing Fee Table

*	Filed previously.

+	Certain portions of this exhibit are omitted pursuant to Item 601(b)(10)(iv) of Regulations S-K because they are not material and are the type that the registrant treats as private or confidential. The Registrant hereby agrees to furnish a copy of any omitted portion to the SEC upon request.

^	Certain portions of this exhibit have been omitted pursuant to Item 601(a)(6) of Regulations S-K. The Company hereby agrees to furnish a copy of any omitted portion to the SEC upon request.